UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                               Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

ZIOPHARM Oncology, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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One First Avenue, Parris Building 34, Navy Yard Plaza

Boston, Massachusetts 02129

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS To be Held on June 18, 2014

To the stockholders of ZIOPHARM Oncology, Inc.:

Please take notice that the annual meeting of stockholders of ZIOPHARM Oncology, Inc. will be held, pursuant to due call by the board of directors, at our principal executive offices at One First Avenue, Parris Building 34, Navy Yard Plaza, First Floor, Boston, Massachusetts 02129, on Wednesday, June 18, 2014, at 10:00 a.m. Eastern time, or at any adjournment or adjournments thereof, for the purpose of considering and taking appropriate action with respect to the following:

1.	To elect seven directors;

2.	To approve an amendment to the Company’s 2012 Equity Incentive Plan to increase the number of shares of common stock reserved for issuance thereunder from 4,000,000 shares to 9,000,000 shares;

3.	To ratify the appointment of McGladrey LLP as our independent registered public accounting firm for 2014;

4.	To approve, on an advisory basis, the compensation of our named executive officers as identified in the proxy statement for the annual meeting; and

5.	To transact any other business as may properly come before the meeting or any adjournments thereof.

Pursuant to action of the board of directors, stockholders of record on April 21, 2014 will be entitled to vote at the annual meeting or any adjournments thereof. Your attention is directed to the proxy statement available at http:// www.proxyvote.com for a more complete statement of the matters to be considered at the meeting. A copy of the Annual Report for the year ended December 31, 2013 is also available at the same internet address.

Whether or not you expect to attend the annual meeting, please vote by proxy over the telephone or the internet as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. Even if you vote by proxy, you may still vote in person if you attend the meeting. If your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from the record holder.

By Order of the Board of Directors,

Caesar J. Belbel

Executive Vice President, Chief Legal Officer and Secretary

Boston, Massachusetts

April 30, 2014

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR OUR ANNUAL MEETING

OF STOCKHOLDERS TO BE HELD ON JUNE 18, 2014 AT OUR PRINCIPAL EXECUTIVE OFFICES AT ONE FIRST

AVENUE, PARRIS BUILDING 34, NAVY YARD PLAZA, FIRST FLOOR, BOSTON, MASSACHUSETTS 02129:

The proxy statement for the meeting and our 2013 Annual Report are available at http:// www.proxyvote.com

This Notice is not a form for voting and presents only an overview of the proxy materials, which contain important information and are available on the internet or by mail. We encourage you to access and review the proxy materials before voting by accessing the internet website above, or by submitting a written request for a copy of the proxy statement and our 2013 Annual Report to ZIOPHARM Oncology, Inc., One First Avenue, Parris Building 34, Navy Yard Plaza, Boston, Massachusetts 02129, Attention: Secretary, or you may contact our Secretary at (617) 259-1970 prior to June 2, 2014.

PROXY STATEMENT

FOR

2014 ANNUAL MEETING OF STOCKHOLDERS

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QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why did I receive a notice regarding the availability of proxy materials on the internet?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the “Notice”) because the Board of Directors of ZIOPHARM Oncology, Inc. (sometimes referred to as the “Company”) is soliciting your proxy to vote at the 2014 Annual Meeting of Shareholders, including at any adjournments or postponements of the meeting. All shareholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.

We intend to mail the Notice on or about May 1, 2014 to all shareholders of record entitled to vote at the annual meeting.

How do I attend the annual meeting?

The meeting will be held on Wednesday, June 18, 2014, at 10:00 a.m. Eastern time, at our principal executive offices at One First Avenue, Parris Building 34, Navy Yard Plaza, First Floor, Boston, Massachusetts 02129. Directions to our principal executive offices are available at our website at http://www.ziopharm.com. Our website and the information contained therein are not incorporated into this proxy statement. Information on how to vote in person at the annual meeting is discussed below.

Who can vote at the annual meeting?

Only stockholders of record at the close of business on April 21, 2014, which we refer to as the Record Date, will be entitled to vote at the annual meeting. On the Record Date, there were 100,731,968 shares of common stock outstanding and entitled to vote.

Stockholder of Record — Shares Registered in Your Name: If on April 21, 2014 your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to vote by proxy over the telephone or on the internet as instructed below, to ensure your vote is counted.

Beneficial Owner — Shares Registered in the Name of a Broker or Bank: If on April 21, 2014 your shares were not registered in your name, but instead are held in an account at a brokerage firm, bank, dealer or similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the annual meeting. Since you are not the stockholder of record, however, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There are three matters scheduled for a vote:

1.	Election of seven directors;

2.	Amendment to the Company’s 2012 Stock Option Plan to increase the number of shares of common stock reserved for issuance thereunder from 4,000,000 shares to 9,000,000 shares;

3.	Ratification of the appointment of McGladrey LLP as our independent registered public accounting firm for 2014; and

4.	Approval, on an advisory basis, of the compensation of our named executive officers as identified in this proxy statement.

What if another matter is properly brought before the meeting?

The board of directors knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

With respect to Proposal No. 1, you may vote “For” all the nominees to the board of directors or you may “Withhold” your vote for any of the nominees you specify. With respect to Proposal No. 2, Proposal No. 3 and Proposal No. 4, you may vote “For” or “Against,” or you may abstain from voting.

We provide internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. Please be aware, however, that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

Stockholder of Record — Shares Registered in Your Name: If you are a stockholder of record, you may vote in person at the annual meeting, vote by proxy over the telephone, vote by proxy through the internet, or vote by proxy using a proxy card that you may request. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy.

•	To vote in person, come to the annual meeting and we will give you a ballot when you arrive.

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To vote using a proxy card, you may request a proxy card by following the instructions in the Notice. Once you receive the proxy card, simply complete, sign and date the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

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To vote over the telephone from a location in the United States, dial toll-free 1-800-690-6903, using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the Notice. Your vote must be received by 11:59 p.m. Eastern time, on June 17, 2014 to be counted.

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To vote through the internet, go to www.voteproxy.com to complete an electronic proxy card. You will be asked to provide the company number and account number from the Notice. Your vote must be received by 11:59 p.m. Eastern time, on June 17, 2014 to be counted.

Beneficial Owner — Shares Registered in the Name of a Broker or Bank: If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a Notice containing voting instructions from that organization rather than from us. Simply follow the voting instructions in the Notice to ensure that your vote is counted. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of April 21, 2014.

What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of all nominees for director, “For” the amendment to our 2012 Equity Incentive Plan, “For” ratification of McGladrey LLP as our independent registered public accounting firm for 2014 and “For” the approval, on an advisory basis, of the compensation of our named executive officers as identified in this proxy statement. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.

•	You may grant a subsequent proxy by telephone or through the internet.

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You may send a timely written notice that you are revoking your proxy to our Secretary at our principal executive offices at One First Avenue, Parris Building 34, Navy Yard Plaza, Boston, Massachusetts 02129.

•	You may attend the annual meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or internet proxy is the one that is counted.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count, for the proposal to elect directors, votes “For,” “Withhold” and broker non-votes; and, with respect to other proposals, votes “For” and “Against,” abstentions and, if applicable, broker non-votes. Abstentions will be counted towards the vote total for Proposals Two and Three and will have the same effect as “Against” votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

What are “broker non-votes”?

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters.

Which ballot measures are considered “routine” or “non-routine”?

The ratification of the appointment of McGladrey LLP as our independent registered public accounting firm for 2014 (Proposal Three) is a matter considered routine under applicable rules. A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected to exist in connection with Proposal Three.

The election of directors (Proposal One), the amendment to our 2012 Equity Incentive Plan (Proposal Two), and the approval, on an advisory basis, of the compensation of our named executive officers (Proposal Four) are matters considered non-routine under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes on Proposals One, Two and Four.

How many votes are needed to approve each proposal?

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For Proposal No. 1, which relates to the election of directors, the seven nominees receiving the most “For” votes (from the holders of votes of shares present in person or represented by proxy and entitled to vote on the election of directors) will be elected. Only votes “For” or “Withheld” will affect the outcome.

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To be approved, Proposal No. 2, which relates to the amendment to our 2012 Equity Incentive Plan, must receive “For” votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote at the meeting. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

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To be approved, Proposal No. 3, which relates to the ratification of McGladrey LLP as our independent registered public accounting firm for 2014, must receive “For” votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote at the meeting. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

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To be approved, Proposal No. 4, which relates to the approval, on an advisory basis, of the compensation of our named executive officers, must receive “For” votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote at the meeting. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the meeting in person or represented by proxy.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the meeting in person or represented by proxy may adjourn the meeting to another date.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the annual meeting. Final voting results will be filed on a current report on Form 8-K on or before June 24, 2014.

A COPY OF OUR 2013 ANNUAL REPORT (INCLUDING A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2013, AS FILED WITH THE SEC) IS BEING FURNISHED CONCURRENTLY HEREWITH. A STOCKHOLDER MAY SUBMIT A WRITTEN REQUEST FOR A COPY OF THE 2013 ANNUAL REPORT TO ZIOPHARM ONCOLOGY, INC., ONE FIRST AVENUE, BUILDING 34, NAVY YARD PLAZA, BOSTON, MASSACHUSETTS 02129, ATTENTION: SECRETARY OR MAY CONTACT OUR SECRETARY AT (617) 259-1970.

PROPOSALS

Proposal No. 1. Election of Directors

Our board of directors currently consists of the seven directors identified below, each of whom was previously elected by the stockholders, plus one vacancy. If re-elected, each nominee has consented to serve as one of our directors, to hold office until the next annual meeting of stockholders, until his or her successor is elected and shall have qualified, or until his or her earlier death, resignation or removal. Proxies cannot be voted for a greater number of persons than the number of nominees named in the proxy statement. If any director nominee should withdraw or otherwise become unavailable to serve, the proxies which would have otherwise been voted for that director nominee may be voted for a substitute director nominee selected by our board. We are not aware of any reason that a nominee will be unable or unwilling to serve as a director.

We currently have one vacant position on our board. Vacancies on the board may be filled only by persons elected by a majority of the remaining directors or may be elected by a plurality of the stockholder votes cast. A director elected by the board to fill a vacancy, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term or until the director’s successor is duly elected and qualified. Our board of directors may appoint a director to fill the vacancy on the board at any time following the annual meeting.

Our nominating and corporate governance committee seeks to assemble a board that, as a whole, possesses the appropriate balance of professional and industry knowledge, financial expertise and management experience necessary to oversee and direct our business. To that end, the nominating and corporate governance committee has evaluated the board’s current members in the broader context of the board’s overall composition. The nominating and corporate governance committee maintains a goal of recruiting members who complement and strengthen the skills of other members and who also exhibit integrity, collegiality, sound business judgment and other qualities that the nominating and corporate governance committee views as critical to effective functioning of the board.

The following table contains biographical information, as of the date of this proxy statement, together with information about the specific and particular experience, qualifications, attributes or skills of each nominee for director that led the nominating and corporate governance committee to believe that the nominee should continue to serve on the board.

Jonathan Lewis, M.D., Ph.D.	Dr. Lewis is our Chief Executive Officer and one of our directors, serving in these capacities since our September 2005 acquisition of ZIOPHARM, Inc. Dr. Lewis previously served as Chief Executive Officer and a director of ZIOPHARM, Inc. since January 2004. He served as Chief Medical Officer and Chairman of the Medical Board at Antigenics, Inc. from June 2000 until November 2003. From July 1994 until June 2001, Dr. Lewis served as Professor of Surgery and Medicine at Memorial Sloan-Kettering Cancer Center. He has been actively involved in leading translational and clinical research in cancer, and is widely recognized by patient advocacy groups. He has received numerous honors and awards in medicine and science, including the American Society of Clinical Oncology Young Investigator Award, the Yale University Ohse Research Award, and the Royal College of Surgeons Trubshaw Medal. He serves as a director on the board of directors of the Police Organization Providing Peer Assistance of the New York City Police Department, a member of the Medical Advisory Board of the Sarcoma Foundation of America, a member of the Scientific Advisory Board of the Combat Wound Initiative Program of the Henry M. Jackson Foundation for the Advancement of Military Medicine, and as Chairman of the board of directors of the Hope Funds for Cancer Research. Dr. Lewis previously served as a director of Delcath Systems, Inc., a development stage, specialty pharmaceutical and medical device company focused on oncology, from June 2007 to December 2008. Dr. Lewis holds a

MB.B.Ch. from Witwatersrand University School of Medicine (Johannesburg, South Africa) and a Ph.D. in molecular biology from Witwatersrand and Yale University School of Medicine. Dr. Lewis is 55 years old.

The board believes that Dr. Lewis is an appropriate person to represent management on the board given his position as our principal executive officer, his tenure with us, which dates back to our inception, his professional credentials, his standing in the medical community and his clinical research experience.

Murray Brennan, M.D.	Dr. Brennan, who currently serves as the board’s non-executive Lead Director, has been one of our directors since our September 2005 acquisition of ZIOPHARM, Inc. and previously served as a director of ZIOPHARM, Inc. since December 2004. Dr. Brennan is Emeritus Chairman of Memorial Sloan-Kettering’s Department of Surgery and previously served as its Chairman from 1985 to 2007. Dr. Brennan is the Benno C. Schmidt Chair in Clinical Oncology at the Memorial Sloan Kettering Cancer Center, continues to operate at this institution and currently serves as its Vice President for International Programs. Dr. Brennan also is a member of the Institute of Medicine of The National Academy of Sciences. He actively lectures at major institutions throughout the world and has authored or co-authored more than 1000 scientific papers. He previously served as a director of the American Board of Surgery, Chairman of the American College of Surgeons Commission on Cancer, President of the Society of Surgical Oncology, President of the American Surgical Association, President of the Society of Clinical Surgery and Vice President of the American College of Surgeons. He is the recipient of numerous honors, honorary degrees and fellowships for his leadership role in surgery and oncology worldwide. He serves on the board of directors of the de Beaumont Foundation, a charitable foundation designed to support public health in the United States and elsewhere. Dr. Brennan is 74 years old.

Dr. Brennan’s credentials and standing in the medical community worldwide, and the oncology community specifically, along with the leadership roles in which he has served at various esteemed organizations, provide experience and credibility that the board believes make him well suited to serve on the board and as its non-executive Lead Director.

James A. Cannon	James (Jim) Cannon has been one of our directors since our September 2005 acquisition of ZIOPHARM, Inc. and previously served as a director of ZIOPHARM, Inc. since December 2004. Mr. Cannon is currently Vice Chairman, Chief Financial Officer and a member of the board of directors of BBDO Worldwide, an advertising agency. In these capacities, he oversees the financial management of BBDO operations in 77 countries. Jim joined BBDO in 1967, was promoted to Chief Financial Officer of the agency in 1984, and was elected to its board of directors one year later. An integral member of the team that formed Omnicom via a unique three-agency merger of BBDO, DDB and Needham Harper & Steers, Jim became Comptroller of the new group (NYSE: OMC) and a member of its board of directors in 1986, a position he held through 2002. In 1987, he was appointed Director of Financial Operations of the Omnicom Group, serving in this capacity until early 1989 when he rejoined BBDO Worldwide as Executive Vice President and Chief Financial Officer. His return was concurrent with that of Allen Rosenshine who became Chairman and Chief Executive officer of BBDO after heading Omnicom. Jim was promoted to Vice Chairman of the agency in 1990. Mr. Cannon is a graduate of Pace University and served in the U.S. Marine Corps. Mr. Cannon is 75 years old.

The board believes that Mr. Cannon is qualified to serve as one of our directors based on his financial skills and overall business judgment. In addition, the role played by Mr. Cannon at BBDO, where he oversees the financial management of that company’s international operations, uniquely qualifies him to serve as Chair of the audit committee.

Senator Wyche Fowler, Jr.	Senator Wyche Fowler, Jr. has been one of our directors since our September 2005 acquisition of ZIOPHARM, Inc. and previously served as a director of ZIOPHARM, Inc. since December 2004. Senator Fowler served for 16 years in the United States Congress representing the state of Georgia, from April 1977 to January 1993. In the U.S. Senate he served as assistant floor leader, helping mold a bipartisan consensus for major public policy issues. Senator Fowler was a member of the U.S. Senate Appropriations, Budget, Energy and Agriculture Committees. First elected to the U.S. House of Representatives, he was a member of the Ways and Means and Foreign Affairs Committees, as well as the Select Committee on Intelligence. Following his service in the United States Congress, Senator Fowler served as U.S. Ambassador to the Kingdom of Saudi Arabia from 1996 through 2001. On his return, the FBI awarded him its highest civilian honor, The Jefferson Cup, for his assistance in combating terrorism and for helping solve terrorism crimes against the U.S. military in Saudi Arabia. He was named Lion of Judah by the State of Israel for successfully freeing Soviet Jew Yakov Gluzman. Senator Fowler is currently engaged in an international business and law practice, and serves as Chairman Emeritus of the Board of the Middle East Institute, a non-profit foundation in Washington, D.C. Senator Fowler also serves on the board of directors of Shubert Theaters, the Shubert Foundation, Brandywine Realty Trust and Keryx Biopharmaceuticals, Inc., a biopharmaceutical company. Senator Fowler holds an A.B. in English from Davidson College and a J.D. from Emory University School of Law. Senator Fowler is 73 years old.

Senator Fowler’s background and experience in the United States Congress, and the leadership qualities exemplified during and since his tenure in Congress, are attributes that the board believes benefit our overall board operations. In addition, his international business and law experience qualify him to serve on the board.

Randal J. Kirk	Randal J. Kirk has been one of our directors since January 2011. Mr. Kirk is the Senior Managing Director and Chief Executive Officer of Third Security, LLC, an investment management firm founded by Mr. Kirk. Additionally, Mr. Kirk founded and became Chairman of the board of directors of New River Pharmaceuticals Inc. (previously traded on NASDAQ prior to its acquisition by Shire plc in 2007) in 1996, and was President and Chief Executive Officer between October 2001 and April 2007. Mr. Kirk began his professional career in the private practice of law. Previously, Mr. Kirk served as a member of the board of directors of Scios, Inc. (previously traded on NASDAQ prior to its acquisition by Johnson & Johnson) between February 2000 and May 2002, and as a member of the board of directors of Clinical Data, Inc. (previously traded on NASDAQ prior to its acquisition by Forest Laboratories, Inc. in April 2011) from September 2002 to April 2011, and was Chairman of the board from December 2004 to April 2011. Mr. Kirk currently serves in a number of additional capacities, including as a member of the board of directors of Halozyme Therapeutics, Inc. (NASDAQ: HALO), since May 2007 and as Chairman of the board of directors of Intrexon Corporation since February 2008 and Chief Executive Officer since April 2009. Mr. Kirk served on the Board of Visitors of Radford University from July 2003 to June 2009, was Rector of the board from

September 2006 to September 2008, and has served on the board of directors of the Radford University Foundation, Inc. from September 1998 to May 2011. He served on the Board of Visitors of the University of Virginia and Affiliated Schools from July 2009 to October 2012, on the Virginia Advisory Council on Revenue Estimates from July 2006 to October 2012, and on the Governor’s Economic Development and Jobs Creation Commission from April 2010 to October 2012. Mr. Kirk received a B.A. in business from Radford University and a J.D. from the University of Virginia. Mr. Kirk is 60 years old.

Mr. Kirk’s extensive experience and record of achievement as an entrepreneur, investor, top executive and board member of numerous leading pharmaceutical and other health care companies qualifies him to serve on the board. Although we do not believe that share ownership qualifies any person to serve as one of our directors, we also believe that Mr. Kirk’s direct and indirect ownership of our common stock (approximately 17.7% beneficial ownership as of the Record Date) aligns his interests with those of our stockholders and drives the board’s focus on maximizing stockholder value.

Timothy McInerney	Timothy McInerney has been one of our directors since our September 2005 acquisition of ZIOPHARM, Inc. and previously served as a director of ZIOPHARM, Inc. since July 2005. In June of 2007, Mr. McInerney joined Riverbank Capital, which specializes in financing for the biotech and specialty pharmaceutical industry, as a Partner. From 1992 to March 2007, Mr. McInerney was a Managing Director of Paramount BioCapital, Inc. where he oversaw the overall distribution of Paramount’s private equity product. Prior to 1992, Mr. McInerney was a research analyst focusing on the biotechnology industry at Ladenburg, Thalman & Co. Prior to that, Mr. McInerney held equity sales positions at Bear Sterns & Co. and Shearson Lehman Brothers, Inc. Mr. McInerney also worked in sales and marketing for Bristol-Myers Squibb. He received his B.S. in pharmacy from St. John’s University at New York. He also completed a post-graduate residency at the New York University Medical Center in drug information systems. Mr. McInerney currently serves as Chairman of the board of directors of Insite Vision Inc., an opthalmologic product development company, Emisphere Technologies, Inc., a biopharmaceutical company, and Edgemont Pharmaceuticals, LLC, a pharmaceutical company, and previously served on the board of directors of Manhattan Pharmaceuticals, Inc. a biopharmaceutical company. Mr. McInerney is 53 years old.

Mr. McInerney’s experiences with investment banking firms that have specialized in forming and raising capital for pharmaceutical development companies makes him uniquely qualified to serve on the board. We have benefitted and continue to benefit from the various contacts that Mr. McInerney has in the investment community and his involvement with other biotechnology companies provides valuable context to board discussions.

Michael Weiser, M.D., Ph.D.	Dr. Weiser has been one of our directors since our September 2005 acquisition of ZIOPHARM, Inc. and previously served as a director of ZIOPHARM, Inc. since its inception in September 2003. Dr. Weiser is currently founder and co-chairman of Actin Biomed, a New York-based healthcare investment firm advancing the discovery and development of novel treatments for unmet medical needs. Prior to joining Actin Biomed in December 2006, Dr. Weiser was the Director of Research at Paramount BioCapital where he was responsible for the scientific, medical and financial evaluation of biomedical technologies and pharmaceutical products under consideration for development. In addition, Dr. Weiser has received awards for both academic and professional excellence and is published extensively in both medical and scientific journals. Dr. Weiser is a member of The National Medical Honor Society, Alpha Omega Alpha, American Society of Clinical Oncology, American Society of Hematology and Association for Research in Vision and Ophthalmology. Dr. Weiser currently serves on the board of directors of Chelsea Therapeutics International and Emisphere Technologies, Inc., both biopharmaceutical companies, as well as on the board of directors of several privately held companies. Dr. Weiser previously served as a director of Hana Biosciences, Inc., Manhattan Pharmaceuticals, Inc. and Vioquest Pharmaceuticals, Inc. Dr. Weiser completed his Ph.D. in Molecular Neurobiology at Cornell University Medical College and received his M.D. from New York University School of Medicine. He performed his post-graduate medical training in the Department of Obstetrics and Gynecology at New York University Medical Center. Dr. Weiser also completed a Postdoctoral Fellowship in the Department of Physiology and Neuroscience at New York University School of Medicine and received his B.A. in psychology from University of Vermont. Dr. Weiser is 51 years old.

Dr. Weiser’s medical education and background coupled with his experiences as co-chairman of a healthcare investment firm and former Director of Research for a biotechnology investment banking firm, provide him with a unique background and skill set that have added and continue to add value to the board. In addition, Dr. Weiser’s service on the boards of directors of various public biotechnology companies and his knowledge of compensation trends also makes him well suited to serve as the Chair of the compensation committee.

None of the director nominees is related by blood, marriage or adoption to any of our other director nominees or executive officers. Mr. Randal J. Kirk, as a designee of Intrexon Corporation, or Intrexon, has been nominated and recommended for re-election at the annual meeting in accordance with a Stock Purchase Agreement dated January 6, 2011 between us and Intrexon. Pursuant to that agreement, we agreed that at each stockholders’ meeting at which directors are to be elected, we will nominate and recommend for election to the board an individual designated by Intrexon, provided that the board determines that he or she is a suitable candidate. We further agreed that if Intrexon’s designee is not elected to the board by our stockholders, then, at Intrexon’s election, such designee will be entitled to attend all board and committee meetings as an observer subject to certain conditions and limitations. Other than Mr. Kirk, no other the director nominee is party to an arrangement or understanding with any person pursuant to which the nominee is to be selected or nominated for election as a director.

Vote Required

Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. The seven nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the seven nominees named above. If you do not vote for a particular nominee, or you withhold authority for one or all nominees, your vote will not count either “for” or “against” the nominee, although it will be counted for purposes of determining whether there is a quorum.

The board recommends that you vote FOR the election of each named nominee.

Proposal No. 2. Amendment to our 2012 Equity Incentive Plan

The board of directors adopted the ZIOPHARM Oncology, Inc. 2012 Equity Incentive Plan, or the 2012 Equity Plan, in 2012, and submitted it to our stockholders for their approval at the 2012 annual meeting. On June 20, 2012, our stockholders approved the 2012 Equity Plan. There are currently 4,000,000 shares of the Company’s common stock reserved for issuance under the 2012 Equity Plan. 3,634,291 stock options and other equity-based awards have been granted and are outstanding under the 2012 Equity Plan; accordingly, only 333,464 stock options or other equity-based awards can be granted under the 2012 Equity Plan at the present time. At the time of approval, the 2012 Equity Plan was a new equity incentive plan that was and remains separate from the ZIOPHARM Oncology, Inc. Amended and Restated 2003 Stock Option Plan, which we refer to as the 2003 Stock Option Plan.

On January 28, 2014, the board of directors approved an amendment to the 2012 Equity Plan, subject to approval at the annual meeting by the Company’s stockholders, to increase the number of shares reserved for issuance thereunder by 5,000,000 shares, and a corresponding increase in the number of shares underling options that may be issued as “incentive stock options” under the 2012 Equity Plan. If this proposal adding an additional 5,000,000 shares to the 2012 Equity Plan is approved, the total number shares reserved for issuance pursuant to the 2012 Equity Plan would be increased to 9,000,000 shares, including 5,338,631 shares that will be available for the future grant of awards, which number of available shares represents approximately 5% of our outstanding common stock.

Our board or directors adopted these amendments to the 2012 Equity Plan to ensure that ZIOPHARM Oncology, Inc. can continue to grant stock options and other stock awards under the 2012 Equity Plan at levels determined appropriate by our board of directors and compensation committee. After forecasting our anticipated growth rate for the next few years, we believe that this number of shares under the 2012 Equity Plan, as amended, will be sufficient for at least 3 years of equity grant activity under our current compensation program. This reserve will provide us with a predictable amount of equity for attracting, retaining and motivating employees as we continue to grow. We believe this number of shares is critical to build and retain the pool of talent necessary to create substantial stockholder value.

Our board or directors believes that it is very important that our eligible employees, consultants and directors receive part of their compensation in the form of equity awards to foster their investment in the Company, reinforce the link between their financial interests and those of our other stockholders and maintain a competitive compensation program within the Company. Equity compensation fosters an employee ownership culture, motivates employees to create stockholder value and, because the awards are typically subject to vesting and other conditions, promotes a focus on long-term value creation. Our board of directors believes we must continue to offer competitive equity compensation packages in order to attract and motivate the talent necessary for our continued growth and success.

Stockholders are requested in this Proposal Two to approve the amendments to the Company’s 2012 Equity Plan described above. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to approve the amendments to the 2012 Equity Plan. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved. A copy of the 2012 Equity Plan, as amended, is attached to this proxy statement as Appendix A.

Overhang

The following table provides certain additional information regarding our equity incentive program.

As of March 31, 2014
Total Shares Subject to Outstanding Stock Options	6,159,828
Total Shares Subject to Outstanding Full Value Awards	296,406
Weighted-Average Exercise Price of Outstanding Stock Options	$3.92
Weighted-Average Remaining Term of Outstanding Stock Options	7.45
Total Shares Available for Grant under the 2012 Equity Plan	338,631
Total Shares Available for Grant under Other Equity Plans	—

As of April 21, 2014 (Record Date)
Total Common Stock Outstanding	100,731,968
Closing Price of Common Stock as Reported on NASDAQ Capital Market	$3.51

Burn Rate

The following table provides detailed information regarding the activity related to our equity incentive plans and outstanding common stock for the fiscal year ended December 31, 2013.

Fiscal Year 2013
Stock Options Granted	2,649,900
Full Value Awards Granted	75,272
Stock Options Cancelled	2,479,732
Full Value Awards Cancelled	163,747
Weighted-Average Common Stock Outstanding	85,943,175
Common Stock Outstanding at December 31, 2013	100,159,618

Forecasted Utilization Rates

In evaluating whether to seek approval of the amendment to the 2012 Equity Plan at the 2014 Annual Meeting, our board of directors reviewed certain management forecasts of equity awards for issuance under the 2012 Equity Plan. Management presented the forecasts below for the periods indicated. The “Shares Available for Award — Ending Balance” for fiscal year 2014 and the “Shares Available for Award — Beginning Balance” for fiscal year 2015 include the 5,000,000 shares for which approval is being sought in this Proposal 2.

Amended 2012 Equity Plan	Fiscal Year 2013 Actual	Fiscal Year 2014 Forecast	Fiscal Year 2015 Forecast
Common Stock, Options and Awards Outstanding – Ending Balance	3,583,036	4,946,036	6,309,036
Stockholder Approval – June 18, 2014	—	5,000,000	—
Shares Available for Award – Beginning Balance	1,706,020	416,964	4,053,964
Allocations
Options	(2,649,900)	(1,450,000)	(1,450,000)
Restricted Stock	(75,272)	(100,000)	(100,000)
Total Allocations	(2,725,172)	(1,550,000)	(1,550,000)
Adjustments
Cancellations – Add	1,436,116	187,000	187,000
Total Adjustments	1,436,116	187,000	187,000
Shares Available for Award – Ending Balance	416,964	4,053,964	2,690,964

In addition, our board of directors reviewed certain forecasts of grant utilization for different categories of grants over the periods indicated, as summarized below. These forecasts included forecasts for executive and employee new hires, annual performance grants to existing eligible employees, and initial and annual grants for non-employee directors.

Amended 2012 Equity Plan	Fiscal Year 2014 Forecast	Fiscal Year 2015 Forecast
Option Grants
– New Hire	300,000	300,000
– Performance	1,100,000	1,100,000
– Director	50,000	50,000
Subtotal Option Grants	1,450,000	1,450,000

Restricted Stock Grants
– New Hire	0	0
– Performance	0	0
– Director	100,000	100,000
Subtotal Restricted Stock Grants	100,000	100,000
Total	1,550,000	1,550,000

Our board of directors also reviewed certain forecasts of burn rate, as summarized below.

	Fiscal Year 2014 Forecast	Fiscal Year 2015 Forecast
Gross Burn Rate as a % of Outstanding(1)	1.4%	1.4%
Net Burn Rate as a % of Outstanding(2)	1.2%	1.2%

(1)	Gross Burn Rate is calculated as: (shares subject to options granted + shares subject to full value awards granted)/weighted-average common shares outstanding.
(2)	Net Burn Rate is calculated as: (shares subject to options granted + shares subject to full value awards granted - shares subject to options and full value awards that expired, terminated or were forfeited)/weighted-average common shares outstanding.

Note Regarding Forecasts and Forward-Looking Statements

We do not as a matter of course make public forecasts as to our total shares outstanding and utilization of various equity awards due to the unpredictability of the underlying assumptions and estimates. In particular, the forecasts set forth above in this Proposal Two include embedded assumptions regarding option exercise, employee turnover and competitive grant guidelines which are highly dependent on the public trading price of our common stock and other factors, which we do not control, and, as a result, we do not as a matter of practice provide forecasts. In evaluating these forecasts, our Compensation Committee recognized the high variability inherent in these assumptions.

However, we have included above a summary of these forecasts to give our stockholders access to certain information that was considered by our Compensation Committee for purposes of evaluating the approval of the amendment to the 2012 Equity Plan. These forecasts reflect various assumptions regarding our future operations.

The inclusion of the forecasts set forth above should not be regarded as an indication that these forecasts will be predictive of actual future outcomes, and the forecasts should not be relied upon as such. Neither we nor any other person makes any representation to any of our stockholders regarding actual outcomes compared to the information contained in the forecasts set forth above. Although presented with numerical specificity, the forecasts are not fact and reflect numerous assumptions and estimates as to future events made by our management that our management believed were reasonable at the time the forecasts were prepared and other factors such as industry performance and general business, economic, regulatory, market and financial conditions, as well as factors specific to our business, all of which are difficult to predict and many of which are beyond the control of our management. In addition, the utilization forecasts with respect to our equity awards do not take into account any circumstances or events occurring after the date that they were prepared and, accordingly, do not give effect to any changes to our operations or strategy that may be implemented in the future. Accordingly, actual outcomes may be, and likely will be, materially different than those reflected in the forecasts. We do not intend to update or otherwise revise the forecasts to reflect circumstances existing after the date when made or to reflect the occurrence of future events even if any or all of the assumptions underlying the forecasts are shown to be in error. The forecasts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21A of the Securities Exchange Act of 1934, as amended. These statements involve risks and uncertainties that could cause actual outcomes to differ materially from those in the forward-looking statements, including our ability to attract and retain talent, achievement of performance metrics, if any, with respect to certain equity awards, the extent of option exercise activity, and others described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013.

Description of the 2012 Equity Incentive Plan, as amended

The material features of the 2012 Equity Plan are outlined below. This summary is qualified in its entirety by reference to the complete text of the 2012 Equity Plan, as amended, which is attached to this proxy statement as Appendix A. Stockholders are urged to read the actual text of the 2012 Equity Plan in its entirety.

Types of Awards

The terms of the 2012 Equity Plan provide for the grant of incentive stock options, nonstatutory stock options, restricted stock awards, restricted stock unit awards, stock appreciation rights, other stock awards and performance awards that may be settled in cash, stock or other property.

Shares Available for Awards

If this Proposal Two is approved, the aggregate number of shares of our common stock reserved for issuance under the 2012 Equity Plan will not exceed 9,000,000 shares. This aggregate share reserve is the sum of (i) 5,000,000 newly requested shares and (ii) 4,000,000 previously approved shares under the 2012 Equity Plan.

If a stock award granted under the 2012 Equity Plan (i) expires or otherwise terminates without all of the shares covered by such stock award having been issued, or (ii) is settled in cash, such expiration, termination or settlement will not reduce (or otherwise offset) the number of shares of common stock that may be available for issuance under the 2012 Equity Plan. If any shares of common stock issued pursuant to a stock award are forfeited back to or repurchased by us because of the failure to meet a contingency or condition required to vest such shares, then the shares that are forfeited or repurchased will revert to and again become available for issuance under the 2012 Equity Plan. In addition, any shares of common stock reacquired by us in satisfaction of tax withholding obligations on a stock award or as consideration for the exercise or purchase price of a stock award will again become available for issuance under the 2012 Equity Plan.

Eligibility

All of our approximately 43 employees, 6 non-employee directors and 4 consultants as of the Record Date are eligible to participate in the 2012 Equity Plan and may receive all types of awards other than incentive stock options. Incentive stock options may be granted under the 2012 Equity Plan only to our employees (including officers) and employees of our affiliates.

Section 162(m) Limits

Under the 2012 Equity Plan, a maximum of 2,000,000 shares of our common stock may be granted to any one participant during any one calendar year pursuant to stock options, stock appreciation rights and other stock awards whose value is determined by reference to an increase over an exercise price or strike price of at least 100% of the fair market value of our common stock on the date of grant. In addition, the maximum amount covered by performance awards that may be granted to any one participant in any one calendar year (whether the grant, vesting or exercise is contingent upon the attainment during a performance period of the performance goals described below) is 2,000,000 shares of our common stock in the case of performance stock awards and $2,000,000 in the case of performance cash awards. Such limits are designed to allow us to grant awards that are exempt from the $1,000,000 limitation on the income tax deductibility of compensation paid per covered employee imposed by Section 162(m) of the Code. If a performance stock award is in the form of an option, it will count only against the performance stock award limit. If a performance stock award could be paid out in cash, it will count only against the performance stock award limit.

Administration

The 2012 Equity Plan is administered by our board of directors, which may in turn delegate authority to administer the 2012 Equity Plan to a committee. Our board of directors has delegated authority to administer the 2012 Equity Plan to the compensation committee, but may, at any time, revest in itself some or all of the power previously delegated to this committee. Our compensation committee may make grants of cash and equity awards under the 2012 Equity Plan to facilitate compliance with Section 162(m) of the Code. The board of directors and the compensation committee are each considered to be a Plan Administrator for purposes of this proposal. Subject to the terms of the 2012 Equity Plan, the Plan Administrator may determine the recipients, numbers and types of awards to be granted, and the terms and conditions of the awards, including the period of their exercisability and vesting. Subject to the limitations set forth below, the Plan Administrator also determines the fair market value applicable to a stock award and the exercise price of stock options and stock appreciation rights granted under the 2012 Equity Plan.

The Plan Administrator may also delegate to one or more of our officers the authority to designate employees who are not officers to be recipients of certain stock awards and the number of shares subject to such stock awards, provided that the board of directors must specify the total number of shares of our common stock that may be subject to the stock awards granted by such officer, and such officer may not grant a stock award to himself or herself.

Repricing; Cancellation and Re-Grant of Stock Awards

Under the 2012 Equity Plan, the board of directors does not have the authority to reprice any outstanding stock option or stock appreciation right by reducing the exercise price of the stock option or stock appreciation right or to cancel any outstanding stock option or stock appreciation right that has an exercise price or strike price in excess of the current fair market value in exchange for cash or other stock awards without obtaining the approval of our stockholders within 12 months prior to the repricing or cancellation and re-grant event.

Stock Options

Stock options may be granted under the 2012 Equity Plan pursuant to stock option agreements. The 2012 Equity Plan permits the grant of stock options that qualify as incentive stock options, or ISOs, and nonstatutory stock options, or NSOs. Individual stock option agreements may be more restrictive as to any or all of the permissible terms described in this section.

The exercise price of NSOs may not be less than 100% of the fair market value of the common stock subject to the stock option on the date of grant. The exercise price of ISOs may not be less than 100% of the fair market value of the common stock subject to the stock option on the date of grant and, in some cases (see “Limitations on Incentive Stock Options” below), may not be less than 110% of such fair market value.

The term of stock options granted under the 2012 Equity Plan may not exceed ten years and, in some cases (see “Limitations on Incentive Stock Options” below), may not exceed five years. Unless the terms of an optionholder’s stock option agreement or other agreement with us provide for earlier or later termination, if an optionholder’s service relationship with us, or any affiliate of ours, ceases due to death or disability (or the optionholder dies within a certain period, if any, following cessation of service), the optionholder, or his or her beneficiary, as applicable, may exercise any vested stock options for up to 12 months after the date the service relationship ends due to the optionholder’s disability or up to 18 months after the date the service relationship ends due to the optionholder’s death. Except as otherwise provided in an applicable stock option agreement or other agreement with us, if an optionholder’s service relationship with us, or any affiliate of ours, is terminated for cause, all stock options held by such optionholder will terminate upon the date of such optionholder’s termination of service, and the optionholder will be prohibited from exercising any stock option from such termination date. Except as explicitly provided otherwise in an optionholder’s stock option agreement or other agreement with us, if an optionholder’s service relationship with us, or any affiliate of ours, ceases for any other reason, the optionholder may exercise any vested stock options for up to three months after the date the service relationship ends. Under the 2012 Equity Plan, the stock option term may be extended in the event that exercise of the stock option following termination of service is prohibited by applicable securities laws or if the sale of stock received upon exercise of a stock option would violate our insider trading policy. In no event may a stock option be exercised after its original expiration date.

Acceptable forms of consideration for the purchase of our common stock pursuant to the exercise of a stock option under the 2012 Equity Plan will be determined by our board of directors and may include (i) cash, check, bank draft or money order made payable to us, (ii) payment pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board, (iii) common stock previously owned by the optionholder, (iv) a net exercise feature (for NSOs only), or (v) other legal consideration approved by our board of directors.

Stock options granted under the 2012 Equity Plan may become exercisable in cumulative increments, or “vest,” as determined by our board of directors at the rate specified in the stock option agreement. Shares covered by different stock options granted under the 2012 Equity Plan may be subject to different vesting schedules as our board of directors may determine. The board of directors also has flexibility to provide for accelerated vesting of stock awards in certain events.

Generally, an optionholder may not transfer a stock option other than by will or the laws of descent and distribution or a domestic relations order, official marital settlement agreement or other divorce or separation instrument as permitted under applicable law. However, to the extent permitted under the terms of the applicable stock option agreement, an optionholder may designate a beneficiary who may exercise the stock option following the optionholder’s death.

Limitations on Incentive Stock Options

The aggregate fair market value, determined at the time of grant, of shares of our common stock with respect to ISOs that are exercisable for the first time by an optionholder during any calendar year under all of our stock plans may not exceed $100,000. The stock options or portions of stock options that exceed this limit are treated as NSOs. No ISO may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any affiliate unless the following conditions are satisfied:

•	the exercise price of the ISO must be at least 110% of the fair market value of the stock subject to the ISO on the date of grant; and

•	the term of the ISO must not exceed five years from the date of grant.

If this Proposal Two is approved, the aggregate maximum number of shares of common stock that may be issued pursuant to the exercise of ISOs granted under the 2012 Equity Plan is 9,000,000 shares.

Restricted Stock Awards

Restricted stock awards may be granted under the 2012 Equity Plan pursuant to restricted stock award agreements. A restricted stock award may be granted in consideration for cash, check, bank draft or money order payable to us, the recipient’s services performed for us or an affiliate of ours, or any other form of legal consideration acceptable to the board of directors. Shares of our common stock acquired under a restricted stock award may be subject to forfeiture to us in accordance with a vesting schedule to be determined by our board of directors. Rights to acquire shares of our common stock under a restricted stock award may be transferred only upon such terms and conditions as are set forth in the restricted stock award agreement. Except as otherwise provided in the applicable restricted stock award agreement, restricted stock awards that have not vested will be forfeited upon the participant’s termination of continuous service for any reason.

Restricted Stock Unit Awards

Restricted stock unit awards may be granted under the 2012 Equity Plan pursuant to restricted stock unit award agreements. Payment of any purchase price may be made in any legal form acceptable to the board of directors. We will settle a payment due to a recipient of a restricted stock unit award by delivery of shares of our common stock, by cash, by a combination of cash and stock, or in any other form of consideration determined by our board of directors and set forth in the restricted stock unit award agreement. Dividend equivalents may be credited in respect of shares of our common stock covered by a restricted stock unit award. Restricted stock unit awards may be subject to vesting in accordance with a vesting schedule to be determined by our board of directors. Except as otherwise provided in the applicable restricted stock unit award agreement, restricted stock units that have not vested will be forfeited upon the participant’s termination of continuous service for any reason.

Stock Appreciation Rights

Stock appreciation rights may be granted under the 2012 Equity Plan pursuant to stock appreciation right agreements. Each stock appreciation right is denominated in common stock share equivalents. The strike price of each stock appreciation right will be determined by our board of directors but will in no event be less than 100% of the fair market value of the stock subject to the stock appreciation right at the time of grant. Our board of directors may also impose restrictions or conditions upon the vesting of stock appreciation rights that it deems appropriate. Stock appreciation rights may be paid in our common stock, in cash, in a combination of cash and stock, or in any other form of legal consideration approved by our board of directors and set forth in the stock appreciation right agreement. Stock appreciation rights will be subject to the same conditions upon termination and restrictions on transfer as stock options under the 2012 Equity Plan.

Performance Awards

The 2012 Equity Plan allows us to grant cash and stock-based performance awards that may qualify as performance-based compensation that is not subject to the $1 million limitation on the income tax deductibility of compensation paid per covered employee imposed by Section 162(m) of the Code. Performance awards may be granted, vest or be exercised based upon the attainment during a specified period of time of specified performance goals. The length of any performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such performance goals have been attained will be determined by the board of directors, and/or, to the extent consistent with Section 162(m) of the Code, the compensation committee or the board of directors.

In granting a performance award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the performance subcommittee will set a period of time, or a performance period, over which the attainment of one or more goals, or performance goals, will be measured. Within the time period prescribed by Section 162(m) of the Code, at a time when the achievement of the performance goals remains substantially uncertain (typically no later than the earlier of the 90th day of a performance period and the date on which 25% of the performance period has elapsed), the performance subcommittee will establish the performance goals, based upon one or more criteria, which we refer to as performance criteria, enumerated in the 2012 Equity Plan and described below. As soon as administratively practicable following the end of the performance period, the performance subcommittee will certify in writing whether the performance goals have been satisfied.

Performance goals under the 2012 Equity Plan will be based on any one or more of the following performance criteria: (i) earnings (including earnings per share and net earnings); (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization; (iv) total stockholder return; (v) return on equity or average stockholder’s equity; (vi) return on assets, investment, or capital employed; (vii) stock price; (viii) margin (including gross margin); (ix) income (before or after taxes); (x) operating income; (xi) operating income after taxes; (xii) pre-tax profit; (xiii) operating cash flow; (xiv) sales or revenue targets; (xv) increases in revenue or product revenue; (xvi) expenses and cost reduction goals; (xvii) improvement in or attainment of working capital levels; (xviii) economic value added (or an equivalent metric); (xix) market share; (xx) cash flow; (xxi) cash flow per share; (xxii) share price performance; (xxiii) debt reduction; (xxiv) implementation or completion of projects or processes; (xxv) customer satisfaction; (xxvi) stockholders’ equity; (xxvii) capital expenditures; (xxviii) debt levels; (xxix) operating profit or net operating profit; (xxx) workforce diversity; (xxxi) growth of net income or operating income; (xxxii) billings; (xxxiii) achievement of drug development milestones; (xxxiv) regulatory achievements, including approval of a compound; (xxxv) progress of internal research or clinical programs; (xxxvi) progress of partner programs; (xxxvii) implementation or completion of projects and processes; (xxxviii) clinical progress, (xxxix) in-licensing; and (xl) to the extent that an Award is not intended to comply with Section 162(m) of the Code, other measures of performance selected by the board of directors.

Performance goals may be based on a company-wide basis, with respect to one or more business units, divisions, affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. In establishing a performance goal, the performance subcommittee (and the Plan Administrator, if permitted) may provide that performance will be appropriately adjusted as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated performance goals; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; and (5) to exclude the effects of any “extraordinary items” as determined under generally accepted accounting principles. In addition, the compensation committee (and the Plan Administrator, if permitted) retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of performance goals and to define the manner of calculating the performance criteria it selects to use for a performance period.

Other Stock Awards

Other forms of stock awards valued in whole or in part with reference to our common stock may be granted either alone or in addition to other stock awards under the 2012 Equity Plan. Our board of directors will have sole and complete authority to determine the persons to whom and the time or times at which such other stock awards will be granted, the number of shares of our common stock to be granted and all other conditions of such other stock awards. Other forms of stock awards may be subject to vesting in accordance with a vesting schedule to be determined by our board of directors.

Clawback Policy

Awards granted under the 2012 Equity Plan will be subject to recoupment in accordance with any clawback policy that we are required to adopt pursuant to the listing standards of any national securities exchange or association on which our securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, or other applicable law. In addition, the board of directors may impose other clawback, recovery or recoupment provisions in an award agreement as the board of directors determines necessary or appropriate, including a reacquisition right in respect of previously acquired shares of our common stock or other cash or property upon the occurrence of cause.

Changes to Capital Structure

In the event of certain capitalization adjustments, the board of directors will appropriately adjust: (i) the class(es) and maximum number of securities subject to the 2012 Equity Plan; (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of ISOs; (iii) the class(es) and maximum number of securities that may be awarded to any person pursuant to Section 162(m) limits; and (iv) the class(es) and number of securities and price per share of stock subject to outstanding stock awards.

Corporate Transactions

In the event of a corporate transaction (as defined in the 2012 Equity Plan and described below), the board of directors may have the discretion to take one or more of the following actions with respect to outstanding stock awards (contingent upon the closing or consummation of such transaction), unless otherwise provided in the stock award agreement or other written agreement with the participant or unless otherwise provided by the board of directors at the time of grant:

•

arrange for the surviving or acquiring corporation (or its parent company) to assume or continue the award or to substitute a similar stock award for the award (including an award to acquire the same consideration paid to our stockholders pursuant to the corporate transaction);

•	arrange for the assignment of any reacquisition or repurchase rights held by us with respect to the stock award to the surviving or acquiring corporation (or its parent company);

•	accelerate the vesting, in whole or in part, (and, if applicable, the exercisability) of the stock award and provide for its termination prior to the effective time of the corporate transaction;

•	arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by us with respect to the award;

•

cancel or arrange for the cancellation of the stock award, to the extent not vested or exercised prior to the effective time of the corporate transaction, in exchange for such cash consideration, if any, as the board of directors may consider appropriate; and

•

cancel or arrange for the cancellation of the stock award, to the extent not vested or not exercised prior to the effective time of the corporate transaction, in exchange for a payment, in such form as may be determined by the board of directors, equal to the excess, if any, of (i) the value of the property the participant would have received upon the exercise of the stock award immediately prior to the effective time of the corporate transaction, over (ii) any exercise price payable in connection with such exercise.

The board of directors is not obligated to treat all stock awards or portions of stock awards in the same manner. The board of directors may take different actions with respect to the vested and unvested portions of a stock award.

For purposes of the 2012 Equity Plan, a corporate transaction will be deemed to occur in the event of the consummation of (i) a sale or other disposition of all or substantially all of our consolidated assets, (ii) a sale or other disposition of more than 90% of our outstanding securities, (iii) a merger, consolidation or similar transaction following which we are not the surviving corporation, or (iv) a merger, consolidation or similar transaction following which we are the surviving corporation but the shares of our common stock outstanding immediately prior to such transaction are converted or exchanged into other property by virtue of the transaction.

Change in Control

Under the 2012 Equity Plan, a stock award may be subject to additional acceleration of vesting and exercisability upon or after a change in control (as defined in the 2012 Equity Plan) as may be provided in the stock award agreement or other written agreement with the participant, but in the absence of such provision, no such acceleration will occur.

Plan Amendments and Termination

Our board of directors will have the authority to amend or terminate the 2012 Equity Plan at any time. However, except as otherwise provided in the 2012 Equity Plan, no amendment or termination of the 2012 Equity Plan may materially impair any rights under awards already granted to a participant unless agreed to by the affected participant. We will obtain stockholder approval of this amendment and any future amendment to the 2012 Equity Plan as required by applicable law and listing requirements. No ISOs may be granted under the 2012 Equity Plan after the tenth anniversary of March 7, 2012, which was the date the 2012 Equity Plan was adopted by the board of directors.

U.S. Federal Income Tax Consequences

The information set forth below is a summary only and does not purport to be complete. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any recipient may depend on his or her particular situation, each recipient should consult the recipient’s tax adviser regarding the federal, state, local, and other tax consequences of the grant or exercise of an award or the disposition of stock acquired as a result of an award. The 2012 Equity Plan is not qualified under the provisions of Section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974. Our ability to realize the benefit of any tax deductions described below depends on our generation of taxable income as well as the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of our tax reporting obligations.

Nonstatutory Stock Options

Generally, there is no taxation upon the grant of an NSO if the stock option is granted with an exercise price equal to the fair market value of the underlying stock on the grant date. On exercise, an optionholder will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the stock over the exercise price. If the optionholder is employed by us or one of our affiliates, that income will be subject to withholding taxes. The optionholder’s tax basis in those shares will be equal to their fair market value on the date of exercise of the stock option, and the optionholder’s capital gain holding period for those shares will begin on that date.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the optionholder.

Incentive Stock Options

The 2012 Equity Plan provides for the grant of stock options that qualify as “incentive stock options,” as defined in Section 422 of the Code. Under the Code, an optionholder generally is not subject to ordinary income tax upon the grant or exercise of an ISO. If the optionholder holds a share received on exercise of an ISO for more than two years from the date the stock option was granted and more than one year from the date the stock option was exercised, which is referred to as the required holding period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the holder’s tax basis in that share will be long-term capital gain or loss.

If, however, an optionholder disposes of a share acquired on exercise of an ISO before the end of the required holding period, which is referred to as a disqualifying disposition, the optionholder generally will recognize ordinary income in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the share on the date the ISO was exercised over the exercise price. However, if the sales proceeds are less than the fair market value of the share on the date of exercise of the stock option, the amount of ordinary income recognized by the optionholder will not exceed the gain, if any, realized on the sale. If the amount realized on a disqualifying disposition exceeds the fair market value of the share on the date of exercise of the stock option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.

For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired on exercise of an ISO exceeds the exercise price of that stock option generally will be an adjustment included in the optionholder’s alternative minimum taxable income for the year in which the stock option is exercised. If, however, there is a disqualifying disposition of the share in the year in which the stock option is exercised, there will be no adjustment for alternative minimum tax purposes with respect to that share. In computing alternative minimum taxable income, the tax basis of a share acquired on exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the stock option is exercised.

We are not allowed an income tax deduction with respect to the grant or exercise of an ISO or the disposition of a share acquired on exercise of an ISO after the required holding period. If there is a disqualifying disposition of a share, however, we are allowed a deduction in an amount equal to the ordinary income includible in income by the optionholder, subject to Section 162(m) of the Code and provided that amount constitutes an ordinary and necessary business expense for us and is reasonable in amount, and either the employee includes that amount in income or we timely satisfy our reporting requirements with respect to that amount.

Restricted Stock Awards

Generally, the recipient of a restricted stock award will recognize ordinary income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is not vested when it is received (for example, if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days following his or her receipt of the stock award, to recognize ordinary income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient for the stock.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from stock awards will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock award.

Restricted Stock Unit Awards

Generally, the recipient of a restricted stock unit structured to conform to the requirements of Section 409A of the Code or an exception to Section 409A of the Code will recognize ordinary income at the time the stock is delivered equal to the excess, if any, of the fair market value of the shares of our common stock received over any amount paid by the recipient in exchange for the shares of our common stock. To conform to the requirements of Section 409A of the Code, the shares of our common stock subject to a restricted stock unit award may generally only be delivered upon one of the following events: a fixed calendar date (or dates), separation from service, death, disability or a change in control. If delivery occurs on another date, unless the restricted stock units otherwise comply with or qualify for an exception to the requirements of Section 409A of the Code, in addition to the tax treatment described above, the recipient will owe an additional 20% federal tax and interest on any taxes owed.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from restricted stock units will be the amount paid for such shares plus any ordinary income recognized when the stock is delivered.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the restricted stock unit award.

Stock Appreciation Rights

We may grant under the 2012 Equity Plan stock appreciation rights separate from any other award or in tandem with other awards under the 2012 Equity Plan.

Where the stock appreciation rights are granted with a strike price equal to the fair market value of the underlying stock on the grant date, the recipient will recognize ordinary income equal to the fair market value of the stock or cash received upon such exercise. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock appreciation right.

Securities Authorized for Issuance under Equity Compensation Plans

The following table provides certain information with respect to all of our equity compensation plans in effect as of December 31, 2013:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1) (a)	Weighted-average exercise price of outstanding options, warrants and rights(1) (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a)) (c)
Equity compensation plans approved by security holders	6,747,303	$3.81	416,964
Equity compensation plans not approved by security holders(2)	—	—	—

Total	6,747,303	$3.81	416,964

(1)	There are no warrants outstanding under the 2003 or 2012 Stock Option Plans.
(2)	We do not maintain any equity compensation plans that are not approved by our stockholders.

New Plan Benefits

Awards under the 2012 Equity Plan are discretionary and are not subject to set benefits or amounts, and we have not approved any awards that are conditioned on stockholder approval of the amendment to the 2012 Equity Plan. Accordingly, we cannot currently determine the benefits or number of shares subject to awards that may be granted in the future to executive officers, directors or employees under the 2012 Equity Plan.

The following table shows, for each of the individuals and the various groups indicated, the number of stock options and shares subject to restricted stock awards that have been granted (even if not currently outstanding) under the 2012 Equity Plan since its approval by our stockholders in 2012 through March 31, 2014.

Name/Group	Number of Securities Underlying Awards Granted
Jonathan Lewis, M.D., Ph.D, Chief Executive Officer	930,000
Jason A. Amello, Former Executive Vice President, Chief Financial Officer and Treasurer	350,000
Caesar J. Belbel, Executive Vice President, Chief Legal Officer and Secretary	530,000
Hagop Youssoufian, M.Sc., M.D., Former President of Research and Development and Chief Medical Officer	180,000
Kevin G. Lafond, Vice President – Finance, Chief Accounting Officer and Treasurer	137,500
Murray Brennan, M.D., Director Nominee	50,000
James A. Cannon, Director Nominee	36,364
Senator Wyche Fowler, Jr., Director Nominee	36,364
Randal J. Kirk, Director Nominee	36,364
Timothy McInerney, Director Nominee	36,364
Michael Weiser, M.D., Ph.D., Director Nominee	42,546
All Current Executive Officers as a Group (5 individuals)	2,127,500
All Current Directors who are not Executive Officers as a Group (6 individuals)	238,002
All Current Employees who are not Executive Officers as a Group (84 individuals)	2,734,150

Vote Required

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to amend the 2012 Equity Plan. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

The board recommends that you vote FOR the amendment of the 2012 Equity Plan.

Proposal No. 3. Ratification of Appointment of Independent Registered Public Accounting Firm

The board of directors and management are committed to the quality, integrity and transparency of the financial reports. Independent auditors play an important part in our system of financial control. In accordance with the duties set forth in its written charter, the audit committee of the board has appointed McGladrey LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014. A representative of McGladrey LLP is expected to attend the annual meeting. He or she will have an opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions from stockholders.

We are not required by statute or our by-laws or other governing documents to obtain stockholder ratification of the appointment of McGladrey LLP as our independent registered public accounting firm. The audit committee has submitted the appointment of McGladrey LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders do not ratify the appointment, the audit committee may reconsider its selection. Notwithstanding the proposed ratification of the appointment of McGladrey LLP by the stockholders, the audit committee, in its discretion, may direct the appointment of a new independent registered public accounting firm at any time during the year without notice to, or the consent of, the stockholders, if the audit committee determines that such a change would be in our best interests and the best interests of our stockholders.

Vote Required

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to ratify the appointment of McGladrey LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

The board recommends that you vote FOR the ratification of the appointment of McGladrey

LLP as our independent registered public accounting firm for 2014.

Proposal No. 4. Advisory Vote on Executive Compensation

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, our stockholders are entitled to vote to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the rules of the Securities and Exchange Commission, or SEC. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. We currently intend to conduct this advisory vote annually, with the next such vote to occur at next year’s Annual Meeting.

The compensation of our named executive officers is disclosed in the section entitled “Executive Compensation” below, including the tabular and narrative disclosures set forth in such section under the headings “Executive Compensation Tables” and “Compensation Discussion and Analysis.” As discussed in those disclosures, we believe that our compensation policies and decisions are focused on pay-for-performance principles and strongly aligned with our stockholders’ interests. Compensation of our named executive officers is designed to enable us to attract, motivate and retain talented and experienced executives to lead our company successfully in a competitive environment.

We are asking our stockholders to indicate their support for the compensation of our named executive officers as described in this proxy statement by casting a non-binding advisory vote “FOR” the following resolution:

“RESOLVED, that the stockholders approve the compensation of the “named executive officers” of ZIOPHARM Oncology, Inc., as disclosed in the section entitled “Executive Compensation” in the Proxy Statement for the ZIOPHARM Oncology, Inc. 2014 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission.”

Vote Required

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to approve, on an advisory basis, the compensation of our named executive officers as described herein. Because the vote is advisory, it will not be binding on us, the board or its compensation committee. Nevertheless, the views expressed by our stockholders, whether through this vote or otherwise, are important to us and, accordingly, the board and its compensation committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.

The board recommends that you vote FOR the proposal to approve the compensation of our named executive officers, as described in this proxy statement.

Other Matters

The board of directors is not aware of any matter to be presented for action at the annual meeting other than the four proposals described above. The board does not intend to bring any other matters before the annual meeting.

Stockholder Proposals for 2015 Annual Meeting

Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at the 2015 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Securities Exchange Act must be received by our Secretary at our principal executive offices at One First Avenue, Parris Building 34, Navy Yard Plaza, Boston, Massachusetts 02129, by no later than December 31, 2014. Due to the complexity of the respective rights of the stockholders and us in this area, any stockholder desiring to propose such an action is advised to consult with his or her legal counsel with respect to such rights. We suggest that any such proposal be submitted to us by certified mail, return receipt requested.

Rule 14a-4 under the Securities Exchange Act governs our use of our discretionary proxy voting authority with respect to a stockholder proposal that the stockholder has not sought to include in our proxy statement. Rule 14a-4 provides that if a proponent of a proposal fails to notify us at least 45 days prior to the month and day of mailing of the prior year’s proxy statement, management proxyholders will be allowed to use their discretionary voting authority when the proposal is raised at the meeting, without any discussion of the matter. If a stockholder wishes to bring a matter before the stockholders at the 2015 Annual Meeting but does not notify us before March 17, 2015, for all proxies we receive, the management proxyholders will have discretionary authority to vote on the matter, including discretionary authority to vote in opposition to the stockholder’s proposal.

EXECUTIVE OFFICERS

You should refer to “Proposal No. 1. Election of Directors” above in this proxy statement for information about our Chief Executive Officer, Jonathan Lewis, M.D., Ph.D. Biographical information for our other executive officers, as of the date of this proxy statement, follows.

Caesar J. Belbel Executive Vice President, Chief Legal Officer and Secretary	Mr. Belbel has served as our Executive Vice President, Chief Legal Officer and Secretary since September 2011. From May 2003 to May 2011, he was Executive Vice President, Chief Legal Officer and Secretary of Clinical Data, Inc., a biopharmaceutical company that was acquired in April 2011 by Forest Laboratories, Inc. Mr. Belbel holds a bachelor’s degree from Columbia University and a juris doctor degree from Boston College Law School. He is 54 years old.

Kevin G. Lafond Vice President – Finance, Chief Accounting Officer and Treasurer	Mr. Lafond has served as the Company’s Vice President Finance, Chief Accounting Officer and Treasurer since June 2013 and is our principal financial and accounting officer. Previously, Mr. Lafond served as the company’s Corporate Controller since he joined the Company in February 2009 until June 2013. Prior to joining the Company, Mr. Lafond served as Controller of Helicos Biosciences Corporation, a public life sciences equipment manufacturer not affiliated with the Company, from February 2007 to October 2008. Mr. Lafond holds a bachelor’s degree from Plymouth State University, master’s degrees in both accounting and taxation from Bentley University and is a Certified Public Accountant. He is 58 years old.

There are no family relationships among any of the directors or executive officers. None of the executive officers is related by blood, marriage or adoption to any of our other directors, director nominees or executive officers.

EXECUTIVE COMPENSATION

Executive Compensation Tables

Summary Compensation Table for Fiscal 2013

Jason A. Amello, our former Executive Vice President and Chief Financial Officer and Treasurer, departed the company on May 31, 2013, following which on June 3, 2013, Kevin G. Lafond became our principal accounting officer when he was appointed Vice President — Finance, Chief Accounting Officer and Treasurer. Hagop Youssoufian, M.Sc., M.D., our former President of Research and Development and Chief Medical Officer, departed the company on April 2, 2013. The following table sets forth information regarding compensation earned by our named executive officers, who consist of our principal executive officer, our two principal financial officers and our two other executive officers in 2013:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	All Other Compensation ($)		Total ($)
Jonathan Lewis, M.D., Ph.D	2013	$500,000	$100,000	—	$1,000,680	$91,992	(2)	$1,692,672
Chief Executive Officer	2012	$485,100	$97,020	—	$875,940	$122,789	(3)	$1,580,849
	2011	$485,100	$58,212	$453,264	—	$69,756	(4)	$1,066,332

Jason A. Amello(5)	2013	$145,833	—	—	—	$359,302	(6)	$505,135
Executive Vice President, Chief Financial Officer and Treasurer	2012	$226,827	$61,250	$112,500	$1,071,480	$195	(7)	$1,472,252

Caesar J. Belbel(8)	2013	$350,000	$61,250	—	$500,340	$828	(9)	$912,418
Executive Vice President, Chief Legal Officer and Secretary	2012	$325,000	$56,875	$219,448	$437,970	$569	(10)	$1,039,862
	2011	$104,792	$11,261	$95,159	$726,000	$115	(11)	$937,327

Hagop Youssoufian, M.Sc., M.D.(12)	2013	$121,875	—	—	—	$476,346	(13)	$598,221
President of Research and Development and Chief Medical Officer	2012	$450,000	$278,750	—	$525,564	$52,545	(14)	$1,306,859
	2011	$207,981	$47,250	$582,826	$1,050,000	$9,469	(15)	$1,897,526

Kevin G. Lafond	2013	$195,142	$35,126	—	$116,746	$749	(16)	$347,763
Vice President – Finance, Chief Accounting Officer and Treasurer

(1)	These amounts have been calculated in accordance with ASC Topic 718. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For a discussion of the assumptions relating to our valuations of these restricted stock awards and stock options, please see Note 3 to the financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2013 filed with the SEC on March 3, 2014. These amounts reflect our accounting expense for these restricted stock awards and stock options and do not correspond to the actual value that may be recognized by the named executive officers.
(2)	Of such amount, (i) $3,533 represents the dollar value of life insurance premiums we paid for the benefit of Dr. Lewis during 2013, (ii) $58,987 represents taxable perquisites including $3,720 for health club dues, and $55,207 for transportation costs, and (iii) $29,472 represents “gross up” amounts reimbursed to Dr. Lewis for the payment of taxes on such perquisites.
(3)	Of such amount, (i) $3,525 represents the dollar value of life insurance premiums we paid for the benefit of Dr. Lewis during 2012, (ii) $80,471 represents taxable perquisites including $3,720 for health club dues, and $76,751 for transportation costs, and (iii) $38,793 represents “gross up” amounts reimbursed to Dr. Lewis for the payment of taxes on such perquisites.
(4)	Of such amount,(i) $3,191 represents the dollar value of life insurance premiums we paid for the benefit of Dr. Lewis during 2011, (ii) $44,527 represents taxable perquisites including $3,777 for health club dues, and $40,750 for transportation costs, and (iii) $22,038 represents “gross up” amounts reimbursed to Dr. Lewis for the payment of taxes on such perquisites.

(5)	Mr. Amello joined us in May 2012 and departed the company in May 2013. Mr. Amello’s base salary in each of 2012 and 2013was $350,000. The amounts reflected in the table above reflect his partial years of service in 2012 and 2013.
(6)	Of such amount, $350,000 represents severance benefits that we paid to Mr. Amello in connection with his departure, $9,152 represents accrued vacation that we paid to Mr. Amello upon his departure and $150 represents the dollar value of group term life insurance premiums that we paid for the benefit of Mr. Amello during 2013.
(7)	Represents the dollar value of group term life insurance premiums we paid for the benefit of Mr. Amello during 2012.
(8)	Mr. Belbel joined us in September 2011. Mr. Belbel’s base salary in 2011 was $325,000. The amounts reflected in the table above reflect his partial year of service in 2011.
(9)	Represents the dollar value of group term life insurance premiums we paid for the benefit of Mr. Belbel during 2013.
(10)	Represents the dollar value of group term life insurance premiums we paid for the benefit of Mr. Belbel during 2012.
(11)	Represents the dollar value of group term life insurance premiums we paid for the benefit of Mr. Belbel during 2011.
(12)	Dr. Youssoufian joined us in July 2011 and departed the company in April 2013. Dr. Youssoufian’s base salary in 2011 was $450,000 and his base salary in 2013 was $450,000. The amounts reflected in the table above reflect his partial years of service in 2011 and 2013.
(13)	Of such amount, $450,000 represents severance benefits that we paid to Dr. Youssoufian in connection with his departure, $25,959 represents accrued vacation that we paid to Dr. Youssoufian upon his departure and $387 represents the dollar value of group term life insurance premiums that we paid for the benefit of Dr. Youssoufian during 2013.
(14)	Of such amount, (i) $386 represents the dollar value of life insurance premiums we paid for the benefit of Dr. Youssoufian during 2012, (ii) $39,331 represents taxable perquisites including $19,331 for transportation costs and $20,000 for a moving allowance, and (iii) $12,828 represents “gross up” amounts reimbursed to Dr. Youssoufian for the payment of taxes on such perquisites.
(15)	Of such amount, (i) $323 represents the dollar value of life insurance premiums we paid for the benefit of Dr. Youssoufian during 2011, (ii) $6,242 represents taxable perquisites for transportation costs, and (iii) $2,904 represents “gross up” amounts reimbursed to Dr. Youssoufian for the payment of taxes on such perquisites.
(16)	Represents the dollar value of group term life insurance premiums we paid for the benefit of Mr. Lafond during 2013.

Grants of Plan-Based Awards for Fiscal 2013

The following table sets forth information regarding grants of compensation in the form of plan-based awards made during 2013 to the named executive officers. The equity awards granted in 2013 identified in the table below are also reported in the table entitled “Outstanding Equity Awards at Fiscal Year-End”:

	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Award(s)(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)(2)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Name		Threshold ($)	Target ($)	Maximum ($)
Jonathan Lewis, M.D., Ph.D	N/A	—	$300,000	—	—	—	$—	$—
	6/27/13	—	—	—	—	330,000	2.30	583,968
	12/31/13	—	—	—	—	300,000	4.34	1,000,680
Jason A. Amello	N/A	—	—	—	—	—	—	—
Caesar J. Belbel	N/A	—	122,500	—	—	—	—	—
	6/27/13	—	—	—	—	230,000	2.30	407,008
	12/31/13	—	—	—	—	150,000	4.34	500,340
Kevin G. Lafond	N/A	—	48,786	—	—	—	—	—
	6/27/13	—	—	—	—	82,500	2.30	145,992
	12/31/13	—	—	—	—	35,000	4.34	116,746
Hagop Youssoufian, M.Sc., M.D	N/A	—	—	—	—	—	—	—

(1)	Reflects performance-based cash bonuses that our named executive officers were eligible to earn in 2013 if certain performance metrics were achieved pursuant to each named executive officer’s employment agreement with us. See “— Employment and Change in Control Agreements” for a description of our performance-based compensation arrangements with our named executive officers. For amounts actually earned and paid for 2013 performance, see “— Summary Compensation Table for Fiscal 2013” above.
(2)	Each stock option was granted with an exercise price equal to the fair market value of our common stock on the grant date.
(3)	The amounts shown represent compensation expense recognized for financial statement purposes under ASC Topic 718. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For a discussion of the assumptions relating to our valuations of the restricted stock awards and option awards, see Note 3 to the financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 filed with the SEC on March 3, 2014. These amounts reflect our accounting expense for these restricted stock awards and stock options and do not correspond to the actual value that may be recognized by the named executive officers.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding option awards and restricted stock awards held as of December 31, 2013 by our named executive officers.

	Option Awards						Stock Awards
	Number of Securities Underlying Unexercised Options				Option Exercise Price ($)(1)	Option Expiration Date	Shares or Units of Stock That Have Not Vested
Name	Exercisable (#)		Unexercisable (#)				Number (#)		Market Value ($)(2)
Jonathan Lewis, M.D., Ph.D.	25,674	(3)	—		$0.08	1/8/14	—		$—
	242,979	(4)	—		0.08	1/27/14	—		—
	87,789		—		4.31	6/8/15	—		—
	54,161		—		4.31	9/13/15	—		—
	75,000		—		5.01	4/25/16	—		—
	139,315		—		5.01	4/25/16	—		—
	30,000		—		6.49	12/13/16	—		—
	35,000		—		4.85	6/18/17	—		—
	100,000		—		2.73	12/12/17	—		—
	100,000		—		0.70	5/13/19	—		—
	150,000		—		2.85	12/31/19	—		—
	150,000		—		4.77	12/31/20	—		—
	100,000		200,000	(5)	4.16	12/31/22	—		—
	—		330,000	(6)	2.3	6/27/23	—		—
	—		300,000	(7)	4.34	12/31/23	—		—
	—		—		—	—	34,261	(8)	148,693

Jason A. Amello	66,667		—		4.50	5/8/22	—		—

Caesar J. Belbel	133,334		66,666	(9)	5.17	9/6/21	—		—
	50,000		100,000	(10)	4.16	12/31/22	—		—
	—		230,000	(11)	2.30	6/27/23	—		—
	—		150,000	(12)	4.34	12/31/23	—		—
	—		—		—	—	7,192	(13)	31,213
	—		—		—	—	29,201	(14)	126,732

Kevin G. Lafond	3,334		—		0.70	2/6/19	—		—
	11,667		—		2.85	12/31/19	—		—
	25,000		—		4.77	12/31/20	—		—
	6,667		13,333	(15)	4.16	12/31/22	—		—
	—		82,500	(16)	2.30	6/27/23	—		—
	—		35,000	(17)	4.34	12/31/23	—		—
	—		—		—	—	4,690	(18)	20,335

Hagop Youssoufian, M.Sc., M.D.(19)	—		—		—	—	—		—

(1)	Each stock option was granted with an exercise price equal to the fair market value of our common stock on the grant date.
(2)	Market values are calculated based on the closing market price of our common stock as reported on the NASDAQ Capital Market on December 31, 2013, which was $4.34 per share.
(3)	Exercised on January 6, 2014.
(4)	Exercised on January 6, 2014.
(5)	Vests with respect to 100,000 shares on each of December 31, 2014 and December 31, 2015.

(6)	Vests with respect to 110,000 shares on each of June 27, 2014, June 27, 2015 and June 27, 2016.
(7)	Vests with respect to 100,000 shares on each of December 31, 2014, December 31, 2015 and December 31, 2016.
(8)	Such shares are subject to transfer and forfeiture restrictions that lapse with respect to 34,261 shares on December 30, 2014.
(9)	Vests with respect to 66,666 shares on September 6, 2014.
(10)	Vests with respect to 50,000 shares on each of December 31, 2014 and December 31, 2015.
(11)	Vests with respect to 76,667 shares on each of June 27, 2014, June 27, 2015 and with respect to 76,666 shares on June 27, 2016.
(12)	Vests with respect to 50,000 shares on each of December 31, 2014, December 31, 2015 and December 31, 2016.
(13)	Such shares are subject to transfer and forfeiture restrictions that lapse with respect to 7,192 shares on December 30, 2014.
(14)	Such shares are subject to transfer and forfeiture restrictions that lapse with respect to with respect to 14,600 shares on February 22, 2014 and 14,601 shares on February 22, 2015.
(15)	Vests with respect to 6,666 shares on each of December 31, 2014 and December 31, 2015.
(16)	Vests with respect to 27,500 shares on each of June 27, 2014, June 27, 2015 and June 27, 2016.
(17)	Vests with respect to 11,667 shares on each of December 31, 2014 and December 31, 2015 and with respect to 11,666 shares on December 31, 2016.
(18)	Such shares are subject to transfer and forfeiture restrictions that lapse with respect to with respect to 4,690 shares on December 31, 2014.
(19)	Dr. Youssoufian was departed the company on April 2, 2013, at which time all of the option awards and stock awards ceased vesting and all unvested option awards or stock awards were cancelled or forfeited. Dr. Youssoufian was entitled to exercise the then-vested portion any option awards held by him within 90 days following his departure April 2, 2013.

Option Exercises and Stock Awards Vested in Fiscal 2013

None of our named executive officers exercised stock options during 2013.

The following table provides information regarding restricted stock awards held by our named executive officers that vested during 2013.

	Stock Awards
Name	Number of Shares Acquired on Vesting(#)(1)	Value Realized on Vesting($)(2)
Jonathan Lewis, M.D., Ph.D.	34,260	$150,060
Jason Amello	8,333	13,749
Caesar J. Belbel	21,794	97,207
Kevin G. Lafond	4,690	20,355
Hagop Youssoufian, M.Sc., M.D.	—	—

(1)	Each named executive officer elected to have shares withheld to pay associated income taxes. The number of shares reported represents the gross number prior to withholding of such shares.
(2)	Value realized is calculated by multiplying the number of shares vested on a date during 2013 by the closing market price of our common stock as reported on the NASDAQ Capital Market on such date. These amounts do not correspond to the actual value that may be recognized by the officers.

Compensation Discussion and Analysis

Overview

This Compensation Discussion and Analysis explains our executive compensation philosophy and objectives, programs and practices, compensation setting process and the 2013 compensation of our named executive officers. As discussed in Proposal No. 4 of this proxy statement, we are conducting our annual advisory vote on executive compensation, or “say-on-pay” vote that requests your approval of the compensation of our named executive officers as described in this section and in the tables and accompanying narrative contained below under “Executive Compensation.” To assist you with this vote, please review our compensation philosophies, the design of our executive compensation programs and how, we believe, these programs have met our objectives.

For 2013, our named executive officers were:

•	Dr. Jonathan Lewis, Chief Executive Officer

•	Caesar J. Belbel, Executive Vice President, Chief Legal Officer and Secretary

•	Kevin G. Lafond, Vice President — Finance, Chief Accounting Officer and Treasurer.

•	Jason A. Amello, Former Executive Vice President, Chief Financial Officer and Treasurer until his departure on May 31, 2013

•	Dr. Hagop Youssoufian, Former President of Research and Development and Chief Medical Officer until his departure on April 2, 2013.

Executive Summary – Key Objectives and Compensation Elements

We believe that our executive compensation programs should

(i)	Be tied to overall Company performance;

(ii)	Reflect each executive’s level of responsibility, performance and contributions;

(iii)	Include a significant equity component to ensure alignment with our stockholders; and,

(iv)	Provide fully competitive total compensation opportunities, consistent with our performance, that allow us to attract, retain and motivate talented employees, including our named executive officers.

We believe that by structuring the program so that a significant portion of our named executive officers’ pay so that it is as risk and including a significant equity-based component, we can best ensure our named executive officers are incentivized to maximize our performance and increase value for our shareholders. To this end, our program is comprised of three primary elements:

Compensation Element	Fixed or Variable	Description
Base Salary	Fixed	To attract and retain executives by offering fixed compensation that is competitive with market opportunities and that recognizes each executive’s position, role, responsibility and experience.

Annual Performance Bonus	Variable	To motivate and reward the achievement of our annual performance, including objectives related to our clinical development programs and stockholder return.

Equity Awards	Variable	To align executives’ interests with the interests of stockholders through equity-based compensation and promote the long-term retention of our executives and key management personnel.

2013 Company Performance Highlights

As previously reported, the Company’s Phase 3 trial of palifosfamide, failed to meet its primary endpoint, causing us to refocus our strategic objectives and substantially restructure our workforce and operations. The Company made the decision to immediately terminate development of palifosfamide in first-line metastatic soft tissue sarcoma, cease further enrollment of patients in our study of palifosfamide in small cell lung cancer, and place exclusive strategic focus on our synthetic biology programs which are being developed in partnership with Intrexon Corporation. As a result, we are now advancing a number of clinical- and preclinical-stage, gene based therapies and related technologies to allow precise regulation of protein expression and control of cellular function. Controlled expression and delivery of DNA and therapeutic proteins is achieved through Intrexon’s RheoSwitch Therapeutic System® (RTS®) technology, which we believe is the most advanced clinical method for precisely modulating protein production in gene based therapies. At the 2013 AACR-NCI-EORTC International Conference on Molecular Targets and Cancer Therapeutics, we presented results demonstrating the use of both monogenic and multigenic systems and therapies in various cancer models, targeting cancer cell signaling pathways and the stimulation of immune response to cancer. These data also highlighted the potential for gene delivery via multiple platforms, including viral vectors, mesenchymal stem cells and embedded cellular bioreactors.

For Ad-RTS-IL-12, a Phase 2, novel gene expression platform for the immune system cytokine interleukin-12, the Company and its academic collaborators have presented clinical and preclinical results demonstrating:

•

The tight control of IL-12 mRNA expression using the oral activator ligand veledimex, and a corresponding increase in biologic activity, as demonstrated by an increase in tumor infiltrating lymphocytes in the tumor microenvironment;

•

On-mechanism and on-target response and toxicity, as demonstrated by potent biologic activity in injected and non-injected lesions in patients with advanced melanoma, as well as an adverse event profile consistent with immunotherapy use and immune response;

•	The ability to optimize dose and scheduling to refine response and tolerability, as enabled by a rapid reversal of adverse events after veledimex dosing is stopped.

We are also currently conducting or planning Phase 2 studies of Ad-RTS-IL-12, alone or in combination with existing treatment standards, in melanoma and breast cancer, and have plans to initiate a Phase 1 study in high-grade gliomas (brain cancer). The Company also expects to file several investigational new drug applications for novel, multigenic gene therapies through 2015.

At the 2013 Annual Meeting of Stockholders, 92.8% of the votes cast on the advisory vote on executive compensation proposal (often referred to as “say-on-pay”) were in favor of our named executive officer compensation as disclosed in the proxy statement, and as a result our named executive officer compensation was approved. The board of directors and compensation committee reviewed these final vote results and determined that, given the significant level of support, no changes to our executive compensation policies and decisions were necessary based on the vote results.

Role of our Compensation Committee, Management and Consultant

Compensation Committee

Our compensation committee, or Subcommittee (for 2012 historical purposes only, and hereinafter referred to as the compensation committee), is responsible for reviewing, evaluating, approving, administering and interpreting our executive compensation and benefits policies, programs and plans, including our equity compensation plans. In particular, with respect to the compensation of our named executive officers, our compensation committee is responsible for reviewing and recommending to the outside, independent and non-employee members of the board of directors the compensation levels and performance goals relevant to the compensation of these officers, and for evaluating the officers’ performance in light of those goals and objectives. In December of 2012, our compensation committee presented its recommendations on 2013 base salary, target bonus levels, bonus awards, and equity awards for our named executive officers and such recommendations were approved by the independent, outside, non-employee directors on the board of directors. The board of directors approved the compensation committee’s recommendations as presented.

Management

Our Human Resources, Finance and Legal departments work with our chief executive officer to design and develop new executive compensation programs, to recommend changes to existing compensation programs, to recommend financial and other performance targets to be achieved under those programs, to prepare analyses of financial data, to prepare Peer Group data comparisons and other briefing materials for consideration by the compensation committee and ultimately to implement the decisions of the compensation committee. Members of these departments and our chief executive officer also provide perspective to the compensation committee for consulting and meeting with our independent compensation consultant to convey information to allow the consultant to perform its services for the compensation committee.

The chief executive officer recommends to the compensation committee for its discussion and ultimately, approval, proposed corporate performance and strategic goals and their relative weighting for the upcoming fiscal year, as well as provides input on the level of attainment of the prior year’s strategic goals, for purposes of determining awards under the annual performance bonus plan for all our executives, including the chief executive officer. For executives other than the chief executive officer, the compensation committee considers the individual performance of the executives, as determined by the chief executive officer, and the compensation recommendations submitted to the compensation committee by the chief executive officer.

Our chief executive officer and chief legal officer generally attend our compensation committee meetings for a portion of the meeting. No executive officer was present or voted in the compensation committee or the board of directors’ final determinations regarding the amount of any component of his or her own 2013 compensation package.

Consultant

In November 2012, the compensation committee engaged W.T Haigh and Company, or Haigh, as an independent compensation consultant for purposes of assisting the compensation committee in setting 2013 compensation levels and reviewing the competitiveness and structure of our executives’ and board of directors’ compensation programs to ensure that the levels of compensation were appropriately positioned to attract and retain senior management and non-employee directors. The compensation committee originally retained Haigh in 2012 after considering a number of other national compensation consulting firms. The compensation committee selected Haigh because of its strong reputation and record in advising similarly situated biopharmaceutical and biotechnology companies in the employment markets where the Company’s operations are located. Haigh is engaged by and reports directly to the compensation committee.

As part of its duties, Haigh provided the compensation committee with the following services in 2013:

•	Completed a competitive analysis of our executive compensation program;

•	Prepared a competitive analysis of the board of directors’ compensation program, including observations and recommendations;

•	Reviewed and updated our Peer Group for use in determining executive compensation; and

•	Assisted management and the compensation committee with the development of the company’s retention program implemented in May 2013.

During 2013, the compensation committee conducted a performance and independence assessment of Haigh with respect to Haigh’s role in recommending or determining the amount and form of executive compensation during the fiscal year ended December 31, 2013, and to determine whether it would continue to serve as the compensation committee’s independent advisor for 2014. Other than providing limited advice to our management regarding competitive salary data and broad-based stock plan share reserve modeling, Haigh did not provide any other services to us in 2013. The compensation committee also considered that the individual representative of Haigh who works directly with the compensation committee has no other business relationships with the board, management or the company, Haigh’s own policies on ethics, stock ownership and conflicts of interest, and the total revenue that Haigh received from the company in 2013 (which was $38,838) and how this amount compared to Haigh’s 2013 total gross revenues. As a result, the compensation committee concluded that there were no material conflicts of interest with respect to Haigh providing services to the compensation committee during 2013.

Peer Group, Survey Sources and Market Benchmarking

Peer Group

In November of 2012, in consultation with Haigh, the compensation committee reviewed the compensation consultant’s list of companies in the Peer Group for use in setting equity compensation for 2012 and for base salary and target annual incentive recommendations for 2013. The 2012/2013 Peer Group consists of U.S. — headquartered, public biopharmaceutical companies that were similar in size and development stage to ZIOPHARM based upon the following selection criteria:

•	companies with 40 to 250 employees with a median of 104 employees;

•	companies with market values between $100 million and $600 million with a median of $280.7 million; and,

•	companies with R&D expense between $25 million and $100 million with a median of $33.2 million.

The compensation committee determined that the foregoing selection criteria were appropriate in selecting the 2012/2013 Peer Group because at such time ZIOPHARM had approximately 66 employees, a market value of approximately $337 million and an R&D expense forecast of approximately $85.5 million. The compensation committee approved a 2012/2013 Peer Group list of the following 26 companies based upon its review in consultation with Haigh:

Achillion Pharmaceuticals, Inc.	Agenus Inc.	Alnylam Pharmaceuticals
Ariad Pharmaceuticals, Inc.	ArQule, Inc.	Array BioPharma Inc.
Astex Pharmaceuticals, Inc.	AVEO Pharmaceuticals, Inc.	Cell Therapeutics, Inc.
Clovis Oncology	Curis, Inc.	Cytokinetics, Inc.
Dyax Corp.	Dynavax Technologies Corporation	Idenix Pharmaceuticals
Idera Pharmaceuticals Inc.	ImmunoGen, Inc.	Immunomedics, Inc.
Infinity Pharmaceuticals Inc.	Omeros Corporation	Osiris Therapeutics, Inc.
Sangamo Biosciences, Inc.	Synta Pharmaceuticals Corp.	Threshold Pharmaceuticals
Vical Incorporated	Zalicus Inc.

In October of 2013, in consultation with Haigh, the compensation committee reviewed the compensation consultant’s list of companies in the Peer Group for use in determining the levels of December 2013 equity compensation grant recommendations and for setting base salary and target annual incentive recommendations for 2014. Similar to the 2012/2013 Peer Group, the revised 2013/2014 Peer Group considered many of the same scope measures, location and stage of development characteristics as listed above. In addition, the 2013/2014 Peer Group considered companies that have had a recent restructuring event, those focused on synthetic biologics and new IPO companies. The selected 2013/2014 Peer Group companies were chosen upon the following selection criteria:

•	companies with 20 to 200 employees with a median of 50 employees;

•	companies with market values between $50 million and $750 million with a median of $256.1 million; and,

•	companies with R&D expense between $20 million and $100 million with a median of $36.3 million.

The compensation committee determined that the foregoing selection criteria were appropriate in selecting the 2013/2014 Peer Group because at such time ZIOPHARM had approximately 40 employees, a market value of approximately $351 million and an R&D expense forecast of approximately $55 million. The following 15 companies were approved by the compensation committee as the 2013/2014 Peer Group for purposes of making its recommendations for December 2013 equity grants and 2014 base salary and target annual incentive compensation:

Achillion	Geron
Agenus	Idenix
Agios	Idera Pharmaceuiticals
Ambit Biosciences	Merrimack Pharmaceuticals
ArQule	Mirati Therapeutics
AVEO Pharmaceuticals	Synthetic Biologics
Bluebird Bio	Zalicus
Curis

Other Survey Sources

In making its recommendations for 2013 compensation levels, the compensation committee also reviewed Radford survey data as an additional market frame of reference in making its compensation decisions for our executives.

Market Benchmarking and Competitive Posture

As a general approach, the compensation committee targets approximately the market 50th percentile of our Peer Group for target total cash compensation (base salary plus target annual bonus), and approximately the 65th to 75th percentile for equity incentives granted to our named executive officers, because the committee is continually seeking to position the Company favorably in the highly competitive Greater Boston/Cambridge, Massachusetts and national biopharmaceutical and biotechnology employment marketplace. Compensation levels actually approved for each individual named executive officer may vary relative to the targeted percentile based on a number of factors such as experience in role, performance over time, critical impact of the position and expectation of future contributions to the Company’s successful growth, and as a result of individual negotiations with the executive at the time of hire.

2013 Compensation Decisions

Base Salary

Our compensation committee generally reviews base salaries in the fourth quarter of the preceding fiscal year with adjusted salaries becoming effective January 1 of the following fiscal year. In addition to considering the Peer Group and/or other survey market data, the compensation committee also considers Company performance; stock price appreciation; individual performance; experience; breadth of each position’s role; and salary relative to our other executives among other factors.

In December 2012, our compensation committee recommended for approval, and the board of directors approved, 2013 base salaries for our named executive officers as described in the table below. In making its determination, the compensation committee considered the chief executive officer’s review of and recommendation for Dr. Youssoufian, Mr. Amello and Mr. Belbel. The compensation committee believed that the 2013 base salary levels set forth below were appropriate in light of our performance during fiscal year 2012 and in order to make our named executive officer’s base salaries competitive versus market. Based on these deliberations, no increase was recommended or made for the 2013 base salaries for Dr. Youssoufian or Mr. Amello driven primarily by relative position to market for Dr. Youssoufian and Mr. Amello’s recent hiring during 2012. Dr. Lewis, Mr. Belbel and Mr. Lafond’s 2013 base salaries were increased by 3.1%, 7.7% and 4.5% respectively in order to bring those salaries closer to mid-market of the Peer Group and survey data. Mr. Lafond’s salary for 2013 was not reviewed by the compensation committee because he was not an executive officer at the time of the review, and was instead determined and approved by Dr. Lewis and Mr. Amello, his immediate supervisor at the time.

Executive Officer	2012 Base Salary		2013 Base Salary		% Increase
Dr. Jonathan J. Lewis	$485,100		$500,000		3.1%
Jason A. Amello	$350,000	(1)	$350,000	(1)	0%
Dr. Hagop Youssoufian	$450,000		$450,000	(2)	0%
Caesar J. Belbel	$325,000		$350,000		7.7%
Kevin G. Lafond	$186,739		$195,142		4.5%

(1)	Mr. Amello was hired May 8, 2012 and departed the company on May 31, 2013.
(2)	Mr. Youssoufian departed the company on April 2, 2013.

Annual Incentive Compensation

An important component of our total compensation program is the annual cash incentive based on the achievement of preset, annual company performance objectives, stock price appreciation as measured by the absolute increase in market capitalization on a year over year basis, and individual executive performance. Our compensation committee recognizes the important role that variable cash compensation plays in attracting and retaining executives and focusing executives (as well as all employees) on the achievement of key annual financial, clinical, business development and individual goals.

2012-2013 Annual Performance Bonus

In December 2012, the compensation committee recommended to the board of directors for approval, and the board of directors approved without change, 2012 cash bonuses for Dr. Lewis, Dr. Youssoufian, Mr. Amello and Mr. Belbel at 50% of the target amounts. Target bonus levels in all cases are a percentage of current base annual salary and are initially established by the terms of each individual’s respective employment agreements or written offer of employment, which in turn reflect the individual negotiations with the executives at the time these agreements were entered into or offers of employment accepted. The compensation committee also believes that the cash incentive opportunity should make up a larger portion of an executive’s target compensation as the executive’s level of responsibility increases. Therefore, the cash incentive opportunity for our chief executive officer is generally greater than the cash incentive opportunity for our other executives.

In December 2013, the compensation committee recommended to the board of directors for approval, and the board of directors approved without change, 2013 cash bonuses for Dr. Lewis and Mr. Belbel at 50% of the target amounts, and for Mr. Lafond at 72% of the target amount. For 2012 and 2013, Dr. Lewis’s full target amount as a percentage of his then current base salary was 40%; for 2012 and 2013, Mr. Belbel’s full target amount as a percentage of his then current base salary was 35%; for 2012, Dr. Youssoufian and Mr. Amello’s full target amounts as a percentage of their then current base salaries was 35%; for 2012, Mr. Lafond’s full target amount as a percentage of his then current base salary was 20%, and for 2013 was 25% to reflect his more senior role as the Company’s Chief Accounting Officer assumed in June 2013.

The combined 2013 target cash compensation consisting of base salary and target annual bonus as set for each of the named executive officers as compared to the Peer Group was as follows:

Executive Officer	Total Target Cash Compensation	Peer Group Percentile
Dr. Jonathan J. Lewis	$700,000	15%
Jason A. Amello	$472,500	50%
Dr. Hagop Youssoufian	$607,500	77%
Caesar J. Belbel	$472,500	43%
Kevin G. Lafond	$243,927	N/A (1)

(1)	Mr. Lafond was not a named executive officer at the time that the 2013 target cash compensation was reviewed and compared with the Peer Group by the compensation committee.

2013 Annual Performance Objectives

For 2013, the annual incentive bonus plan for the named executive officers and our other senior executives was determined by two equally weighted components. The following were the 2013 performance objectives:

(i)	The Objective Component: At the beginning of 2013, the Objective Component, was significantly related to the clinical development of palifosfamide and the further development of our synthetic biology programs in collaboration with Intrexon Corporation. After we terminated the palifosfamide program in metastatic soft tissue sarcoma following the outcome of the pivotal Phase 3 study announced in March 2013, the Objective Component was reconsidered by the compensation committee to include execution of the company’s restructuring, including a substantial work force reduction and reduction in the Company’s overall operations together, most critically, with the advancement of the Company’s synthetic biology programs. The committee believes that these were appropriate goals as the Company fully shifted its strategic focus to synthetic biology while controlling costs and retaining key employees.

(ii)	Stockholder Return Component: For 2013, the Stockholder Return Component was established by the compensation committee based on absolute stock price appreciation of our stock on a year over year basis as measured by the Company’s stock price at the end of 2012 and 2013. The compensation committee believes this is an appropriate goal as it reinforces alignment with shareholders and ensures that creating shareholder value impacts annual variable compensation.

The year-end cash bonus award for executives was developed by multiplying the Objective Component percentage by 50% of the participant’s target bonus amount (predetermined percentage of base salary) together with the Stockholder Return Component percentage multiplied by 50%. For 2013, achievement of the Objective Component percentage was determined by the compensation committee to be at 100% while the Stockholder Return Component percentage was determined to be 0% as a result of our stock price performance during 2013.

The compensation committee determined that payout levels of 50% of the targeted cash bonus were appropriate for Dr. Lewis and Mr. Belbel because of the highly effective restructuring of the Company that occurred following the outcome of the pivotal study of palifosfamide in metastatic soft tissue sarcoma, and the concurrent shifting of the Company’s exclusive strategic focus on its synthetic biology programs. The compensation committee determined that a payout level of 72% of the target cash bonus was appropriate for Mr. Lafond because his role in effecting the Company’s restructuring and shift in strategic focus, and his assumption of more senior responsibilities as the Company’s Chief Accounting Officer following the departure of Mr. Amello.

The target short-term incentive compensation amounts for 2012 and 2013, expressed as a percentage of 2012 and 2013 base salaries, for each of our named executive officers, are set forth in the following table. In addition, the compensation committee recommended, and the board of directors approved the following cash bonuses for 2013 performance:

	2012 Target Bonus Paid as % of 2012 Base Salary	2013 Target Bonus		2013 Actual Bonus
Name		% Salary	$ Amount	% Salary	$ Amount	% Target
Dr. Jonathan J. Lewis(1)	20%	40%	$200,000	20%	$100,000	50%
Jason A. Amello(2)	18%	N/A	N/A	N/A	N/A	N/A
Dr. Hagop Youssoufian(2)	18%	N/A	N/A	N/A	N/A	N/A
Caesar J. Belbel	18%	35%	$122,500	18%	$61,250	50%
Kevin G. Lafond	16%	25%	$48,786	18%	$35,156	72%

(1)	Dr. Lewis’ employment agreement states that his target annual cash incentive is $300,000, which, for 2013, represented 60% of his base salary. In practice, the compensation committee has managed Dr. Lewis’ target annual cash incentive at 40% of his then current base salary, including his 2013 target annual cash incentive, to ensure his target incentive is consistent with similarly situated executives in peer group companies. Based on this approach, Dr. Lewis’ actual annual bonus represented 50% of his target bonus as used by the committee in practice.
(2)	Dr. Youssoufian and Mr. Amello left Ziopharm during 2013 and were not awarded any 2013 bonus.

Long-Term Incentive Compensation

The compensation committee believes that properly structured equity compensation programs align the long-term interests of our stockholders and our employees by creating a strong, direct link between employee compensation and stock price appreciation. The compensation committee believes that if our officers own shares of our common stock with values that are significant to them, they will have an incentive to act to maximize long-term stockholder value instead of short-term gain. Further, the compensation committee believes that stock-based awards, such as stock options and restricted stock, are a significant motivator in attracting and retaining talented executives, and that salary and cash incentive bonuses are equally important.

We have historically granted stock options to our named executive officers. These options have an exercise price equal to the fair market value of our common stock on the date of grant, and generally vest annually based on continued service over a three-year period. As a result of this structure, options provide a return to the executive only if the executive remains employed by us, and then only if the market price of our common stock appreciates over the period in which the option vests. Specifically, we do not grant stock options at a discount to fair market value. Our 2012 Equity Incentive Plan does not allow repricings or exchanges of stock options without stockholder approval.

In determining the aggregate size of equity grants, the compensation committee may consider, in any given year, the Peer Group or survey data and one or more of the factors described above under the heading “Compensation Philosophy and Objectives,” focusing generally on internal pay equity among our named executive officers who are not the chief executive officer and ensuring that the chief executive officer’s award is of a size that appropriately reflects the importance of his responsibilities for our success. The compensation committee also considers the desired targeting of equity awards at the 65th to 75th percentile of peers.

In 2013, we only granted stock options to our named executive officers. From time to time, we have granted restricted stock in addition to stock options. When we have granted stock options, it has typically been limited to the inducement grants to new hires or to meet specific retention needs.

Equity Grants in 2013

In 2013, we made two grants to all of our employees, including our executive officers. In June 2013, we made what we refer to as retention grants. In light of our restructuring after the termination of our palifosfamide program and related reduction in force, the compensation committee determined it was necessary to grant retention stock options to maintain employee and management continuity while refocusing our strategic activities. To that end, the compensation committee determined that it was appropriate to grant to certain employees, including all of our named executive officers, a retention grant in June 2013 approximately equal to their typical refresher annual grant that is generally made in December of each fiscal year. In December 2013, the compensation committee also granted options to substantially all employees, including Dr. Lewis, Mr. Belbel and Mr. Lafond that represented our annual equity grant program. For 2013, the following retention and annual ongoing grants were made to our named executive officers:

	June 2013 Retention Grant			December 2013 Annual Performance Grant

Name	Number of Shares underlying Options(1)	Exercise Price	Value(2)	Number of Shares underlying Options	Exercise Price	Value(2)
Dr. Jonathan J. Lewis	330,000	$2.30	$583,968	300,000	$4.34	$1,000,680
Caesar J. Belbel	230,000	$2.30	$407,008	150,000	$4.34	$500,340
Kevin G. Lafond	82,500	$2.30	$145,992	35,000	$4.34	$116,746
Jason A. Amello(3)	—	—	—	—	—	—
Hagop Youssoufian(3)	—	—	—	—	—	—

(1)	The options vest in three annual installments. Vesting of all awards is subject to continued service. These vesting schedules are designed to promote retention and encourage executives to consider the long-term stock price effects of their decisions.
(2)	The value of the equity grants reflected in the table above is the Black-Scholes value as determined on the applicable grant date.
(3)	Dr. Youssoufian and Mr. Amello left Ziopharm during 2013 and were not granted any equity awards during 2013.

The total value of the 2013 equity compensation granted to each of the named executive officers as compared to the Peer Group was as follows:

Executive Officer	Peer Group Percentile
Dr. Jonathan J. Lewis	80%
Caesar J. Belbel	100%
Kevin G. Lafond	N/A(1)

(1)	Mr. Lafond was not a named executive officer at the time that the 2013 target equity compensation was reviewed and compared with the Peer Group by the compensation committee.

The total value of the 2013 equity compensation granted to our named executive officers exceeded the target Peer Group Percentiles as a result of the compensation committee’s June 2013 determination that it was necessary to grant retention stock options to maintain employee and management continuity while refocusing our strategic activities after the termination of our palifosfamide program and related reduction in force.

Equity Compensation Policies

Our policy is to generally make annual, new-hire and promotion equity grants as follows:

•

annual equity grants are generally recommended by the compensation committee and approved by the board of directors, or approved by the compensation committee on a regularly scheduled meeting of the compensation committee and/or the board of directors preceding the first quarter of each year; and

•

new-hire and promotion grants are generally approved by the compensation committee; our chief executive officer has been granted authority to grant stock options and other equity awards to our non-executive employees at a certain level, which grants are revised by the board of directors on a regular basis at a subsequent meeting.

The exercise price of the options is not less than the closing price of our common stock on the NASDAQ Capital Market on the grant date of the option. It is our policy not to purposely accelerate or delay the public release of material information in consideration of a pending equity grant to allow the grantee to benefit from a more favorable stock price. To avoid our release of information in close proximity to an equity grant, which may appear to be an effort to time the announcement to a grantee’s benefit (even if no such benefit was intended), it is our policy for our management to make a good faith effort to advise the compensation committee whenever it is aware that material non-public information is planned to be released to the public in close proximity to the grant of equity awards.

We encourage our executive officers to hold a significant equity interest in us, but we have not set specific ownership guidelines. We have a policy that prohibits our executive officers, directors and other members of management from engaging in short sales, transactions in put or call options, hedging transactions or other inherently speculative transactions with respect to our stock.

Agreements Providing for Change of Control and Severance Benefits

We have entered into employment agreements with Dr. Lewis and Mr. Belbel and a severance agreement with Mr. Lafond. Under the terms of these documents or otherwise, the employment of each of our named executive officers is at will (to the greatest extent permitted by applicable law), meaning that either we or the officer may terminate their employment at any time. Dr. Lewis and Mr. Belbel are eligible, under the terms of their respective employment agreements, to receive severance benefits upon the termination of their employment either by us without cause, by them for good reason, or due to their disability or death, either in connection with a change of control or not in connection with a change of control. Mr. Lafond is eligible, under the terms of his severance agreement, to receive severance benefits upon the termination of his employment by us without cause, either in connection with a change of control or not in connection with a change of control. The amounts and terms and conditions of these severance rights reflect the negotiations between each of Dr. Lewis, Mr. Belbel and Mr. Lafond and us at the time these documents were entered into, the benefits provided by our peer companies to similarly situated executives at the time they were negotiated, as well as our desire for internal pay equity among our executive officers. We believe that these existing arrangements are consistent with market practices and are critical to attracting and retaining high quality executives. We also believe the involuntary termination benefits allow Dr. Lewis, Mr. Belbel and Mr. Lafond to focus on normal business operations rather than worrying about how business decisions that may be in our best interest will impact their own financial security. In addition, with respect to the accelerated vesting benefits upon a change of control provided in the employment agreements entered into with Dr. Lewis and Mr. Belbel, we believe these rights help enable Dr. Lewis and Mr. Belbel to maintain a balanced perspective in making overall business decisions during periods of uncertainty. The compensation committee is aware of current investor sentiment regarding golden parachute excise tax gross ups and we do not provide such tax gross ups.

401(k) Plan

Our employees, including our named executive officers, are eligible to participate in our 401(k) plan. Our 401(k) plan is intended to qualify as a tax qualified plan under Section 401 of the Code. Our 401(k) plan provides that each participant may contribute a portion of his or her pretax compensation, up to a statutory limit, which for most employees was $17,500 in 2013, with a larger “catch up” limit for older employees, to the 401(k) plan. Employee contributions are held and invested by the 401(k) plan’s trustee. In 2013, we matched employee contributions at a rate of 100% up to 3% of an employee’s base salary, capped at $2,000 matching contribution annually. We believe that this benefit is consistent with the practices of our peer companies, and therefore helps us to recruit and retain key talent at a minimal cost to us.

Other Benefits and Perquisites

We provide medical insurance, dental insurance, life insurance and disability insurance benefits to our U.S. employees, including our named executive officers based in the U.S. These benefits are available to all employees on the same terms and conditions and are subject to applicable laws.

Our executive officers generally do not receive any perquisites, except for limited perquisites provided on a case by case basis. In considering potential perquisites, the compensation committee reviews our cost of such benefits, as compared to the perceived value we receive. The transportation cost benefits and other perquisites provided to Dr. Lewis under the terms of his employment agreement reflect the terms of the individual negotiations with Dr. Lewis at the time the agreement was entered into, and are reflective of market terms for executives in the New York area which was where Dr. Lewis was originally employed.

We do not sponsor any defined benefit pension plan or nonqualified deferred compensation plan or arrangement for our employees.

Tax Deductibility of Executive Compensation

Section 162(m) of the Code denies a federal income tax deduction for specified compensation in excess of $1.0 million per year paid to the chief executive officer and the three other most highly paid executive officers, other than a company’s chief financial officer, of a publicly traded corporation. Some types of compensation, including stock options and other compensation based on performance criteria that are approved in advance by stockholders, may be structured so as to be excluded from the deduction limit. To maintain flexibility in compensating our executive officers in a manner that promotes varying corporate goals, our compensation committee has not adopted a policy requiring all compensation to be deductible. Our compensation committee will continue to evaluate the effects of the executive compensation deduction limitations of Section 162(m) of the Code and to grant compensation in the future in a manner consistent with our best interests and the best interests of our stockholders.

Accounting Considerations

We account for equity compensation paid to our employees under the Financial Accounting Standards Board Accounting Standards Codification Topic 718, or ASC 718, which requires us to estimate and record an expense over the service period of the equity award. Our cash compensation is recorded as an expense over the period the bonus is earned. The accounting impact of our compensation programs are one of many factors that the compensation committee considers in determining the structure and size of our executive compensation programs.

Compensation Recovery Policy

We do not have a policy to attempt to recover cash bonus payments paid to our executive officers if the performance objectives that led to the determination of such payments were to be restated, or found not to have been met to the extent the compensation committee originally believed. However, as a public company subject to the provisions of Section 304 of the Sarbanes-Oxley Act of 2002, if we are required as a result of misconduct to restate our financial results due to our material noncompliance with any financial reporting requirements under the federal securities laws, our chief executive officer and chief financial officer may be legally required to reimburse us for any bonus or other incentive-based or equity-based compensation they receive. In addition, we will comply with the requirements of the Dodd-Frank Act and will adopt a compensation recovery policy once the SEC adopts final regulations on the subject.

Risk Analysis of Our Compensation Program

Our compensation committee has reviewed our compensation policies as generally applicable to our employees and believes that our policies do not encourage excessive or inappropriate risk taking and that the level of risk that they do encourage is not reasonably likely to have a material adverse effect on us. As part of its assessment, the compensation committee considered, among other factors, the allocation of compensation among base salary and short- and long-term compensation, our approach to establishing company-wide and individual financial, operational and other performance targets, our bonus structure of payouts at multiple levels of performance (including maximum payout caps and payments for performance below target levels), and the nature of our key performance metrics.

Employment and Change in Control Agreements

Employment Agreement with Jonathan Lewis, M.D., Ph.D.

Dr. Jonathan Lewis has served as our Chief Executive Officer since our September 2005 acquisition of ZIOPHARM, Inc., and previously served as Chief Executive Officer of ZIOPHARM, Inc. since January 2004. Effective January 8, 2008, we entered into a new three-year employment agreement with Dr. Lewis upon the expiration of his prior employment agreement. On December 28, 2010, we extended the term of the current employment agreement with Dr. Lewis for a two-year period expiring January 8, 2013, on January 8, 2013 we further extended the term of the employment agreement with Dr. Lewis for an additional one-year period expiring January 8, 2014 and on January 8, 2014 we again extended the term of the employment agreement with Dr. Lewis for an additional one-year period expiring January 8, 2015.

Base Salary. Under his employment agreement, Dr. Lewis received an initial annual base salary of $420,000, subject to increase at the discretion of the board of directors based on an annual review. Based on its year-end reviews for 2009, 2010 and 2012, the board increased Dr. Lewis’ annual base salary for 2010, 2011 and 2013 to $462,000, $485,100 and $500,000, respectively. The board did not increase Dr. Lewis’ base salary for 2014.

Annual Performance Bonus. Dr. Lewis is eligible under the employment agreement to receive an annual bonus based on his performance as determined by the board. The agreement contemplates that Dr. Lewis and the compensation committee will agree on certain performance goals for each year. The target amount of the annual performance bonus is $300,000. The actual amount received is based on whether we have achieved each of the goals, with lesser amounts paid if substantial progress has been made to achieve the goal or we have abandoned it, and greater amounts paid if expectations are exceeded. Dr. Lewis is also eligible to receive an additional annual discretionary bonus in such amounts determined by the board. For each of 2009, 2010, 2011, 2012 and 2013, the board adopted the compensation committee’s recommendations for end-of-year discretionary cash bonuses pursuant to which Dr. Lewis received cash bonuses of $200,000, $170,016, $58,212, $97,020 and $100,000, respectively.

Equity Incentive Grants. Dr. Lewis is eligible under his employment agreement to receive equity awards as determined by the board in its sole discretion from time to time. On May 13, 2009, we granted to Dr. Lewis options to purchase 100,000 shares of common stock at an exercise price of $0.70, which options vested in four equal installments on each of May 13, 2009, August 13, 2009, November 13, 2009, and February 13, 2010. On September 23, 2009, we granted to Dr. Lewis an award of restricted stock in the amount of 300,000 shares of common stock with transfer and forfeiture restrictions that lapsed on the first anniversary of the grant date. Effective as of December 31, 2009, the board adopted the compensation committee’s recommendations for 2009 end-of-year awards of restricted stock and grants of stock options under our 2003 Stock Option Plan pursuant to which Dr. Lewis was awarded 150,000 shares of common stock with transfer and forfeiture restrictions that lapsed in annual installments over three years commencing on the one-year anniversary of the grant date and options to purchase 150,000 shares of common stock at an exercise price of $2.85, which options vested in equal annual installments over three years commencing on the one-year anniversary of the grant date. Effective as of December 31, 2010, the board adopted the compensation committee’s recommendations for 2010 end-of-year awards of restricted stock and grants of stock options under our 2003 Stock Option Plan pursuant to which Dr. Lewis was awarded options to purchase 150,000 shares of common stock at an exercise price of $4.77, which options vested in equal annual installments over three years commencing on the one-year anniversary of the grant date. Effective as of December 30, 2011, the board adopted the compensation committee’s recommendations for 2011 end-of-year awards of restricted stock and grants of stock options under our 2003 Stock Option Plan pursuant to which Dr. Lewis was awarded 102,781 shares of common stock with transfer and forfeiture restrictions that lapsed in annual installments over three years commencing on the one-year anniversary of the grant date. Effective as of December 31, 2012, the board adopted the compensation committee’s recommendations for 2012 end-of-year awards of restricted stock and grants of stock options under our 2012 Equity Incentive Plan pursuant to which Dr. Lewis was awarded options to purchase 300,000 shares of common stock at an exercise price of $4.16, which options vest in equal annual installments over three years commencing on the one-year anniversary of the grant date. Effective as of June 27, 2013, we granted to Dr. Lewis under our 2012 Equity Incentive Plan options to purchase 330,000 shares of common stock at an exercise price of $2.30, which options vest in equal annual installments over three years commencing on the one-year anniversary of the grant date. Effective as of December 31, 2013, the board adopted the compensation committee’s recommendations for 2013 end-of-year awards of restricted stock and grants of stock options under our 2012 Equity Incentive Plan pursuant to which Dr. Lewis was awarded options to purchase 300,000 shares of common stock at an exercise price of $4.34, which options vest in equal annual installments over three years commencing on the one-year anniversary of the grant date. The vesting of certain of Dr. Lewis’ equity awards may be accelerated if Dr. Lewis’ employment with us is terminated under certain circumstances. See “Severance Provisions” and “— Potential Payments Upon Termination or Change in Control” below.

Expense Reimbursement. Under his agreement, Dr. Lewis is eligible for reimbursement of reasonable out-of-pocket expenses incurred by him in furtherance of our business and affairs, including reasonable travel and entertainment expenses, as well as for medical licensing fees, professional dues and memberships, journal subscriptions and up to $10,000 per year in costs associated with certain corporate consultants retained by Dr. Lewis. In addition, we have agreed to reimburse Dr. Lewis for premiums on life insurance policies having aggregate coverage limits of up to $800,000 and premiums on disability insurance policies covering Dr. Lewis in amounts up to $20,000 per month.

Severance Provisions. Dr. Lewis’ employment agreement provides that he will continue to receive his base salary, benefits and a pro-rata portion of his target performance bonus for a period of one year if we terminate him for a reason other than death, disability or “Cause,” or if Dr. Lewis resigns for “Good Reason.” In connection with any such termination, the pro rata portion of Dr. Lewis’ performance bonus will be based on the number of days Dr. Lewis has been employed by us during the year of termination. In the event Dr. Lewis employment is terminated without “Cause” prior to and in connection with a “Change in Control,” or within 18 months thereafter, he will continue to receive his base salary and benefits for a period of two years following such termination and will also receive the greater of the amount of his performance bonus for the year of termination or the average of the amounts received as a performance bonus under the new employment agreement or guaranteed bonus under the previous employment agreement for the two years preceding the year of termination. If Dr. Lewis’ employment is terminated as a result of death or disability, Dr. Lewis (or his estate, as applicable) will receive his base salary for a period of one year following the date of termination. Upon occurrence of any of the above termination events, all stock options and restricted stock grants scheduled to vest by the end of the calendar year in which such termination occurs will be accelerated and deemed to vest as of the termination date.

For the purposes of Dr. Lewis’ employment agreement, “Cause” for our terminating Dr. Lewis means:

•	the willful misconduct, failure, disregard or refusal by Dr. Lewis to perform any of his material duties following one opportunity to cure the applicable conduct;

•	any willful, intentional or grossly negligent act by Dr. Lewis having the effect of injuring, in a material way, our business or reputation or the business or reputation of any or our affiliates;

•	Dr. Lewis’ conviction of any felony or a misdemeanor involving moral turpitude;

•	our determination that Dr. Lewis engaged in some form of harassment prohibited by law;

•	any misappropriation or embezzlement of our property or the property of our affiliates; and

•	the breach of specified covenants in his employment agreement, subject in certain cases to a cure period.

For purposes of Dr. Lewis’ employment agreement, “Good Reason” includes constructive termination, relocation, a reduction in salary or benefits, our material breach of the employment agreement with Dr. Lewis or a Change in Control (i) that results in the elimination of the board or (ii) in which representatives of the board just prior to the event causing the Change in Control do not represent a majority of the board immediately subsequent to the event causing the Change of Control.

For the purposes of Dr. Lewis’ employment agreement, a “Change in Control” is deemed to have occurred if any of the following conditions shall have been satisfied:

•

the acquisition, directly or indirectly, by any person, in one transaction or a series of related transactions, of our securities representing in excess of 50% or more of the combined voting power of our then-outstanding securities, or

•

the disposition by us (whether direct or indirect, by sale of assets or stock, merger, consolidation or otherwise) of all or substantially all of our assets in one transaction or series of related transactions (other than (i) a merger effected exclusively for the purpose of changing our domicile, (ii) financing activities in the ordinary course in which we sell our equity securities, or (iii) a transfer to a person or entity that, immediately after the transfer, is or is controlled by a person or entity that controlled us before the transfer).

Non-competition and Non-solicitation. The employment agreement provides that Dr. Lewis will not compete with us, or solicit our employees, clients or customers, for twelve months after the termination of his employment with us; provided, however, that we will be obligated to pay Dr. Lewis his base salary and his performance bonus (based on Dr. Lewis’ average performance bonus received for the prior two years) if we desire such non-competition and non-solicitation provisions to have effect following expiration of the employment agreement without renewal.

Employment Agreement with Caesar J. Belbel

Mr. Caesar J. Belbel has served as our Executive Vice President, Chief Legal Officer and Secretary since September 6, 2011, the date of his written employment agreement. Mr. Belbel has an at-will employment relationship with us.

Base Salary. Mr. Belbel received an initial annual base salary of $325,000, subject to review of the board of directors or the compensation committee at least annually. The board increased Mr. Belbel’s base salary for 2013 to $350,000. The board did not increase Mr. Belbel’s base salary for 2014.

Annual Performance Bonus. Under his employment agreement, Mr. Belbel is eligible to receive an annual bonus based on his performance as determined by the board or the compensation committee. The target amount of the annual performance bonus is 35% of his base salary, with the actual amount to be received determined by the board or the compensation committee. Mr. Belbel is also eligible to receive an additional annual discretionary bonus in such amount as may be determined by the board. For each of 2011, 2012 and 2013, the board adopted the compensation committee’s recommendations for end-of-year cash bonuses pursuant to which Mr. Belbel received cash bonuses of $11,261, $56,875 and $61,250, respectively.

Equity Incentive Grants. Mr. Belbel is eligible under his employment agreement to receive equity awards as determined by the board in its sole discretion from time to time. In connection with his entry into his employment agreement, on September 6, 2011 we granted Mr. Belbel a stock option to purchase 200,000 shares of common stock at a per share exercise price of $5.17, which option vests in three equal annual installments starting with the first anniversary date of the grant. Effective as of December 30, 2011, the board adopted the compensation committee’s recommendations for 2011 end-of-year awards of restricted stock and grants of stock options under our 2003 Stock Option Plan pursuant to which Mr. Belbel was granted 21,578 shares of common stock on December 30, 2011, which shares are subject to transfer and forfeiture restrictions that lapse in three equal annual installments starting with the first anniversary date of the grant. On February 22, 2012, we granted

Mr. Belbel 43,802 shares of common stock, which shares are subject to transfer and forfeiture restrictions that lapse as to 14,600 of the shares on February 22, 2013 and as to 14,601 shares on each of February 22, 2014 and 2015. Effective as of December 31, 2012, the board adopted the compensation committee’s recommendations for 2012 end-of-year awards of restricted stock and grants of stock options under our 2012 Equity Incentive Plan pursuant to which Mr. Belbel was granted options to purchase 150,000 shares of common stock at an exercise price of $4.16, which options vest in three equal installments starting with the first anniversary of date of the grant. Effective as of June 27, 2013, we granted to Mr. Belbel under our 2012 Equity Incentive Plan options to purchase 230,000 shares of common stock at an exercise price of $2.30, which options vest in equal annual installments over three years commencing on the one-year anniversary of the grant date. Effective as of December 31, 2013, the board adopted the compensation committee’s recommendations for 2013 end-of-year awards of restricted stock and grants of stock options under our 2012 Equity Incentive Plan pursuant to which Mr. Belbel was awarded options to purchase 150,000 shares of common stock at an exercise price of $4.34, which options vest in equal annual installments over three years commencing on the one-year anniversary of the grant date. The vesting of certain of Mr. Belbel’s equity awards may be accelerated if Mr. Belbel’s employment with us is terminated under certain circumstances. See “Severance Provisions” and “Potential Payments Upon Termination or Change in Control” below.

Expense Reimbursement. Under his employment agreement, Mr. Belbel is eligible for reimbursement of normal, usual and necessary expenses incurred by him in furtherance of our business and affairs, including reasonable travel and entertainment expenses as well as reasonable legal licensing fees and related professional dues and memberships.

Severance Provisions. If (i) we terminate Mr. Belbel for a reason other than death, disability or “Cause,” or (ii) Mr. Belbel resigns for “Good Reason,” Mr. Belbel will be entitled to receive a severance payment equal to 100% of his then-current annual base salary plus a portion of the target amount of his annual performance bonus for the calendar year in which such termination occurs (which portion will be determined pro rata based on the number of days in such calendar year during which we employed Mr. Belbel). In this situation, Mr. Belbel’s stock options that have vested as of the date of termination shall remain exercisable for a period of 90 days and any unvested stock options and unvested awards of restricted stock held by Mr. Belbel shall be deemed to have expired as of the date of termination. In the case of either (i) a termination by us for a reason other than death, disability or “Cause,” or (ii) a resignation for “Good Reason,” in each case that occurs within 90 days prior to and in connection with a “Change of Control,” or within 18 months after the occurrence of a “Change in Control,” all unvested stock options and unvested awards of restricted stock held by Mr. Belbel at the time that such termination occurs will be accelerated and deemed to have vested as of his employment termination date. Any stock options that have vested or been deemed to have vested as of the date of termination will remain outstanding and exercisable until the earlier of 90 days following the date of termination, the date that they are exercised or the date on which the original term of such stock option expires.

For the purposes of Mr. Belbel’s employment agreement, “Cause” for our terminating Mr. Belbel means:

•	the willful or negligent failure, disregard or refusal by Mr. Belbel to perform any of his duties after written notice;

•	any act by Mr. Belbel, that in the opinion of the board, has the effect of injuring our business or reputation or the business or reputation of any or our affiliates;

•	misconduct by Mr. Belbel in respect of his duties or obligations under his employment agreement;

•	Mr. Belbel’s conviction of any felony or a misdemeanor involving moral turpitude;

•	the determination by the board that Mr. Belbel engaged in any conduct prohibited by law;

•	any misappropriation or embezzlement of our property or the property of our affiliates;

•	breach by Mr. Belbel of any of the provisions of his non-disclosure and non-competition agreements with us; and

•	breach by Mr. Belbel of any provision of his employment agreement after written notice.

For purposes of Mr. Belbel’s employment agreement, “Good Reason” includes constructive termination, a material reduction in base salary, or our material breach of the employment agreement with Mr. Belbel, in each case following our failure to cure such event for a period of 30 days following receipt of notice from Mr. Belbel.

For the purposes of Mr. Belbel’s employment agreement, a “Change in Control” is deemed to have occurred if any of the following conditions shall have been satisfied:

•

the acquisition, directly or indirectly, by any person, in one transaction or a series of related transactions, of our securities representing in excess of 50% or more of the combined voting power of our then-outstanding securities, or

•

the disposition by us (whether direct or indirect, by sale of assets or stock, merger, consolidation or otherwise) of all or substantially all of our assets in one transaction or series of related transactions (other than (i) a merger effected exclusively for the purpose of changing our domicile, (ii) financing activities in the ordinary course in which we sell our equity securities, or (iii) a transfer to a person or entity that, immediately after the transfer, is or is controlled by a person or entity that controlled us before the transfer).

Non-competition and Non-solicitation. The employment agreement provides that Mr. Belbel will not compete with us or solicit our clients or customers for a year after the termination or cessation of his employment with us. His employment agreement further provides that Mr. Belbel will not solicit our employees for two years after the termination or cessation of his employment with us.

Employment Relationship with Kevin G. Lafond

Base Salary. In 2013, Mr. Lafond received an annual base salary of $195,142, which is subject to review of the board of directors or the compensation committee at least annually. The board increased Mr. Lafond’s base salary to $200,997 for 2014.

Annual Performance Bonus. Mr. Lafond is eligible to receive an annual bonus based on his performance as determined by the board or the compensation committee. For 2013, the board adopted the compensation committee’s recommendations for end-of-year cash bonuses pursuant to which Mr. Lafond received a cash bonus of $35,126.

Equity Incentive Grants. Mr. Lafond is eligible to receive equity awards as determined by the board in its sole discretion from time to time. In connection with his joining the company, on February 6, 2009 we granted Mr. Lafond a stock option to purchase 10,000 shares of common stock at a per share exercise price of $0.80, which option vested in three equal annual installments starting with the first anniversary date of the grant. On May 13, 2009, we granted to Mr. Lafond a stock option to purchase 16,000 shares of common stock at a per share exercise price of $0.70, which option vested in four equal installments on each of May 13, 2009, August 13, 2009, November 13, 2009, and February 13, 2010. On September 23, 2009, we granted to Mr. Lafond an award of restricted stock in the amount of 24,000 shares of common stock with transfer and forfeiture restrictions that lapsed on the first anniversary of the grant date. Effective as of December 31, 2009, the board adopted the compensation committee’s recommendations for 2009 end-of-year awards of restricted stock and grants of stock options under our 2003 Stock Option Plan pursuant to which Mr. Lafond was awarded 25,000 shares of common stock with transfer and forfeiture restrictions that lapsed in annual installments over three years commencing on the one-year anniversary of the grant date and options to purchase 17,500 shares of common stock at an exercise price of $2.85, which options vested in equal annual installments over three years commencing on the one-year anniversary of the grant date. Effective as of December 31, 2010, the board adopted the compensation committee’s recommendations for 2010 end-of-year awards of restricted stock and grants of stock options under our 2003 Stock Option Plan pursuant to which Mr. Lafond was granted a stock option to purchase 25,000 shares of common stock at a per share exercise price of $4.77, which option vested in three equal annual installments starting with the first anniversary date of the grant. Effective as of December 30, 2011, the board adopted the compensation committee’s recommendations for 2011 end-of-year awards of restricted stock and grants of stock options under our 2003 Stock Option Plan pursuant to which Mr. Lafond was awarded

14,070 shares of common stock with transfer and forfeiture restrictions that lapsed in annual installments over three years commencing on the one-year anniversary of the grant date. Effective as of December 31, 2012, the board adopted the compensation committee’s recommendations for 2012 end-of-year awards of restricted stock and grants of stock options under our 2012 Equity Incentive Plan pursuant to which Mr. Lafond was granted options to purchase 20,000 shares of common stock at an exercise price of $4.16, which options vest in three equal installments starting with the first anniversary of date of the grant. Effective as of June 27, 2013, we granted to Mr. Lafond under our 2012 Equity Incentive Plan options to purchase 82,500 shares of common stock at an exercise price of $2.30, which options vest in equal annual installments over three years commencing on the one-year anniversary of the grant date. Effective as of December 31, 2013, the board adopted the compensation committee’s recommendations for 2013 end-of-year awards of restricted stock and grants of stock options under our 2012 Equity Incentive Plan pursuant to which Mr. Lafond was awarded options to purchase 35,000 shares of common stock at an exercise price of $4.34, which options vest in equal annual installments over three years commencing on the one-year anniversary of the grant date. The vesting of certain of Mr. Lafond’s equity awards may be accelerated if Mr. Lafond’s employment with us is terminated under certain circumstances. See “Potential Payments Upon Termination or Change in Control” below.

Expense Reimbursement. Mr. Lafond is eligible for reimbursement of normal, usual and necessary expenses incurred by him in furtherance of our business and affairs, including reasonable travel and entertainment expenses.

Severance Provisions. If Mr. Lafond is terminated by the Company for a reason other than for “Cause,” as that term is defined in Mr. Lafond’s severance agreement, or other than for retirement, death or disability, Mr. Lafond will be entitled to receive a severance payment equal to six months of his then-current annualized base salary.

For the purposes of Mr. Lafond’s severance agreement, “Cause” for our terminating Mr. Lafond means:

•	the willful or negligent failure, disregard or refusal by Mr. Lafond to perform his duties of employment;

•

any act by Mr. Lafond that, in the opinion of the chief executive officer, has the effect of injuring our business or reputation or the business or reputation of any or our affiliates, including but not limited to, any officer, director, executive of shareholder of ours or our affiliates;

•

misconduct by Mr. Lafond in respect of his duties or obligations, including, without limitation, insubordination with respect to lawful directors received by Mr. Lafond from the chief executive officer or such other executive officer to whom Mr. Lafond may report;

•	Mr. Lafond’s indictment of any felony or a misdemeanor involving moral turpitude (including entry of a nolo contendere plea);

•

the determination by us after a reasonable and good faith investigation following a written allegation by another employee that Mr. Lafond engaged in some form of harassment prohibited by law (including, without limitation, harassment that constitutes age, sec, or race decimation);

•	any misappropriation or embezzlement of our property or the property of our affiliates (whether or not constituting a misdemeanor or felony);

•

breach by Mr. Lafond of any of the provisions of his invention, non-disclosure and non-competition agreement with us, as determined in the sole and absolute discretion of the chief executive officer; and

•	breach by Mr. Lafond of any provision of his severance agreement, as determined in the sole and absolute discretion of the chief executive officer.

Employment Agreement with Jason A. Amello

Prior to his departure from the company on May 13, 2013, Mr. Jason A. Amello had served as our Executive Vice President, Chief Financial Officer and Treasurer since May 8, 2012, the date of his written employment agreement. Mr. Amello had an at-will employment relationship with us.

Base Salary. In each of 2012 and 2013, Mr. Amello was entitled to receive an initial annual base salary of $350,000, which was subject to review of the board of directors or the compensation committee at least annually.

Annual Performance Bonus. Prior to his departure from the company, under his employment agreement, Mr. Amello was eligible to receive an annual bonus based on his performance as determined by the board. The target amount of the annual performance bonus was equal to 35% of Mr. Amello’s base salary paid or payable for the applicable calendar year, with the actual amount to be determined by the board or the compensation committee for each calendar year. Mr. Amello was also eligible to receive an additional annual discretionary bonus in such amount as may be determined by the board. The board adopted the compensation committee’s recommendations for 2012 end-of-year cash bonuses pursuant to which Mr. Amello received a cash bonus of $61,250.

Equity Incentive Grants. Prior to his departure from the company, Mr. Amello was eligible under his employment agreement to receive equity awards as determined by the board in its sole discretion from time to time. In connection with his entry into his employment agreement, on May 8, 2012, we granted to Mr. Amello options to purchase 200,000 shares of common stock at an exercise price of $4.50, which options vest in three equal installments starting with the first anniversary of date of the grant, and 25,000 shares of restricted stock with transfer and forfeiture restrictions that lapse in annual installments over three years starting with the first anniversary of date of the grant. Effective as of December 31, 2012, the board adopted the compensation committee’s recommendations for 2012 end-of-year awards of restricted stock and grants of stock options under our 2012 Equity Incentive Plan pursuant to which Mr. Amello was granted options to purchase 150,000 shares of common stock at an exercise price of $4.16, which options vest in three equal installments starting with the first anniversary of date of the grant. The exercisability of certain of Mr. Amello’s equity awards was extended in connection with his departure from the Company such that Mr. Amello’s stock options that had vested as of his departure on May 31, 2013 remained exercisable for a period of one year following his termination and his unvested stock options and unvested awards of restricted stock expired as of the date of his departure. See “Severance Provisions” below.

Expense Reimbursement. Prior to his departure from the company, under his employment agreement, Mr. Amello was eligible for reimbursement of normal, usual and necessary expenses incurred by him in furtherance of our business and affairs, including reasonable travel and entertainment expenses.

Severance Provisions. In connection with Mr. Amello’s departure, Mr. Amello agreed to receive a severance payment equal to 100% of his then current annual base salary in lieu of the total severance benefits to which he was entitled pursuant to his employment agreement with the Company. The Company also agreed to pay the cost of Mr. Amello’s continued health insurance and dental insurance premiums for six months following his termination, and the cost of COBRA continuation coverage for Mr. Amello for six months following his termination if Mr. Amello so elected. In addition, the Company agreed to extend the exercise period for all vested stock options held by Mr. Amello such that his then-vested options may be exercised until the first anniversary of his termination date.

Non-competition and Non-solicitation. Mr. Amello’s employment agreement provides that Mr. Amello will not compete with us or solicit our clients or customers for a year after the termination or cessation of his employment with us. His employment agreement further provides that Mr. Amello will not solicit our employees for two years after the termination or cessation of his employment with us.

Employment Agreement with Hagop Youssoufian, M.Sc., M.D.

Prior to his termination on April 2, 2013, Dr. Hagop Youssoufian served as our President of Research and Development and Chief Medical Officer and had previously served as our Executive Vice President and Chief Medical Officer from July 2011 until October 2011. Dr. Youssoufian was initially employed pursuant to an employment agreement effective July 8, 2011, which was amended on March 30, 2012. Dr. Youssoufian had an at-will employment relationship with us. On April 2, 2013, we terminated Dr. Youssoufian’s employment without cause.

Base Salary. Dr. Youssoufian received an initial annual base salary of $450,000, which was subject to increase at the discretion of the board based on an annual review. The board did not increase Dr. Youssoufian’s base salary for 2013.

Annual Performance Bonus. Under his employment agreement, Dr. Youssoufian was eligible to receive an annual bonus based on his performance as determined by the board or the compensation committee. The target amount of the annual performance bonus was 35% of his base salary, with the actual amount to be received determined by the board or the compensation committee. Dr. Youssoufian was also eligible to receive an additional annual discretionary bonus in such amount as may be determined by the board. For each of 2011 and 2012, the board adopted the compensation committee’s recommendations for end-of-year cash bonuses pursuant to which Dr. Youssoufian received cash bonuses of $47,250 and $78,750, respectively.

Retention Bonus. In connection with his entering into the amendment to his employment agreement, we paid Dr. Youssoufian a one-time retention bonus of $200,000. If Dr. Youssoufian terminated his employment without “Good Reason” or he was terminated for “Cause,” in either case prior to March 30, 2013, Dr. Youssoufian would have been required to refund the retention bonus to us, provided that the amount of the retention bonus refundable to us in these instances would be reduced monthly, on a pro rata basis, over the twelve month period following March 30, 2012. In the event of a “Change of Control” prior to March 30, 2013, any portion of the retention bonus that remained subject to refund would have vested immediately and no longer be refundable to us.

Equity Incentive Grants. Dr. Youssoufian was eligible under his employment agreement to receive equity awards as determined by the board in its sole discretion from time to time. In connection with his entry into his employment agreement, on July 15, 2011 we granted Dr. Youssoufian 50,000 shares of common stock with transfer and forfeiture restrictions that lapsed in their entirety on the one-year anniversary of the grant date and a stock option to purchase 250,000 shares of common stock at a per share exercise price of $5.89, which option vested in three equal annual installments starting with the first anniversary date of the grant. Effective as of December 30, 2011, the board adopted the compensation committee’s recommendations for 2011 end-of-year awards of restricted stock and grants of stock options under our 2003 Stock Option Plan pursuant to which Dr. Youssoufian was granted 65,380 shares of common stock on December 30, 2011, which shares are subject to transfer and forfeiture restrictions that lapse in three equal annual installments starting with the first anniversary date of the grant. Effective as of December 31, 2012, the board adopted the compensation committee’s recommendations for 2012 end-of-year awards of restricted stock and grants of stock options under our 2012 Equity Incentive Plan pursuant to which Dr. Youssoufian was granted options to purchase 180,000 shares of common stock at an exercise price of $4.16, which options vest in three equal installments starting with the first anniversary of date of the grant. Dr. Youssoufian’s stock options that had vested as of his termination on April 2, 2013 remained exercisable for a period of 90 days following his termination and his unvested stock options and unvested awards of restricted stock expired as of the date of his termination.

Expense Reimbursement. Under his employment agreement, Dr. Youssoufian was eligible for reimbursement of normal, usual and necessary expenses incurred by him in furtherance of our business and affairs, including reasonable travel and entertainment expenses.

Relocation Expenses. Pursuant to Dr. Youssoufian’s employment agreement, he was required to relocate his permanent residence to the greater Boston, Massachusetts area from Princeton, New Jersey by October 1, 2012. Subject to his relocation to the greater Boston, Massachusetts area by that date, we agreed to reimburse Dr. Youssoufian for reasonable, out-of-pocket, relocation expenses, up to a maximum of $20,000. If Dr. Youssoufian had terminated his employment with us prior to March 30, 2013, he would have been required to repay any relocation reimbursements received. To the extent taxable to Dr. Youssoufian, we have agreed to gross-up the $20,000 relocation reimbursement to offset the impact of U.S. federal income taxes on these payments.

Severance Provisions. On April 2, 2013, we terminated Dr. Youssoufian without cause. Pursuant to the terms of his employment agreement, Dr. Youssoufian would have been entitled to receive a severance payment equal to 100% of his then current annual base salary plus a portion of the target amount of his annual performance bonus for the calendar year in which such termination occurred (which portion would have been determined pro rata based on the number of days in such calendar year during which Dr. Youssoufian was employed by us) and Dr. Youssoufian’s stock options that had vested as of the date of termination would have remained exercisable for a period of 90 days and any unvested stock options and unvested awards of restricted stock held by Dr. Youssoufian would have been deemed to have expired as of the date of termination. However, in connection with his termination Dr. Youssoufian agreed to receive a severance payment equal to 100% of his current annual base salary in lieu of the total severance benefits to which he was entitled pursuant to his employment agreement.

Non-competition and Non-solicitation. The employment agreement provides that Dr. Youssoufian will not compete with us or solicit our clients or customers for a year after the termination or cessation of his employment with us. His employment agreement further provides that Dr. Youssoufian will not solicit our employees for two years after the termination or cessation of his employment with us.

Potential Payments Upon Termination or Change in Control

The following table sets forth estimated compensation that would have been payable to each of our named executive officers as severance or upon a change in control of our company under three alternative scenarios, assuming the termination triggering severance payments or a change in control took place on December 31, 2013.

Name	Cash Payment ($)(1)	Accelerated Vesting of Stock Options ($)(2)	Accelerated Vesting of Restricted Stock Awards ($)(3)	Welfare Benefits ($)(4)	Total ($)
Jonathan Lewis, M.D., Ph.D.
Termination without cause or with good reason prior to change in control	700,000	—	142,524	18,377	860,900
Change in control only	500,000	—	285,047	36,754	821,801
Change in control with termination without cause or good reason	1,400,000	—	285,047	36,754	1,721,801
Caesar J. Belbel
Termination without cause or with good reason prior to change in control	472,500	—	—	6,140	478,640
Change in control only	—	—	—	—	—
Change in control with termination without cause or good reason	472,500	—	242,058	6,140	720,698
Kevin G. Lafond
Termination without cause or with good reason prior to change in control	97,571	—	—	—	97,571
Change in control only	—	—	—	—	—
Change in control with termination without cause or good reason	97,571	168,300	—	—	265,871

(1)	Amounts shown reflect payments based on salary and bonus as well as payment of estimated cost of life, disability and accident insurance benefits during the agreement period.
(2)	Amounts shown represent the value of stock options upon the applicable triggering event described in the first column. The value of stock options is based on the difference between the exercise price of the options and $4.34, which was the closing price of our common stock on the NASDAQ Capital Market on December 31, 2013.
(3)	Amounts shown represent the value of restricted stock awards upon the applicable triggering event described in the first column, based on the closing price of our common stock on the NASDAQ Capital Market on December 31, 2013.
(4)	Amounts shown represent the estimated cost of providing employment-related benefits during the agreement period.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

This section provides further information regarding the board of directors and the independence of our directors and describes key corporate governance guidelines and practices that we have adopted.

Independence of the Board of Directors

The board of directors uses the definition of independence established by The NASDAQ Stock Market. Under applicable NASDAQ rules, a director qualifies as an “independent director” if, in the opinion of the board, he or she does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The board has determined that Dr. Murray Brennan, Mr. James A. Cannon, Senator Wyche Fowler, Jr., Mr. Timothy McInerney and Dr. Michael Weiser are “independent directors,” as such term is defined in NASDAQ Rule 5605(a)(2).

Board Leadership Structure

The board of directors has appointed an independent director, Dr. Murray Brennan, to serve as its non-executive Lead Director. The board has elected to separate the Lead Director function from that of the Chief Executive Officer, who serves as our principal executive officer, due to a belief that separating these functions, and empowering an independent director to chair the board meetings, will result in increased board oversight of management activities.

Director Attendance at Board and Stockholder Meetings

The board of directors met ten times during 2013, either in person or by teleconference. During 2013, each director attended at least 75% of the meetings of the board. The board also took action by written consent on one occasion during 2013.

Although we have no formal policy regarding directors’ attendance at our annual stockholders meetings, we encourage such attendance by members of the board. All of the members of the board attended our 2013 annual stockholders meeting.

Board Committees

The board of directors has established three standing committees: an audit committee, a compensation committee, and a nominating and corporate governance committee. Each committee operates under a charter that has been approved by the board. Current copies of each committee’s charter are posted on the “Investors —Corporate Governance” section of our website, www.ziopharm.com. Our website and its contents are not incorporated into this proxy statement. The current members of the committees are as follows:

	Audit	Compensation	Nominating
Jonathan Lewis, M.D., Ph.D.
Murray Brennan, M.D.|s3
James A. Cannon
Senator Wyche Fowler, Jr., J.D.
Randal J. Kirk
Timothy McInerney
Michael Weiser, M.D., Ph.D.

|s3 = Lead Director     = Chair      = Member

Audit Committee

The current members of the audit committee are Mr. James A. Cannon, who serves as the committee’s Chairman, Senator Wyche Fowler, Jr. and Dr. Michael Weiser. As set forth in the audit committee charter, the primary responsibility of the audit committee is to oversee our financial reporting processes and internal control system on behalf of the board. In that regard, the audit committee is responsible for, among other things, the appointment, compensation, retention and oversight of the work performed by the independent registered public accounting firm employed by us.

Each member of the audit committee is an “independent director,” as such term is defined in NASDAQ Marketplace Rule 5605(a)(2), and meets the criteria for independence set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended. The board of directors has also determined that each of the audit committee members is able to read and understand fundamental financial statements and that at least one member of the audit committee has past employment experience in finance or accounting. The board has determined that at least one member of the audit committee, Mr. James A. Cannon, is an “audit committee financial expert,” as that term is defined in Item 407(d)(5)(ii) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended. Mr. Cannon’s relevant experience includes his current service as the Chief Financial Officer of BBDO Worldwide, a position he has held for the past 20 years, and his past service as director of financial operations of the Omnicom Group.

The audit committee held six meetings during 2013, during which the audit committee held discussions with financial management and representatives from the independent registered public accounting firm prior to the filing of each quarterly report on Form 10-Q and annual report on Form 10-K with the SEC. During 2013, each member of the audit committee attended at least 75% of the meetings of the committee.

Compensation Committee

The current members of the compensation committee are Dr. Michael Weiser, who serves as the committee’s Chairman, Dr. Murray Brennan and Mr. Timothy McInerney. In addition, Randal J. Kirk served on the compensation committee from March 2011 until March 2013 pursuant a permitted exception to NASDAQ Marketplace Rule 5605(d). As set forth in the compensation committee charter, the compensation committee reviews our remuneration policies and practices and makes recommendations to the board of directors in connection with all compensation matters affecting our executive officers.

Each of Drs. Brennan and Weiser and Mr. McInerney is an “independent director,” as such term is defined in NASDAQ Marketplace Rule 5605(a)(2), and meets the criteria for independence set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended.

Although Mr. Kirk is not considered an “independent director” under NASDAQ Marketplace Rule 5605(a)(2), the board determined that Mr. Kirk’s service as a member of the compensation committee was appropriate and required by our best interests and those of our stockholders based upon his unique and extensive experience and record of achievement as an executive and board and compensation committee member of numerous pharmaceutical and other health care companies. The board believed that Mr. Kirk’s experience, in combination with his direct and indirect ownership of our common stock (approximately 17.7% beneficial ownership as of the Record Date), provided him with a unique perspective from which to develop executive compensation policies that aligned executives’ interests with those of our stockholders and that focus on maximizing stockholder value. In that regard, the board appointed Mr. Kirk to the compensation committee in March 2011 pursuant a permitted exception to NASDAQ Marketplace Rule 5605(d), which generally provides that compensation of executive officers be determined, or recommended to the board for determination, by either a majority of the board’s “independent directors” in a vote in which only they participate, or by a compensation committee comprised solely of “independent directors.” In accordance with requirements of the exception, Mr. Kirk’s term as a member of the compensation committee was limited to two years and for that reason, Mr. Kirk resigned from the compensation committee effective March 2013 in compliance with the exception and the board filled the vacancy on the compensation committee created by Mr. Kirk’s resignation by appointing Mr. McInerney. Mr. Kirk was not considered an “independent director” under NASDAQ Marketplace Rule 5605(a)(2) as a result of his controlling interest in, and his positions as Chairman of the board of directors and Chief Executive Officer of Intrexon Corporation, a company with which we have entered into a strategic channel partnership arrangement.

The compensation committee held three meetings during 2013, took action by written consent on four occasions and met informally on several other occasions. During 2013, each member of the compensation committee attended at least 75% of the meetings of the committee. For purposes of approving all transactions between us and our employees or directors with regard to equity compensation matters during the term of Mr. Kirk’s service on the compensation committee, the compensation committee appointed the Subcommittee comprised of the independent directors on the compensation committee. The Subcommittee did not hold any meetings during 2013 and took action by written consent on one occasion.

Corporate Governance and Nominating Committee

The current members of the corporate governance and nominating committee are Mr. Timothy McInerney, who serves as the committee’s Chairman, Dr. Murray Brennan and Senator Wyche Fowler, Jr. As set forth in the corporate governance and nominating committee charter, the primary responsibility of the corporate governance and nominating committee is to consider and make recommendations to the board of directors concerning the appropriate size, function and needs of the board and its committees. In that regard, the corporate governance and nominating committee is, among other things, responsible for establishing criteria for membership on board, recruiting and recommending candidates to fill newly created or vacant positions on the board and reviewing any candidates recommended by stockholders. In addition, the corporate governance and nominating committee evaluates and assesses the performance of the board as a whole and its committees.

Each member of the corporate governance and nominating committee is an “independent director,” as such term is defined in NASDAQ Marketplace Rule 5605(a)(2), and meets the criteria for independence set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended. The corporate governance and nominating committee held two meetings during 2013. During 2013, each member of the nominating and corporate governance committee attended at least 75% of the meetings of the committee.

Director Nomination Process

The corporate governance and nominating committee (or a subcommittee thereof) recruits and considers director candidates and presents qualified candidates to the full board of directors for consideration. There is no fixed process for identifying and evaluating potential candidates to be nominees for directors, and there is no fixed set of qualifications that must be satisfied before a candidate will be considered. Rather, the corporate governance and nominating committee has the flexibility to consider such factors as it deems appropriate. These factors may include education, general business and industry experience, ability to act on behalf of stockholders, potential concerns regarding independence or conflicts of interest and other factors relevant in evaluating board nominees. Although the corporate governance and nominating committee does not have a policy with regard to the consideration of diversity in identifying director candidates, overall board diversity of industry background and experience is generally among the factors considered. The corporate governance and nominating committee believes that a board comprised of directors with diverse skills and experiences relevant to our industry and operations will result in efficient and competent oversight of our various core competencies, which include pharmaceutical development, strategic partnering, commercialization activities, regulatory compliance, corporate finance and accounting. As such, the corporate governance and nominating committee gives consideration to the interplay of a director candidate’s experience with that of other members of the board and the evolving needs of our business.

Qualified candidates will be considered without regard to race, color, religion, sex, ancestry, national origin or disability, and the corporate governance and nominating committee will consider director candidates recommended by security holders. If the corporate governance and nominating committee approves a candidate for further review following an initial screening, the corporate governance and nominating committee will establish an interview process for the candidate. Generally, the candidate will meet with at least a majority of the members of the corporate governance and nominating committee, along with our Chief Executive Officer. Contemporaneously with the interview process, the corporate governance and nominating committee will conduct a comprehensive conflicts-of-interest assessment of the candidate. The corporate governance and nominating committee will consider reports of the interviews and the conflicts-of-interest assessment to determine whether to recommend the candidate to the full board. The corporate governance and nominating committee will also take into consideration the candidate’s personal attributes, including, without limitation, personal integrity, loyalty to us and concern for our success and welfare, willingness to apply sound and independent business judgment, awareness of a director’s vital part in our good corporate citizenship and image, time available for meetings and consultation on our matters and willingness to assume broad, fiduciary responsibility.

Recommendations for candidates to be considered for election to the board of directors at our annual stockholders’ meeting may be submitted to the corporate governance and nominating committee by our stockholders. In order to make such a recommendation, a stockholder must submit the recommendation in writing to the Chairperson of the corporate governance and nominating committee, in care of the our Secretary at our principal executive offices at One First Avenue, Parris Building 34, Navy Yard Plaza, Boston, Massachusetts 02129, at least 120 days prior to the mailing date of the previous year’s annual meeting proxy statement. To enable the corporate governance and nominating committee to evaluate the candidate’s qualifications, stockholder recommendations must include the following information:

•	The name and address of the nominating stockholder and of the director candidate;

•	A representation that the nominating stockholder is a holder of record of ours entitled to vote at the current year’s annual meeting;

•

A description of any arrangements or understandings between the nominating stockholder and the director candidate or candidates being recommended pursuant to which the nomination or nominations are to be made by the stockholder;

•	A resume detailing the educational, professional and other information necessary to determine if the nominee is qualified to become a director of ours;

•

Such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had each nominee been nominated by the board; and

•	The consent of each nominee to serve as a director of ours if so elected.

Each of the individuals nominated for re-election to the board of directors pursuant to Proposal One were approved for such nomination by the corporate governance and nominating committee.

Risk Management and Oversight

Our risk management function is overseen by our principal financial officer and Chief Legal officer, each of whom reports directly to the Chief Executive Officer. Material risks are identified and prioritized by management, and prioritized risks are referred to a board committee or the full board for oversight. For example, strategic risks are referred to the full board while financial risks are referred to the audit committee. The board reviews information regarding our credit, liquidity, and operations, as well as the risks associated with each.

Communicating with Directors

We have established means for stockholders and others to communicate with the board of directors. If a stockholder wishes to address a matter regarding our financial statements, accounting practices or internal controls, the matter should be submitted in writing addressed to the Chairperson of the audit committee in care of the Secretary at our principal executive offices at One First Avenue, Parris Building 34, Navy Yard Plaza, Boston, Massachusetts 02129. If the matter relates to our governance practices, business ethics or corporate conduct, it should be submitted in writing addressed to the Chairperson of the corporate governance and nominating committee in care of the principal financial officer at our principal executive offices. If a stockholder is unsure where to direct a communication, the stockholder may direct it in writing to the Chairperson of the audit committee, or to any one of our independent directors, in care of the principal financial officer at our principal executive officers. All of these stockholder communications will be forwarded by the principal financial officer to the addressee.

Compensation Committee Interlocks and Insider Participation

The current members of the compensation committee are Dr. Murray Brennan, Dr. Michael Weiser and Mr. Timothy McInerney. In addition, Randal J. Kirk served on the compensation committee from March 2011 until March 2013 pursuant a permitted exception to NASDAQ Marketplace Rule 5605(d). No member of the compensation committee has ever been an officer or employee of our company or any subsidiary of ours. Other than Mr. Kirk, no member of the compensation committee had any relationship with us during 2013 requiring disclosure under Item 404 of Regulation S-K of the SEC. Please see “Certain Relationships and Related Transactions” for a description of the transactions entered into with Mr. Kirk and his affiliates.

None of the executive officers has served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a member of our board of directors or our compensation committee.

Code of Ethics and Business Conduct

The board of directors adopted a Code of Ethics and Business Conduct to be applicable to all officers, directors and employees. The Code of Ethics and Business Conduct is intended to be designed to deter wrong-doing and promote honest and ethical behavior, full, fair, timely, accurate and understandable disclosure, and compliance with applicable laws. In addition to provisions that are applicable to officers, directors and employees generally, the Code of Ethics and Business Conduct contains provisions that are specifically applicable to our Chief Executive Officer and senior financial officer(s). The Code of Ethics and Business Conduct is available on our website at www.ziopharm.com and a copy may be obtained without charge upon written request to our Secretary at our principal executive offices at One First Avenue, Parris Building 34, Navy Yard Plaza, Boston, Massachusetts 02129. Our website and its contents are not incorporated into this proxy statement.

Audit Committee Report

The audit committee has reviewed our audited financial statements for the last fiscal year, and has discussed them with management and our independent registered public accounting firm.

Specifically, the audit committee has discussed with our independent registered public accounting firm the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The audit committee has received and reviewed the written disclosures and the letter from our independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and has discussed with our independent registered public accounting firm their independence.

The audit committee, based on the review and discussions described above with management and our independent registered public accounting firm, has recommended to the board of directors that the audited financial statements for the fiscal year ended December 31, 2013 be included in our Annual Report on Form 10-K for such fiscal year for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

James A. Cannon

Wyche Fowler, Jr.

Michael Weiser

This report is not “soliciting material,” is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation Committee Report

The compensation committee has reviewed and discussed with management the Compensation Discussion and Analysis portion contained in this proxy statement. Based on this review and discussion, the compensation committee has recommended to the board of directors, and the board has agreed, that the section entitled “Compensation Discussion and Analysis” as it appears above be included in this proxy statement.

COMPENSATION COMMITTEE

Murray Brennan

Timothy McInerney

Michael Weiser

This report is not “soliciting material,” is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether before or after the date hereof and irrespective of any general incorporation language in any such filing.

DIRECTOR COMPENSATION

Compensatory Arrangements with Outside Directors

Under our director compensation policy, each non-employee director is entitled to the following:

•	an annual retainer fee of $40,000 for service on the board;

•	additional annual retainer fees for board committee service as follows:

	Chair	Other Member
Audit Committee	$15,000	$8,000
Compensation Committee	10,000	6,000
Corporate Governance and Nominating Committee	6,000	4,000

The non-executive Lead Director also receives further annualized cash compensation of $15,000. All cash retainers are paid on a quarterly basis in arrears to non-employee directors who continue to serve as members of the board on the last business day of each calendar quarter.

At the end of each calendar year, each non-employee director receives annual equity incentive grants comprised of restricted shares of our common stock and/or options to purchase shares of our common stock. The number of restricted shares and options comprising each grant is determined by the board prior to the end of each calendar year upon recommendation from the compensation committee. On December 31, 2013, the board determined to make an equity incentive grant to each non-employee director of, at each director’s election, either options to purchase 25,000 shares of our common stock with an exercise price of $4.34 per share, the fair market value of our common stock on the grant date, or such number of restricted shares of our common stock with a value equal to the foregoing options to purchase 25,000 shares of our common stock using the Black-Scholes methodology. Drs. Brennan and Weiser each elected to receive options to purchase 25,000 shares of our common stock. Senator Fowler and Messrs. Cannon, Kirk and McInerney each elected to receive 18,818 shares of restricted stock. The stock options vest on the one-year anniversary of the grant date and the restricted stock is subject to transfer and forfeiture restrictions that lapse on the one-year anniversary of the grant date.

In addition, effective upon a director’s initial election to the board, he or she receives 25,000 restricted shares of our common stock and an option to purchase 25,000 shares of the our common stock at a price equal to the fair market value of the common stock on the grant date. The restricted stock are subject to transfer and forfeiture restrictions that lapse on the one-year anniversary of the grant date and the stock option vests in three equal annual installments.

As set forth in its written charter, the compensation committee annually, or more frequently if deemed advisable, reviews director compensation practices and recommends any changes for adoption by the full board. As such, the director compensation described above is subject to change at the discretion of the board.

2013 Non-Employee Director Compensation

The following table provides information regarding non-employee director compensation for 2013.

Name	Fees Earned or Paid in Cash ($)	Option Awards(1) ($)	Stock Awards(1) ($)	Total ($)
Murray Brennan, M.D.	$86,250	$83,500	—	$169,750
James A. Cannon	$68,750	—	$81,670	$150,420
Wyche Fowler, Jr.	$65,000	—	$81,670	$146,670
Randal J. Kirk	$57,500	—	$81,670	$139,170
Timothy McInerney	$57,500	—	$81,670	$139,170
Michael Weiser, M.D., Ph.D.	$67,500	$83,500	—	$151,000

(1)	The amounts shown represent compensation expense recognized for financial statement purposes under ACS Topic 718. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For a discussion of the assumptions relating to our valuations of these restricted stock awards and stock options, please see Note 3 to the financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 filed with the SEC on March 3, 2014. These amounts reflect our accounting expense for these restricted stock awards and stock options and do not correspond to the actual value that may be recognized by the directors. As of December 31, 2014:

•

Dr. Brennan held options to purchase 222,529 shares at a weighted average exercise price of $4.22 per share, of which 172,529 shares had vested. In addition, Dr. Brennan held 52,500 shares of restricted stock, of which 52,500 shares have had transfer and forfeiture restrictions lapse.

•

Mr. Cannon held options to purchase 147,529 shares at a weighted average exercise price of $4.18 per share, of which 147,529 shares had vested. In addition, Mr. Cannon held 121,441 shares of restricted stock, of which 85,067 shares have had transfer and forfeiture restrictions lapse, and a warrant to purchase 87,500 shares at an exercise price of $4.02 per share.

•

Senator Fowler held options to purchase 172,529 shares at a weighted average exercise price of $4.21 per share, of which 164,196 shares had vested. In addition, Senator Fowler held 103,864 shares of restricted stock, of which 73,349 shares have had transfer and forfeiture restrictions lapse.

•

Mr. Kirk held options to purchase 25,000 shares at an exercise price of $5.21 per share, of which 16,667 shares had vested. In addition, Mr. Kirk held 78,941 shares of restricted stock, of which 42,567 shares have had transfer and forfeiture restrictions lapse.

•

Mr. McInerney held options to purchase 172,529 shares at a weighted average exercise price of $4.21 per share, of which 164,196 shares had vested. In addition, Mr. McInerney held 103,864 shares of restricted stock, of which 73,349 shares have had transfer and forfeiture restrictions lapse, and warrants to purchase 145,196 shares at a weighted average exercise price of $2.79 per share.

•

Dr. Weiser held options to purchase 172,529 shares at a weighted average exercise price of $4.20 per share, of which 147,529 shares had vested. In addition, Dr. Weiser held 102,623 shares of restricted stock, of which 85,067 shares have had transfer and forfeiture restrictions lapse.

LIMITATION OF LIABILITY AND INDEMNIFICATION

Our charter limits the personal liability of directors for breach of fiduciary duty to the maximum extent permitted by the Delaware corporation law. The charter provides that no director will have personal liability to us or to stockholders for monetary damages for breach of fiduciary duty as a director. These provisions do not, however, eliminate or limit the liability of any of the directors for:

•	any breach of the director’s duty of loyalty to us or our stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	voting or assenting to unlawful payments of dividends, stock repurchases or other distributions; or

•	any transaction from which the director derived an improper personal benefit.

Any amendment, repeal or modification of these provisions will not adversely affect any right or protection of a director in respect of any act or omission occurring prior to such amendment, repeal or modification. If the Delaware corporation law is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of the directors will be further limited to the greatest extent permitted by the Delaware corporation law.

The charter also provides that we must indemnify directors and officers in certain circumstances. We believe this provision is important in attracting and retaining qualified individuals to serve as directors and executive officers.

We maintain director and officer insurance providing for indemnification of our directors and officers for certain liabilities, including certain liabilities under the Securities Act. We also maintain a general liability insurance policy that covers certain liabilities of directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers. We have also entered into indemnification agreements with each of our directors and named executive officers.

There is no pending litigation or proceeding involving any director or executive officer to which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The following discussion relates to certain transactions that involve both our company and one of our executive officers, directors, director nominees or five-percent stockholders, each of whom we refer to as a “related party.” For purposes of this discussion, a “related-party transaction” is a transaction, arrangement or relationship:

•	in which we participate;

•	that involves an amount in excess of $120,000; and

•	in which a related party has a direct or indirect material interest.

Related-Party Transaction Policy

In April 2012, the board of directors adopted our initial written policies and procedures for the review of any related-party transaction. If a related party proposes to enter into a related-party transaction, the related party must report the proposed related-party transaction to the chief legal officer. The policy calls for the proposed related-party transaction to be reviewed and, if deemed appropriate, approved by the audit committee. Whenever practicable, the review and approval by the audit committee will occur prior to entry into the related-party transaction. If advance review and approval is not practicable, the audit committee will review, and, in its discretion, may ratify the related-party transaction. The policy also permits the chair of the audit committee to review and, if deemed appropriate, approve proposed related-party transactions that arise between audit committee meetings, subject to ratification by the audit committee at its next meeting. Any related-party transactions that are ongoing in nature will be reviewed annually.

A related-party transaction reviewed under the policy will be considered approved or ratified if it is authorized by the committee after full disclosure of the related party’s interest in the transaction. As appropriate for the circumstances, the committee will review and consider:

•	the related party’s interest in the related-party transaction;

•	the approximate dollar value of the amount involved in the related-party transaction;

•	the approximate dollar value of the amount of the related party’s interest in the transaction without regard to the amount of any profit or loss;

•	whether the transaction was undertaken in the ordinary course of our business;

•	whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unrelated third party;

•	the purpose of, and the potential benefits to us of, the transaction; and

•

any other information regarding the related-party transaction or the related party in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

The audit committee may approve or ratify the transaction only if the audit committee determines that, under all of the circumstances, the transaction is in or is not inconsistent with our best interests. The audit committee may impose any conditions on the related-party transaction that it deems appropriate.

In addition to the transactions that are excluded by the instructions to the SEC’s related-party transaction disclosure rule, the board has determined that the following transactions do not create a material direct or indirect interest on behalf of related parties and, therefore, are not related-party transactions for purposes of the policy:

•

interests arising solely from the related party’s position as an executive officer of another entity (whether or not the person is also a director of such entity) that is a participant in the transaction, where (a) the related party and all other related parties own in the aggregate less than a 10% equity interest in such entity, (b) the related party and his or her immediate family members are not involved in the negotiation of the terms of the transaction and do not receive any special benefits as a result of the transaction, and (c) the amount involved in the transaction is less than the greater of $200,000 and 5% of the annual gross revenues of the company receiving payment in the transaction; and

•	a transaction that is specifically contemplated by provisions of our charter or bylaws.

The policy provides that transactions involving compensation of executive officers shall be reviewed and approved by the compensation committee.

Certain Related-Party Transactions

Transactions with Intrexon Corporation

On January 12, 2011, Mr. Randal Kirk was appointed to our board of directors and is currently one of our principal stockholders, beneficially owning approximately 17.7% of our common stock as of the Record Date. Mr. Kirk serves as Chief Executive Officer of Intrexon Corporation, with which we entered into an Exclusive Channel Partner Agreement, or the Channel Agreement, on January 6, 2011. In partial consideration for entering into the Channel Agreement, we also entered into a Stock Purchase Agreement and Registration Rights Agreement with Intrexon on January 6, 2011.

Channel Agreement

The Channel Agreement governs a “channel partnering” arrangement in which we will use Intrexon’s technology directed towards in vivo expression of effectors in connection with the development of clinical-stage product candidates and generally to research, develop and commercialize products, in each case in which DNA is administered to humans for expression of anti-cancer effectors for the purpose of treatment or prophylaxis of cancer. The Channel Agreement grants us a worldwide license to use specified patents and other intellectual property of Intrexon in connection with the research, development, use, importing, manufacture, sale, and offer for sale of products involving DNA administered to humans for expression of anti-cancer effectors for the purpose of treatment or prophylaxis of cancer, or the ZIOPHARM Products. Such license is exclusive with respect to any clinical development, selling, offering for sale or other commercialization of ZIOPHARM Products, and otherwise is non-exclusive. Subject to limited exceptions, we may not sublicense the rights described without Intrexon’s written consent.

Subject to certain expense allocations and other offsets provided in the Channel Agreement, we are required pay to Intrexon 50% of the cumulative net quarterly profits derived from the sale of ZIOPHARM Products, calculated on a ZIOPHARM Product-by- ZIOPHARM Product basis. We have also agreed to pay Intrexon 50% of quarterly revenue obtained from a sublicensor in the event of a sublicensing arrangement.

During 2011 and 2012, we paid Intrexon approximately $2.5 million and $11.4 million respectively for services under the Channel Agreement. Of the $11.4 million paid to Intrexon in 2012, $6.6 million was for services already incurred and the remaining $4.8 million was for services expected to be incurred within a year. During 2013, the Company expensed $7.8 million for services performed by Intrexon, of which $4.8 million was applied to the prepaid balance in other current assets, $2.4 million was paid to Intrexon and $0.6 million was recorded in accrued expenses. As of December 31, 2013, the prepaid balance in other current assets on the accompanying balance sheet has been reduced to $0.

Stock Purchase Agreement and Registration Rights Agreement

On January 12, 2011, and pursuant to the Stock Purchase Agreement, Intrexon purchased 2,426,235 shares of our common stock in a private placement for a total purchase price of $11,645,928. We simultaneously issued to Intrexon for no additional consideration an additional 3,636,926 shares of our common stock. Under the terms of the Stock Purchase Agreement, we agreed to issue to Intrexon an additional 3,636,926 shares of our common stock for no additional consideration under certain conditions upon dosing of the first patient in a ZIOPHARM-conducted U.S. Phase 2 clinical trial of a product candidate created, produced or developed by us using Intrexon technology. These shares were issued on November 7, 2012, and when issued, the purchase price for such shares was equal to the $0.001 par value of such shares, which price was deemed paid in partial consideration for the execution and delivery of the Channel Agreement, in accordance with the terms of the Stock Purchase Agreement. Pursuant to the Registration Rights Agreement, on May 18, 2011 we filed a registration statement with the SEC registering the resale of the shares that we have issued or may issue to Intrexon under the Stock Purchase Agreement.

Also under the Stock Purchase Agreement, Intrexon has agreed that, subject to certain conditions and restrictions and limitations, it will purchase our securities in conjunction with “qualified” securities offerings that we conduct while the Channel Agreement remains in effect. In conjunction with a particular qualified offering, Intrexon has committed to purchase up to 19.99% of the securities offering and sold therein (exclusive of Intrexon’s purchase) if requested to do so by us. However, Intrexon will not be obligated to purchase securities in a “qualified” securities offering unless we are then in substantial compliance with our obligations under the Channel Agreement and, with respect to a “qualified” securities offering that is completed following January 6, 2012, we confirm our intent that 40% of the offering’s net proceeds shall have been spent, or in the next year will be spent, by us under the Channel Agreement. In the case of a “qualified” securities offering that is completed after January 6, 2013, Intrexon’s purchase commitment is further limited to an amount equal to one-half of the proceeds spent or to be spent by us under the Channel Agreement. Intrexon’s aggregate purchase commitment for all future qualified offerings is capped at $50.0 million. We and Intrexon subsequently amended the Stock Purchase Agreement to clarify that gross proceeds from the sale of our securities to Intrexon in a qualified offering will apply against Intrexon’s $50.0 million purchase commitment regardless of whether Intrexon participates voluntarily or at our request.

Public Offering Participation

In February 2011, we completed a registered public offering of common stock in which Intrexon purchased 1,190,000 shares at a purchase price of $5.57 per share, for an aggregate purchase price of approximately $10.6 million. In February 2012, we completed a registered public offering of common stock in which Intrexon purchased 1,923,075 shares at a purchase price of $5.20 per share, for an aggregate purchase price of approximately $10.0 million. In October 2013, we completed a registered public offering of common stock in which Intrexon purchased 2,857,143 shares at a purchase price of $3.50 per share, for an aggregate purchase price of approximately $10.0 million. As a result of these purchases, Intrexon’s equity purchase commitment under the Stock Purchase Agreement is currently approximately $19.4 million.

Employment and Indemnification Agreements

Employment Agreements

We have entered into employment agreements with our certain of our executive officers. See “Executive Compensation — Employment and Change in Control Agreements.”

Stock Option Grants to Executive Officers and Directors

We have granted stock options to our executive officers and our non-employee directors. See “Executive Compensation” and “Director Compensation.”

Indemnification Agreements with Executive Officers and Directors

We have entered into an indemnification agreement with each of our directors and executive officers. These indemnification agreements and our certificate of incorporation and our bylaws indemnify each of our directors and officers to the fullest extent permitted by Delaware General Corporation Law. See “Limitation of Liability and Indemnification.”

STOCK OWNERSHIP

Directors, Officers and Principal Stockholders

The following table sets forth information with respect to the beneficial ownership of common stock as of April 21, 2014 for:

•	each beneficial owner of more than five percent of the outstanding common stock;

•	each of the directors and named executive officers; and

•	all of the directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities, or have the right to acquire such powers within 60 days. Common stock subject to options or warrants that are currently exercisable or exercisable within 60 days of April 21, 2014 are deemed to be outstanding and beneficially owned by the person holding the options or warrants. These shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as otherwise indicated, all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them, subject to applicable community property laws. Percentage ownership calculations are based on 100,731,968 shares outstanding as of April 21, 2014. Addresses of individuals are in care of ZIOPHARM Oncology, Inc., One First Avenue, Parris Building 34, Navy Yard Plaza, Boston, Massachusetts 02129.

Name and Address of Beneficial Owner	Outstanding Shares Beneficially Owned		Right to Acquire Within 60 Days of April 21, 2014		Total Shares Beneficially Owned	Percentage
5% Stockholders:
Intrexon Corporation(1)	16,390,305		—		16,390,305	16.3%
20358 Seneca Meadows Parkway Germantown, MD 20876
FMR LLC(2)	7,527,871		—		7,527,871	7.5
82 Devonshire Street Boston, MA 02109
Directors and Named Executive Officers:
Randal J. Kirk	17,815,708	(3)	16,667		17,832,375	17.7
Murray Brennan	52,500		172,529		225,029		*
James A. Cannon	292,049		235,029	(4)	527,078		*
Wyche Fowler, Jr.	106,525		164,196		270,721		*
Timothy McInerney	269,531		309,392	(5)	578,923		*
Michael Weiser	171,032		147,529		318,561		*
Jonathan Lewis, M.D., Ph.D.	778,406	(6)	1,021,265		1,799,671	1.8
Caesar J. Belbel	30,994		183,333		214,327		*
Kevin G. Lafond	31,356		46,668		78,024		*
Hagop Youssoufian, M.Sc., M.D.(7)	49,134		—		49,134		*
Jason Amello(8)	—		—		—		*
All directors and executive officers as a group (11 persons)	19,597,235		2,296,608		21,893,843	21.3

*	Less than one percent.
(1)	Mr. Kirk, directly and through certain affiliates, has voting and dispositive power over a majority of the outstanding capital stock of Intrexon, and has shared voting and dispositive power over the shares held by Intrexon. Mr. Kirk disclaims beneficial ownership of the shares held by Intrexon, except to the extent of any pecuniary interest therein.
(2)	Based solely on a Schedule 13G, as amended, filed with the SEC on February 14, 2014, Fidelity Management & Research Company, or Fidelity, a wholly-owned subsidiary of FMR LLC, is the beneficial owner of 619,600 shares as a result of acting as investment adviser to various investment companies and Fidelity SelectCo, LLC, or SelectCo, a wholly-owned subsidiary of FMR LLC, is the beneficial owner of 6,908,271 shares as a result of acting as investment adviser to various investment companies. Edward C. Johnson 3d is Chairman of FMR LLC. Mr. Johnson and FMR LLC, through its control of Fidelity, and the Fidelity funds each has sole power to dispose of the 619,600 shares owned by the Fidelity funds. Mr. Johnson and FMR LLC, through its control of SelectCo, and the SelectCo funds each has sole power to dispose of the 6,908,271 shares owned by the SelectoCo funds. Neither FMR LLC nor Mr. Johnson has the sole power to vote or direct the voting of the shares owned directly by the Fidelity funds, which power resides with the funds’ Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the funds’ Boards of Trustees.
(3)	Consists of (i) 1,346,462 shares held by Kapital Joe, LLC, an affiliate of Randal J. Kirk, (ii) 78,941 shares over which Randal J. Kirk has sole voting and dispositive power and (iii) the shares described in footnote (1). Mr. Kirk has shared voting and dispositive power over the shares held by Kapital Joe, LLC and the shares described in footnote (1). Mr. Kirk disclaims beneficial ownership of the shares held by Kapital Joe, LLC and the shares described in footnote (1), except to the extent of any pecuniary interest therein.
(4)	Includes 87,500 shares of the Company’s common stock pursuant to outstanding warrants issued on December 9, 2009 which expire December 9, 2014.
(5)	Includes: (i) 90,298 shares of the Company’s common stock pursuant to outstanding warrants issued on September 15, 2009 which expire September 15, 2014, (ii) 25,000 shares of the Company’s common stock pursuant to outstanding warrants issued on December 9, 2009 which expire December 9, 2014 and (iii) 29,898 shares of the Company’s common stock pursuant to outstanding warrants issued on April 14, 2010 which expire December 9, 2014.
(6)	Includes 736,062 shares which have been pledged as security.
(7)	Dr. Youssoufian, our former President of Research and Development and Chief Medical Officer, departed the company on April 2, 2013. The information reported for Dr. Youssoufian is based on information available to the Company as of his departure date and may not reflect his current beneficial ownership.
(8)	Mr. Amello, our former Executive Vice President and Chief Financial Officer and Treasurer, departed the company on May 31, 2013. The information reported for Mr. Amello is based on information available to the Company and may not reflect his current beneficial ownership.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers, as well as stockholders beneficially owning more than ten percent of the outstanding common stock, to file with the SEC initial reports of ownership and reports of changes in ownership with respect to common stock. All of these reporting persons are required by SEC regulations to furnish us with copies of all reports they file with the SEC pursuant to Section 16(a).

Based solely on our review of the copies of such forms received by us and written representations of our directors and executive officers received by us, we believe each reporting person filed on a timely basis all of the reports required to be filed pursuant to Section 16(a) in 2013, except that a Form 4 was not timely filed on behalf of Mr. Amello in connection with the forfeiture of 2,623 shares of our common stock on May 8, 2013 to satisfy withholding tax obligations upon the vesting of a restricted stock grant. Such forfeiture was reported on a Form 4 filed with the SEC on May 14, 2013.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND OTHER MATTERS

Audit and Related Fees

McGladrey LLP served as our independent registered public accounting firm for the years ended December 31, 2013 and 2012. The following table presents the collective fees billed by McGladrey LLP during such years. These fees relate to professional services rendered for (a) audits of our financial statements, (b) reviews of our quarterly financial statements and (c) services related to other regulatory filings:

Fee Category	2013		2012
Audit fees	$249,620		$162,382
All other fees	$88,950	(1)	$—

(1)	$42,439 of such fees were incurred in connection with the preparation of a registration statement by Intrexon Corporation that incorporated our financial statements. Intrexon Corporation reimbursed us for all of such costs. $31,511 of such fees were incurred in connection with special accounting services and $15,000 of such fees were incurred in connection with a contemplated corporate transaction that we ultimately decided not to pursue.

We did not incur any fees of McGladrey LLP for audit-related, tax or other services in 2013 or 2012.

Audit Committee Pre-Approval Policy and Procedures

The audit committee charter provides that all audit and non-audit accounting services that are permitted to be performed by our independent registered public accounting firm under applicable rules and regulations must be pre-approved by the audit committee or by designated independent members of the audit committee, other than with respect to de minimis exceptions permitted under Section 202 of the Sarbanes-Oxley Act of 2002. All services performed by McGladrey LLP in 2013 and 2012 have been pre-approved in accordance with the charter.

Prior to or as soon as practicable following the beginning of each fiscal year, a description of audit, audit-related, tax, and other services expected to be performed by the independent registered public accounting firm in the following fiscal year is presented to the audit committee for approval. Following such approval, any requests for audit, audit-related, tax, and other services not presented and pre-approved must be submitted to the audit committee for specific pre-approval and cannot commence until such approval has been granted. Normally, pre-approval is provided at regularly scheduled meetings. However, the authority to grant specific pre-approval between meetings, as necessary, may be delegated to one or more members of the audit committee who are independent directors. In the event such authority is so delegated, the full audit committee must be updated at the next regularly scheduled meeting with respect to any services that were granted specific pre-approval by delegation. During 2013, the audit committee functioned in conformance with these procedures.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (such as brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials or other Annual Meeting materials, please notify your broker. Direct your written request to ZIOPHARM Oncology, Inc., One First Avenue, Parris Building 34, Navy Yard Plaza, Boston, Massachusetts 02129, Attention: Secretary or contact our Secretary at (617) 259-1970. Stockholders who currently receive multiple copies of the Notice of Internet Availability of Proxy Materials or other Annual Meeting materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

The board of directors knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the annual meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

ZIOPHARM Oncology, Inc.

Caesar J. Belbel

Executive Vice President, Chief Legal Officer and Secretary

APPENDIX A

ZIOPHARM ONCOLOGY, INC.

2012 EQUITY INCENTIVE PLAN

ADOPTED BY THE BOARD OF DIRECTORS: MARCH 7, 2012

APPROVED BY THE STOCKHOLDERS: JUNE 20, 2012 AMENDED BY THE BOARD OF DIRECTORS: JANUARY 28, 2014 AMENDED BY THE STOCKHOLDERS:                  , 2014

1.	GENERAL.

(a) Status of Prior Plan. The Plan is intended as a new equity incentive plan that is separate from the ZIOPHARM Oncology, Inc. Amended and Restated 2003 Stock Option Plan (the “Prior Plan”). Following the Effective Date, no additional stock awards may be granted under the Prior Plan. Any shares of Common Stock that are set aside under the Prior Plan’s share reserve but which are not subject to any outstanding stock awards under the Prior Plan as of 12:01 a.m. Eastern Standard Time on the Effective Date (the “Prior Plan’s Available Reserve”) will cease to be available for use under the Prior Plan at such time and will be added to this Plan’s Share Reserve (as further described in Section 3(a)) and be then immediately available for issuance pursuant to Stock Awards. In addition, from and after 12:01 a.m. Eastern Standard Time on the Effective Date, all outstanding stock awards granted under the Prior Plan will remain subject to the terms of the Prior Plan. All Awards granted on or after 12:01 a.m. Eastern Standard Time on the Effective Date of this Plan will be subject to the terms of this Plan.

(b) Eligible Award Recipients. Employees, Directors and Consultants are eligible to receive Awards.

(c) Available Awards. The Plan provides for the grant of the following types of Awards: (i) Incentive Stock Options; (ii) Nonstatutory Stock Options; (iii) Stock Appreciation Rights; (iv) Restricted Stock Awards; (v) Restricted Stock Unit Awards; (vi) Performance Stock Awards, (vii) Performance Cash Awards; and (viii) Other Stock Awards.

(d) Purpose. The Plan, through the granting of Awards, is intended to help the Company secure and retain the services of eligible award recipients, provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate and provide a means by which the eligible recipients may benefit from increases in value of the Common Stock.

2.	ADMINISTRATION.

(a) Administration by Board. The Board will administer the Plan. The Board may delegate administration of the Plan to a Committee or Committees, as provided in Section 2(c).

(b) Powers of Board. The Board will have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine: (A) who will be granted Awards; (B) when and how each Award will be granted; (C) what type of Award will be granted; (D) the provisions of each Award (which need not be identical), including when a person will be permitted to exercise or otherwise receive cash or Common Stock under the Award; (E) the number of shares of Common Stock subject to, or the cash value of, an Award; and (F) the Fair Market Value applicable to a Stock Award.

(ii) To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for administration of the Plan and Awards. The Board, in the exercise of these powers, may correct any defect, omission or inconsistency in the Plan or in any Award Agreement or in the written terms of a Performance Cash Award, in a manner and to the extent it will deem necessary or expedient to make the Plan or Award fully effective.

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(iii) To settle all controversies regarding the Plan and Awards granted under it.

(iv) To accelerate, in whole or in part, the time at which an Award may be exercised or vest (or at which cash or shares of Common Stock may be issued).

(v) To suspend or terminate the Plan at any time. Except as otherwise provided in the Plan or an Award Agreement, suspension or termination of the Plan will not materially impair a Participant’s rights under his or her then-outstanding Award without his or her written consent except as provided in subsection (viii) below.

(vi) To amend the Plan in any respect the Board deems necessary or advisable, including, without limitation, by adopting amendments relating to Incentive Stock Options and certain nonqualified deferred compensation under Section 409A and/or to make the Plan or Awards granted under the Plan exempt from or compliant therewith, subject to the limitations, if any, of applicable law. However, if required by applicable law or listing requirements, and except as provided in Section 9(a) relating to Capitalization Adjustments, the Company will seek stockholder approval of any amendment of the Plan that (A) materially increases the number of shares of Common Stock available for issuance under the Plan, (B) materially expands the class of individuals eligible to receive Awards under the Plan, (C) materially increases the benefits accruing to Participants under the Plan, (D) materially reduces the price at which shares of Common Stock may be issued or purchased under the Plan, (E) materially extends the term of the Plan, or (F) materially expands the types of Awards available for issuance under the Plan. Except as provided in the Plan (including subsection (viii) below) or an Award Agreement, no amendment of the Plan will materially impair a Participant’s rights under an outstanding Award without his or her written consent.

(vii) To submit any amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of (A) Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to Covered Employees, (B) Section 422 of the Code regarding incentive stock options, or (C) Rule 16b-3.

(viii) To approve forms of Award Agreements for use under the Plan and to amend the terms of any one or more Awards, including, but not limited to, amendments to provide terms more favorable to the Participant than previously provided in the Award Agreement, subject to any specified limits in the Plan that are not subject to Board discretion; provided, however, that a Participant’s rights under any Award will not be impaired by any such amendment unless (A) the Company requests the consent of the affected Participant, and (B) such Participant consents in writing. Notwithstanding the foregoing, (1) a Participant’s rights will not be deemed to have been impaired by any such amendment if the Board, in its sole discretion, determines that the amendment, taken as a whole, does not materially impair the Participant’s rights, and (2) subject to the limitations of applicable law, if any, the Board may amend the terms of any one or more Awards without the affected Participant’s consent: (A) to maintain the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (B) to change the terms of an Incentive Stock Option, if such change results in impairment of the Award solely because it impairs the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (C) to clarify the manner of exemption from, or to bring the Award into compliance with, Section 409A; or (D) to comply with other applicable laws or listing requirements.

(ix) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Awards.

(x) To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees, Directors or Consultants who are foreign nationals or employed outside the United States (provided that Board approval will not be necessary for immaterial modifications to the Plan or any Award Agreement that are required for compliance with the laws of the relevant foreign jurisdiction).

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(c) Delegation to Committee.

(i) General. The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration of the Plan is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board will thereafter be to the Committee or subcommittee). Any delegation of administrative powers will be reflected in resolutions, not inconsistent with the provisions of the Plan, adopted from time to time by the Board or Committee (as applicable). The Committee may, at any time, abolish the subcommittee and/or revest in the Committee any powers delegated to the subcommittee. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated.

(ii) Section 162(m) and Rule 16b-3 Compliance. The Committee may consist solely of two (2) or more Outside Directors, in accordance with Section 162(m) of the Code, or solely of two (2) or more Non-Employee Directors, in accordance with Rule 16b-3.

(d) Delegation to an Officer. The Board may delegate to one (1) or more Officers the authority to do one or both of the following (i) designate Employees who are not Officers to be recipients of Options and SARs (and, to the extent permitted by applicable law, other Stock Awards) and, to the extent permitted by applicable law, the terms of such rights and options, and (ii) determine the number of shares of Common Stock to be subject to such Stock Awards granted to such Employees; provided, however, that the Board resolutions regarding such delegation will specify the total number of shares of Common Stock that may be subject to the Stock Awards granted by such Officer and that such Officer may not grant a Stock Award to himself or herself. Any such Stock Awards will be granted on the form of Award Agreement most recently approved for use by the Committee or the Board, unless otherwise provided in the resolutions approving the delegation authority. The Board may not delegate authority to an Officer who is acting solely in the capacity of an Officer (and not also as a Director) to determine the Fair Market Value pursuant to Section 13(y)(iii) below.

(e) Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.

(f) Cancellation and Re-Grant of Stock Awards. Neither the Board nor any Committee will have the authority to: (i) reduce the exercise, purchase or strike price of any outstanding Options or SAR under the Plan; or (ii) cancel any outstanding Options or SARs that have an exercise price or strike price greater than the current Fair Market Value of the Common Stock in exchange for cash or other Stock Awards under the Plan, unless the stockholders of the Company have approved such an action within twelve (12) months prior to such an event.

3.	SHARES SUBJECT TO THE PLAN.

(a) Share Reserve.

(i) Subject to Section 9(a) relating to Capitalization Adjustments, the aggregate number of shares of Common Stock that may be issued pursuant to Stock Awards from and after the Effective Date will not exceed (A) 9,000,000 shares (which number is the sum of (1) the number of shares (seventy-nine thousand eight hundred thirty-six (79,836)) subject to the Prior Plans’ Available Reserve and (2) an additional eight million nine hundred twenty thousand one hundred sixty-four (8,920,164) new shares) (the “Share Reserve”).

(ii) For clarity, the Share Reserve in this Section 3(a) is a limitation on the number of shares of Common Stock that may be issued pursuant to the Plan. Accordingly, this Section 3(a) does not limit the granting of Stock Awards except as provided in Section 7(a). Shares may be issued in connection with a merger or acquisition as permitted by NASDAQ Listing Rule 5635(c) or, if applicable, NYSE Listed Company Manual Section 303A.08, AMEX Company Guide Section 711 or other applicable rule, and such issuance will not reduce the number of shares available for issuance under the Plan.

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(b) Reversion of Shares to the Share Reserve. If a Stock Award or any portion thereof (i) expires or otherwise terminates without all of the shares covered by such Stock Award having been issued or (ii) is settled in cash (i.e., the Participant receives cash rather than stock), such expiration, termination or settlement will not reduce (or otherwise offset) the number of shares of Common Stock that may be available for issuance under the Plan. If any shares of Common Stock issued pursuant to a Stock Award are forfeited back to or repurchased by the Company because of the failure to meet a contingency or condition required to vest such shares in the Participant, then the shares that are forfeited or repurchased will revert to and again become available for issuance under the Plan. Any shares reacquired by the Company in satisfaction of tax withholding obligations on a Stock Award or as consideration for the exercise or purchase price of a Stock Award will again become available for issuance under the Plan.

(c) Incentive Stock Option Limit. Subject to Section 9(a) relating to Capitalization Adjustments, the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options will be 9,000,000 shares of Common Stock.

(d) Section 162(m) Limitations. Subject to Section 9(a) relating to Capitalization Adjustments, at such time as the Company may be subject to the applicable provisions of Section 162(m) of the Code, the following limitations shall apply.

(i) A maximum of 2,000,000 shares of Common Stock subject to Options, SARs and Other Stock Awards whose value is determined by reference to an increase over an exercise or strike price of at least one hundred percent (100%) of the Fair Market Value on the date any such Stock Award is granted may be granted to any Participant during any calendar year. Notwithstanding the foregoing, if any additional Options, SARs or Other Stock Awards whose value is determined by reference to an increase over an exercise or strike price of at least one hundred percent (100%) of the Fair Market Value on the date the Stock Award are granted to any Participant during any calendar year, compensation attributable to the exercise of such additional Stock Awards will not satisfy the requirements to be considered “qualified performance-based compensation” under Section 162(m) of the Code unless such additional Stock Award is approved by the Company’s stockholders.

(ii) A maximum of 2,000,000 shares of Common Stock subject to Performance Stock Awards may be granted to any one Participant during any one calendar year (whether the grant, vesting or exercise is contingent upon the attainment during the Performance Period of the Performance Goals).

(iii) A maximum of $2,000,000 may be granted as a Performance Cash Award to any one Participant during any one calendar year.

If a Performance Stock Award is in the form of an Option, it will count only against the Performance Stock Award limit. If a Performance Stock Award could be paid out in cash, it will count only against the Performance Stock Award limit.

(e) Source of Shares. The stock issuable under the Plan will be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market or otherwise.

4.	ELIGIBILITY.

(a) Eligibility for Specific Stock Awards. Incentive Stock Options may be granted only to employees of the Company or a “parent corporation” or “subsidiary corporation” thereof (as such terms are defined in Sections 424(e) and 424(f) of the Code). Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants; provided, however, that Stock Awards may not be granted to Employees, Directors and Consultants who are providing Continuous Service only to any “parent” of the Company, as such term is defined in Rule 405, unless (i) the stock underlying such Stock Awards is treated as “service recipient stock” under Section 409A (for example, because the Stock Awards are granted pursuant to a corporate transaction such as a spin off transaction) or (ii) the Company, in consultation with its legal counsel, has determined that such Stock Awards are otherwise exempt from or alternatively comply with the distribution requirements of Section 409A.

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(b) Ten Percent Stockholders. A Ten Percent Stockholder will not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value on the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

5.	PROVISIONS RELATING TO OPTIONS AND STOCK APPRECIATION RIGHTS.

Each Option or SAR will be in such form and will contain such terms and conditions as the Board deems appropriate. All Options will be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. If an Option is not specifically designated as an Incentive Stock Option, or if an Option is designated as an Incentive Stock Option but some portion or all of the Option fails to qualify as an Incentive Stock Option under the applicable rules, then the Option (or portion thereof) will be a Nonstatutory Stock Option. The provisions of separate Options or SARs need not be identical; provided, however, that each Award Agreement will conform to (through incorporation of provisions hereof by reference in the applicable Award Agreement or otherwise) the substance of each of the following provisions:

(a) Term. Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, no Option or SAR will be exercisable after the expiration of ten (10) years from the date of its grant or such shorter period specified in the Award Agreement.

(b) Exercise Price. Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, the exercise or strike price of each Option or SAR will be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option or SAR on the date the Award is granted. Notwithstanding the foregoing, an Option or SAR may be granted with an exercise or strike price lower than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Award if such Award is granted pursuant to an assumption of or substitution for another option or stock appreciation right pursuant to a Corporate Transaction and in a manner consistent with the provisions of Section 409A and, if applicable, Section 424(a) of the Code. Each SAR will be denominated in shares of Common Stock equivalents.

(c) Purchase Price for Options. The purchase price of Common Stock acquired pursuant to the exercise of an Option may be paid, to the extent permitted by applicable law and as determined by the Board in its sole discretion, by any combination of the methods of payment set forth below. The Board will have the authority to grant Options that do not permit all of the following methods of payment (or otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to use a particular method of payment. The permitted methods of payment are as follows:

(i) by cash, check, bank draft or money order payable to the Company;

(ii) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;

(iii) by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock;

(iv) if an Option is a Nonstatutory Stock Option, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company will accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued. Shares of Common Stock will no longer be subject to an Option and will not be exercisable thereafter to the extent that (A) shares issuable upon exercise are used to pay the exercise price pursuant to the “net exercise,” (B) shares are delivered to the Participant as a result of such exercise, and (C) shares are withheld to satisfy tax withholding obligations; or

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(v) in any other form of legal consideration that may be acceptable to the Board and specified in the applicable Award Agreement.

(d) Exercise and Payment of a SAR. To exercise any outstanding SAR, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Award Agreement evidencing such SAR. The appreciation distribution payable on the exercise of a SAR will be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the SAR) of a number of shares of Common Stock equal to the number of Common Stock equivalents in which the Participant is vested under such SAR, and with respect to which the Participant is exercising the SAR on such date, over (B) the aggregate strike price of the number of Common Stock equivalents with respect to which the Participant is exercising the SAR on such date. The appreciation distribution may be paid in Common Stock, in cash, in any combination of the two or in any other form of consideration, as determined by the Board and contained in the Award Agreement evidencing such SAR.

(e) Transferability of Options and SARs. The Board may, in its sole discretion, impose such limitations on the transferability of Options and SARs as the Board will determine. In the absence of such a determination by the Board to the contrary, the following restrictions on the transferability of Options and SARs will apply:

(i) Restrictions on Transfer. An Option or SAR will not be transferable except by will or by the laws of descent and distribution (or pursuant to subsections (ii) and (iii) below), and will be exercisable during the lifetime of the Participant only by the Participant. The Board may permit transfer of the Option or SAR in a manner that is not prohibited by applicable tax and securities laws. Except as explicitly provided herein, neither an Option nor a SAR may be transferred for consideration.

(ii) Domestic Relations Orders. Subject to the approval of the Board or a duly authorized Officer, an Option or SAR may be transferred pursuant to the terms of a domestic relations order, official marital settlement agreement or other divorce or separation instrument as permitted by Treasury Regulation 1.421-1(b)(2). If an Option is an Incentive Stock Option, such Option may be deemed to be a Nonstatutory Stock Option as a result of such transfer.

(iii) Beneficiary Designation. Subject to the approval of the Board or a duly authorized Officer, a Participant may, by delivering written notice to the Company, in a form approved by the Company (or the designated broker), designate a third party who, on the death of the Participant, will thereafter be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. In the absence of such a designation, the executor or administrator of the Participant’s estate will be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. However, the Company may prohibit designation of a beneficiary at any time, including due to any conclusion by the Company that such designation would be inconsistent with the provisions of applicable laws.

(f) Vesting Generally. The total number of shares of Common Stock subject to an Option or SAR may vest and therefore become exercisable in periodic installments that may or may not be equal. The Option or SAR may be subject to such other terms and conditions on the time or times when it may or may not be exercised (which may be based on the satisfaction of Performance Goals or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options or SARs may vary. The provisions of this Section 5(f) are subject to any Option or SAR provisions governing the minimum number of shares of Common Stock as to which an Option or SAR may be exercised.

(g) Termination of Continuous Service. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if a Participant’s Continuous Service terminates (other than for Cause and other than upon the Participant’s death or Disability), the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Award as of the date of termination of Continuous Service) within the period of time ending on the earlier of (i) the date three (3) months following the termination of the Participant’s Continuous Service (or such longer or shorter period specified in the applicable Award Agreement), and (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR within the applicable time frame, the Option or SAR will terminate.

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(h) Extension of Termination Date. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if the exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause and other than upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option or SAR will terminate on the earlier of (i) the expiration of a total period of three (3) months (that need not be consecutive) after the termination of the Participant’s Continuous Service during which the exercise of the Option or SAR would not be in violation of such registration requirements, or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement. In addition, unless otherwise provided in a Participant’s Award Agreement, if the sale of any Common Stock received upon exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause) would violate the Company’s insider trading policy, then the Option or SAR will terminate on the earlier of (i) the expiration of a period of months (that need not be consecutive) equal to the applicable post-termination exercise period after the termination of the Participant’s Continuous Service during which the sale of the Common Stock received upon exercise of the Option or SAR would not be in violation of the Company’s insider trading policy, or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement.

(i) Disability of Participant. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if a Participant’s Continuous Service terminates as a result of the Participant’s Disability, the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Option or SAR as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination of Continuous Service (or such longer or shorter period specified in the Award Agreement), and (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR within the applicable time frame, the Option or SAR (as applicable) will terminate.

(j) Death of Participant. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if (i) a Participant’s Continuous Service terminates as a result of the Participant’s death, or (ii) the Participant dies within the period (if any) specified in the Award Agreement for exercisability after the termination of the Participant’s Continuous Service (for a reason other than death), then the Option or SAR may be exercised (to the extent the Participant was entitled to exercise such Option or SAR as of the date of death) by the Participant’s estate, by a person who acquired the right to exercise the Option or SAR by bequest or inheritance or by a person designated to exercise the Option or SAR upon the Participant’s death, but only within the period ending on the earlier of (i) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Award Agreement), and (ii) the expiration of the term of such Option or SAR as set forth in the Award Agreement. If, after the Participant’s death, the Option or SAR is not exercised within the applicable time frame, the Option or SAR will terminate.

(k) Termination for Cause. Except as explicitly provided otherwise in a Participant’s Award Agreement or other individual written agreement between the Company or any Affiliate and the Participant, if a Participant’s Continuous Service is terminated for Cause, the Option or SAR will terminate immediately upon such Participant’s termination of Continuous Service, and the Participant will be prohibited from exercising his or her Option or SAR from and after the time of such termination of Continuous Service.

(l) Non-Exempt Employees. If an Option or SAR is granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, the Option or SAR will not be first exercisable for any shares of Common Stock until at least six (6) months following the date of grant of the Option or SAR (although the Award may vest prior to such date). Consistent with the provisions of the Worker Economic Opportunity Act, (i) if such non-exempt Employee dies or suffers a Disability, (ii) upon a Corporate Transaction in which such Option or SAR is not assumed, continued, or substituted, (iii) upon a Change in Control, or (iv) upon the Participant’s retirement (as such term may be defined in the Participant’s Award Agreement, in another agreement between the Participant and the Company, or, if no such definition, in accordance with the Company’s then current employment policies and guidelines), the vested portion of any

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Options and SARs may be exercised earlier than six (6) months following the date of grant. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option or SAR will be exempt from his or her regular rate of pay. To the extent permitted and/or required for compliance with the Worker Economic Opportunity Act to ensure that any income derived by a non-exempt employee in connection with the exercise, vesting or issuance of any shares under any other Stock Award will be exempt from the employee’s regular rate of pay, the provisions of this Section 5(l) will apply to all Stock Awards and are hereby incorporated by reference into such Stock Award Agreements.

6.	PROVISIONS OF STOCK AWARDS OTHER THAN OPTIONS AND SARS.

(a) Restricted Stock Awards. Each Restricted Stock Award Agreement will be in such form and will contain such terms and conditions as the Board deems appropriate. To the extent consistent with the Company’s bylaws, at the Board’s election, shares of Common Stock may be (i) held in book entry form subject to the Company’s instructions until any restrictions relating to the Restricted Stock Award lapse, or (ii) evidenced by a certificate, which certificate will be held in such form and manner as determined by the Board. The terms and conditions of Restricted Stock Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Award Agreements need not be identical. Each Restricted Stock Award Agreement will conform to (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Consideration. A Restricted Stock Award may be awarded in consideration for (A) cash, check, bank draft or money order payable to the Company, (B) past services to the Company or an Affiliate, or (C) any other form of legal consideration (including future services) that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

(ii) Vesting. Shares of Common Stock awarded under the Restricted Stock Award Agreement may be subject to forfeiture to the Company in accordance with a vesting schedule to be determined by the Board.

(iii) Termination of Participant’s Continuous Service. If a Participant’s Continuous Service terminates, the Company may receive through a forfeiture condition or a repurchase right any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination of Continuous Service under the terms of the Restricted Stock Award Agreement.

(iv) Transferability. Rights to acquire shares of Common Stock under the Restricted Stock Award Agreement will be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Award Agreement, as the Board will determine in its sole discretion, so long as Common Stock awarded under the Restricted Stock Award Agreement remains subject to the terms of the Restricted Stock Award Agreement.

(v) Dividends. A Restricted Stock Award Agreement may provide that any dividends paid on Restricted Stock will be subject to the same vesting and forfeiture restrictions as apply to the shares subject to the Restricted Stock Award to which they relate.

(b) Restricted Stock Unit Awards. Each Restricted Stock Unit Award Agreement will be in such form and will contain such terms and conditions as the Board deems appropriate. The terms and conditions of Restricted Stock Unit Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Unit Award Agreements need not be identical. Each Restricted Stock Unit Award Agreement will conform to (through incorporation of the provisions hereof by reference in the Agreement or otherwise) the substance of each of the following provisions:

(i) Consideration. At the time of grant of a Restricted Stock Unit Award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the Restricted Stock Unit Award. The consideration to be paid (if any) by the Participant for each share of Common

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Stock subject to a Restricted Stock Unit Award may be paid in any form of legal consideration that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

(ii) Vesting. At the time of the grant of a Restricted Stock Unit Award, the Board may impose such restrictions on or conditions to the vesting of the Restricted Stock Unit Award as it, in its sole discretion, deems appropriate.

(iii) Payment. A Restricted Stock Unit Award may be settled by the delivery of shares of Common Stock, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Board and contained in the Restricted Stock Unit Award Agreement.

(iv) Additional Restrictions. At the time of the grant of a Restricted Stock Unit Award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the shares of Common Stock (or their cash equivalent) subject to a Restricted Stock Unit Award to a time after the vesting of such Restricted Stock Unit Award.

(v) Dividend Equivalents. Dividend equivalents may be credited in respect of shares of Common Stock covered by a Restricted Stock Unit Award, as determined by the Board and contained in the Restricted Stock Unit Award Agreement. At the sole discretion of the Board, such dividend equivalents may be converted into additional shares of Common Stock covered by the Restricted Stock Unit Award in such manner as determined by the Board. Any additional shares covered by the Restricted Stock Unit Award credited by reason of such dividend equivalents will be subject to all of the same terms and conditions of the underlying Restricted Stock Unit Award Agreement to which they relate.

(vi) Termination of Participant’s Continuous Service. Except as otherwise provided in the applicable Restricted Stock Unit Award Agreement, such portion of the Restricted Stock Unit Award that has not vested will be forfeited upon the Participant’s termination of Continuous Service.

(c) Performance Awards.

(i) Performance Stock Awards. A Performance Stock Award is a Stock Award (covering a number of shares not in excess of that set forth in Section 3(d)(ii) above) that is payable (including that may be granted, vest or exercised) contingent upon the attainment during a Performance Period of certain Performance Goals. A Performance Stock Award may, but need not, require the completion of a specified period of Continuous Service. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained will be conclusively determined by the Committee (or, if not required for compliance with Section 162(m) of the Code, the Board), in its sole discretion. In addition, to the extent permitted by applicable law and the applicable Award Agreement, the Board may determine that cash may be used in payment of Performance Stock Awards.

(ii) Performance Cash Awards. A Performance Cash Award is a cash award (for a dollar value not in excess of that set forth in Section 3(d)(iii) above) that is payable contingent upon the attainment during a Performance Period of certain Performance Goals. A Performance Cash Award may also require the completion of a specified period of Continuous Service. At the time of grant of a Performance Cash Award, the length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained will be conclusively determined by the Committee (or, if not required for compliance with Section 162(m) of the Code, the Board), in its sole discretion. The Board may specify the form of payment of Performance Cash Awards, which may be cash or other property, or may provide for a Participant to have the option for his or her Performance Cash Award, or such portion thereof as the Board may specify, to be paid in whole or in part in cash or other property.

(iii) Board Discretion. The Board retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of Performance Goals and to define the manner of calculating the Performance Criteria it selects to use for a Performance Period.

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(iv) Section 162(m) Compliance. Unless otherwise permitted in compliance with the requirements of Section 162(m) of the Code with respect to an Award intended to qualify as “performance-based compensation” thereunder, the Committee will establish the Performance Goals applicable to, and the formula for calculating the amount payable under, the Award no later than the earlier of (A) the date ninety (90) days after the commencement of the applicable Performance Period, and (B) the date on which twenty-five percent (25%) of the Performance Period has elapsed, and in any event at a time when the achievement of the applicable Performance Goals remains substantially uncertain. Prior to the payment of any compensation under an Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee will certify the extent to which any Performance Goals and any other material terms under such Award have been satisfied (other than in cases where such relate solely to the increase in the value of the Common Stock). Notwithstanding satisfaction of any completion of any Performance Goals, Options, cash or other benefits granted, issued, retainable and/or vested under an Award on account of satisfaction of such Performance Goals may be reduced by the Committee on the basis of such further considerations as the Committee, in its sole discretion, will determine.

(d) Other Stock Awards. Other forms of Stock Awards valued in whole or in part by reference to, or otherwise based on, Common Stock, including the appreciation in value thereof (e.g., options or stock rights with an exercise price or strike price less than 100% of the Fair Market Value of the Common Stock at the time of grant) may be granted either alone or in addition to Stock Awards provided for under Section 5 and the preceding provisions of this Section 6. Subject to the provisions of the Plan, the Board will have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Stock Awards and all other terms and conditions of such Other Stock Awards.

7.	COVENANTS OF THE COMPANY.

(a) Availability of Shares. The Company will keep available at all times the number of shares of Common Stock reasonably required to satisfy then-outstanding Stock Awards.

(b) Securities Law Compliance. The Company will seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking will not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts and at a reasonable cost, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company will be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained. A Participant will not be eligible for the grant of an Award or the subsequent issuance of cash or Common Stock pursuant to the Award if such grant or issuance would be in violation of any applicable securities law.

(c) No Obligation to Notify or Minimize Taxes. The Company will have no duty or obligation to any Participant to advise such holder as to the time or manner of exercising such Stock Award. Furthermore, the Company will have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of an Award or a possible period in which the Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of an Award to the holder of such Award.

8.	MISCELLANEOUS.

(a) Use of Proceeds from Sales of Common Stock. Proceeds from the sale of shares of Common Stock pursuant to Stock Awards will constitute general funds of the Company.

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(b) Corporate Action Constituting Grant of Awards. Corporate action constituting a grant by the Company of an Award to any Participant will be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate, or letter evidencing the Award is communicated to, or actually received or accepted by, the Participant. In the event that the corporate records (e.g., Board consents, resolutions or minutes) documenting the corporate action constituting the grant contain terms (e.g., exercise price, vesting schedule or number of shares) that are inconsistent with those in the Award Agreement as a result of a clerical error in the papering of the Award Agreement, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Award Agreement.

(c) Stockholder Rights. No Participant will be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to an Award unless and until (i) such Participant has satisfied all requirements for exercise of, or the issuance of shares of Common Stock under, the Award pursuant to its terms, and (ii) the issuance of the Common Stock subject to such Award has been entered into the books and records of the Company.

(d) No Employment or Other Service Rights. Nothing in the Plan, any Award Agreement or any other instrument executed thereunder or in connection with any Award granted pursuant thereto will confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or will affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, including, but not limited to, Cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

(e) Change in Time Commitment. In the event a Participant’s regular level of time commitment in the performance of his or her services for the Company and any Affiliates is reduced (for example, and without limitation, if the Participant is an Employee of the Company and the Employee has a change in status from a full-time Employee to a part-time Employee) after the date of grant of any Award to the Participant, the Board has the right in its sole discretion to (i) make a corresponding reduction in the number of shares or cash amount subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (ii) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award. In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so reduced or extended.

(f) Incentive Stock Option Limitations. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company and any Affiliates) exceeds one hundred thousand dollars ($100,000) (or such other limit established in the Code) or otherwise does not comply with the rules governing Incentive Stock Options, the Options or portions thereof that exceed such limit (according to the order in which they were granted) or otherwise do not comply with such rules will be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).

(g) Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, will be inoperative if (A) the issuance of the shares upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act, or (B) as to any particular requirement, a

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determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

(h) Withholding Obligations. Unless prohibited by the terms of an Award Agreement, the Company may, in its sole discretion, satisfy any federal, state or local tax withholding obligation relating to an Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Stock Award; provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law (or such lesser amount as may be necessary to avoid classification of the Stock Award as a liability for financial accounting purposes); (iii) withholding cash from an Award settled in cash; (iv) withholding payment from any amounts otherwise payable to the Participant; or (v) by such other method as may be set forth in the Award Agreement.

(i) Electronic Delivery. Any reference herein to a “written” agreement or document will include any agreement or document delivered electronically, filed publicly at www.sec.gov (or any successor website thereto) or posted on the Company’s intranet (or other shared electronic medium controlled by the Company to which the Participant has access).

(j) Deferrals. To the extent permitted by applicable law, the Board, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants. Deferrals by Participants will be made in accordance with Section 409A. Consistent with Section 409A, the Board may provide for distributions while a Participant is still an employee or otherwise providing services to the Company. The Board is authorized to make deferrals of Awards and determine when, and in what annual percentages, Participants may receive payments, including lump sum payments, following the Participant’s termination of Continuous Service, and implement such other terms and conditions consistent with the provisions of the Plan and in accordance with applicable law.

(k) Compliance with Section 409A. Unless otherwise expressly provided for in an Award Agreement, the Plan and Award Agreements will be interpreted to the greatest extent possible in a manner that makes the Plan and the Awards granted hereunder exempt from Section 409A of the Code, and, to the extent not so exempt, in compliance with Section 409A of the Code. If the Board determines that any Award granted hereunder is not exempt from and is therefore subject to Section 409A of the Code, the Award Agreement evidencing such Award will incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code and to the extent an Award Agreement is silent on terms necessary for compliance, such terms are hereby incorporated by reference into the Award Agreement. Notwithstanding anything to the contrary in this Plan (and unless the Award Agreement specifically provides otherwise), if the shares of Common Stock are publicly traded, and if a Participant holding an Award that constitutes “deferred compensation” under Section 409A of the Code is a “specified employee” for purposes of Section 409A of the Code, no distribution or payment of any amount that is due because of a “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) will be issued or paid before the date that is six (6) months following the date of such Participant’s “separation from service” or, if earlier, the date of the Participant’s death, unless such distribution or payment can be made in a manner that complies with Section 409A of the Code, and any amounts so deferred will be paid in a lump sum on the day after such six (6) month period elapses, with the balance paid thereafter on the original schedule.

(l) Clawback/Recovery. All Awards granted under the Plan will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the Board may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Board determines necessary or

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appropriate, including but not limited to a reacquisition right in respect of previously acquired shares of Common Stock or other cash or property upon the occurrence of Cause. No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company.

9.	ADJUSTMENTS UPON CHANGES IN COMMON STOCK; OTHER CORPORATE EVENTS.

(a) Capitalization Adjustments. In the event of a Capitalization Adjustment, the Board will appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a); (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 3(c); (iii) the class(es) and maximum number of securities that may be awarded to any person pursuant to Sections 3(d); and (iv) the class(es) and number of securities and price per share of stock subject to outstanding Stock Awards. The Board will make such adjustments, and its determination will be final, binding and conclusive.

(b) Dissolution or Liquidation. Except as otherwise provided in the Stock Award Agreement, in the event of a dissolution or liquidation of the Company, all outstanding Stock Awards (other than Stock Awards consisting of vested and outstanding shares of Common Stock not subject to a forfeiture condition or the Company’s right of repurchase) will terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to the Company’s repurchase rights or subject to a forfeiture condition may be repurchased or reacquired by the Company notwithstanding the fact that the holder of such Stock Award is providing Continuous Service; provided, however, that the Board may, in its sole discretion, cause some or all Stock Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Stock Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.

(c) Corporate Transaction. The following provisions will apply to Stock Awards in the event of a Corporate Transaction unless otherwise provided in the instrument evidencing the Stock Award or any other written agreement between the Company or any Affiliate and the Participant or unless otherwise expressly provided by the Board at the time of grant of a Stock Award. In the event of a Corporate Transaction, then, notwithstanding any other provision of the Plan, the Board may take one or more of the following actions with respect to Stock Awards, contingent upon the closing or consummation of the Corporate Transaction:

(i) arrange for the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) to assume or continue the Stock Award or to substitute a similar stock award for the Stock Award (including, but not limited to, an award to acquire the same consideration paid to the stockholders of the Company pursuant to the Corporate Transaction);

(ii) arrange for the assignment of any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to the Stock Award to the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company);

(iii) accelerate the vesting, in whole or in part, of the Stock Award (and, if applicable, the time at which the Stock Award may be exercised) to a date prior to the effective time of such Corporate Transaction as the Board determines (or, if the Board does not determine such a date, to the date that is five (5) days prior to the effective date of the Corporate Transaction), with such Stock Award terminating if not exercised (if applicable) at or prior to the effective time of the Corporate Transaction; provided, however, that the Board may require Participants to complete and deliver to the Company a notice of exercise before the effective date of a Corporate Transaction, which exercise is contingent upon the effectiveness of such Corporate Transaction;

(iv) arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by the Company with respect to the Stock Award;

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(v) cancel or arrange for the cancellation of the Stock Award, to the extent not vested or not exercised prior to the effective time of the Corporate Transaction, in exchange for such cash consideration, if any, as the Board, in its sole discretion, may consider appropriate; and

(vi) make a payment, in such form as may be determined by the Board equal to the excess, if any, of (A) the value of the property the Participant would have received upon the exercise of the Stock Award immediately prior to the effective time of the Corporate Transaction, over (B) any exercise price payable by such holder in connection with such exercise. For clarity, this payment may be zero ($0) if the value of the property is equal to or less than the exercise price. Payments under this provision may be delayed to the same extent that payment of consideration to the holders of the Company’s Common Stock in connection with the Corporate Transaction is delayed as a result of escrows, earn outs, holdbacks or any other contingencies.

The Board need not take the same action or actions with respect to all Stock Awards or portions thereof or with respect to all Participants. The Board may take different actions with respect to the vested and unvested portions of a Stock Award prior to the earlier of (i) the effective time of the Corporate Transaction and (ii) the effectiveness of such action(s) with respect to the Awards.

(d) Change in Control. A Stock Award may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control as may be provided in the Stock Award Agreement for such Stock Award or as may be provided in any other written agreement between the Company or any Affiliate and the Participant, but in the absence of such provision, no such acceleration will occur.

10.	PLAN TERM; EARLIER TERMINATION OR SUSPENSION OF THE PLAN.

(a) The Board may suspend or terminate the Plan at any time. No Incentive Stock Option will be granted after the tenth (10th) anniversary of the earlier of (i) the date the Plan is adopted by the Board, or (ii) the date the Plan is approved by the stockholders of the Company. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

(b) No Impairment of Rights. Suspension or termination of the Plan will not impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the affected Participant or as otherwise permitted in the Plan.

11.	EFFECTIVE DATE OF PLAN.

This Plan will become effective on the Effective Date.

12.	CHOICE OF LAW.

The laws of the State of Delaware will govern all questions concerning the construction, validity and interpretation of this Plan, without regard to that state’s conflict of laws rules.

13.	DEFINITIONS. As used in the Plan, the following definitions will apply to the capitalized terms indicated below:

(a) “Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405. The Board will have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

(b) “Award” means a Stock Award or a Performance Cash Award.

(c) “Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an Award.

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(d) “Board” means the Board of Directors of the Company.

(e) “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Stock Award after the Effective Date without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, reverse stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or any similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto). Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.

(f) “Cause” will have the meaning ascribed to such term in any written agreement between the Participant and the Company defining such term and, in the absence of such agreement, such term means, with respect to a Participant, the occurrence of any of the following events: (i) the willful misconduct, failure, disregard or refusal by such Participant to perform any of the material duties of his or her material duties of employment; provided, however, that such Participant will have one opportunity to cure any breach within five (5) business days (“Cure Period”) of written notice to the Participant; (ii) any willful, intentional or grossly negligent act by such Participant having the effect of injuring, in a material way the business or reputation of the Company or an Affiliate; (iii) such Participant’s conviction of any felony or a misdemeanor involving moral turpitude (including entry of a nolo contendere plea); (iv) the determination by the Company, after a reasonable and good-faith investigation by the Company following a written allegation by another employee of the Company, that such Participant engaged in some form of harassment prohibited by law (including, without limitation, harassment that constitutes age, sex or race discrimination); any misappropriation or embezzlement of the property of the Company or an Affiliate; (vi) breach by such Participant of any agreement between the Participant and the Company or an Affiliate which is not cured by the Participant within thirty (30) days after notice thereof is given by the Company or an Affiliate.

(g) “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control will not be deemed to occur (A) on account of the acquisition of securities of the Company directly from the Company, (B) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person that acquires the Company’s securities in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities, or (C) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control will be deemed to occur;

(ii) there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;

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(iii) there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; or

(iv) individuals who, on the date the Plan is adopted by the Board, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member will, for purposes of this Plan, be considered as a member of the Incumbent Board.

Notwithstanding the foregoing definition or any other provision of this Plan, (A) the term Change in Control will not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company, and (B) the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant will supersede the foregoing definition with respect to Awards subject to such agreement; provided, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition will apply; provided, further, that no Change in Control shall be deemed to occur upon announcement or commencement of a tender offer or upon a potential takeover or upon stockholder approval of a merger or other transaction, in each case without a requirement that the Change in Control actually occur. If required for compliance with Section 409A of the Code, in no event will a Change in Control be deemed to have occurred if such transaction is not also a “change in the ownership or effective control of” the Company or “a change in the ownership of a substantial portion of the assets of” the Company as determined under Treasury Regulation Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder). The Board may, in its sole discretion and without a Participant’s consent, amend the definition of “Change in Control” to conform to the definition of “Change in Control” under Section 409A of the Code, and the regulations thereunder.

(h) “Code” means the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.

(i) “Committee” means a committee of one (1) or more Directors to whom authority has been delegated by the Board in accordance with Section 2(c).

(j) “Common Stock” means the common stock of the Company.

(k) “Company” means ZIOPHARM Oncology, Inc., a Delaware corporation.

(l) “Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, will not cause a Director to be considered a “Consultant” for purposes of the Plan. Notwithstanding the foregoing, a person is treated as a Consultant under this Plan only if a Form S-8 Registration Statement under the Securities Act is available to register either the offer or the sale of the Company’s securities to such person.

(m) “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the Entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, will not terminate a Participant’s Continuous Service; provided, however, that if the Entity for which a Participant is rendering services ceases to qualify as an Affiliate, as determined by the Board, in its sole discretion, such Participant’s Continuous Service will be considered to

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have terminated on the date such Entity ceases to qualify as an Affiliate. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or to a Director will not constitute an interruption of Continuous Service. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service will be considered interrupted in the case of (i) any leave of absence approved by the Board or chief executive officer, including sick leave, military leave or any other personal leave, or (ii) transfers between the Company, an Affiliate, or their successors. Notwithstanding the foregoing, a leave of absence will be treated as Continuous Service for purposes of vesting in a Stock Award only to such extent as may be provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law. In addition, to the extent required for exemption from or compliance with Section 409A of the Code, the determination of whether there has been a termination of Continuous Service will be made, and such term will be construed, in a manner that is consistent with the definition of “separation from service” as defined under Treasury Regulation Section 1.409A-1(h) (without regard to any alternative definition thereunder).

(n) “Corporate Transaction” means the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) a sale or other disposition of all or substantially all, as determined by the Board, in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;

(ii) a sale or other disposition of at least ninety percent (90%) of the outstanding securities of the Company;

(iii) a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv) a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

To the extent required for compliance with Section 409A of the Code, in no event will an event be deemed a Corporate Transaction if such transaction is not also a “change in the ownership or effective control of” the Company or “a change in the ownership of a substantial portion of the assets of” the Company as determined under Treasury Regulation Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder).

(o) “Covered Employee” will have the meaning provided in Section 162(m)(3) of the Code.

(p) “Director” means a member of the Board.

(q) “Disability” means, with respect to a Participant, the inability of such Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than twelve (12) months, as provided in Sections 22(e)(3) and 409A(a)(2)(C)(i) of the Code, and will be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.

(r) “Effective Date” means the effective date of this Plan document, which is the date of the annual meeting of stockholders of the Company held in 2012 provided this Plan is approved by the Company’s stockholders at such meeting.

(s) “Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of the Plan.

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(t) “Entity” means a corporation, partnership, limited liability company or other entity.

(u) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(v) “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” will not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company; or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date, is the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities.

(w) “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Common Stock will be, unless otherwise determined by the Board, the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in a source the Board deems reliable.

(ii) Unless otherwise provided by the Board, if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value will be the closing selling price on the last preceding date for which such quotation exists.

(iii) In the absence of such markets for the Common Stock, the Fair Market Value will be determined by the Board in good faith and in a manner that complies with Sections 409A and 422 of the Code.

(x) “Incentive Stock Option” means an option granted pursuant to Section 5 of the Plan that is intended to be, and that qualifies as, an “incentive stock option” within the meaning of Section 422 of the Code.

(y) “Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(z) Nonstatutory Stock Option” means any option granted pursuant to Section 5 of the Plan that does not qualify as an Incentive Stock Option.

(aa) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.

(bb) “Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.

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(cc) “Option Agreement” means a written agreement between the Company and an Participant evidencing the terms and conditions of an Option grant. Each Option Agreement will be subject to the terms and conditions of the Plan.

(dd) “Other Stock Award” means an award based in whole or in part by reference to the Common Stock which is granted pursuant to the terms and conditions of Section 6(d).

(ee) “Outside Director” means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year, has not been an officer of the Company or an “affiliated corporation,” and does not receive remuneration from the Company or an “affiliated corporation,” either directly or indirectly, in any capacity other than as a Director, or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.

(ff) “Own,” “Owned,” “Owner,” “Ownership” means a person or Entity will be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(gg) “Participant” means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

(hh) “Performance Cash Award” means an award of cash granted pursuant to the terms and conditions of Section 6(c)(ii).

(ii) “Performance Criteria” means the one or more criteria that the Board will select for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that will be used to establish such Performance Goals may be based on any one of, or combination of, the following as determined by the Board: (i) earnings (including earnings per share and net earnings); (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization; (iv) total stockholder return; (v) return on equity or average stockholder’s equity; (vi) return on assets, investment, or capital employed; (vii) stock price; (viii) margin (including gross margin); (ix) income (before or after taxes); (x) operating income; (xi) operating income after taxes; (xii) pre-tax profit; (xiii) operating cash flow; (xiv) sales or revenue targets; (xv) increases in revenue or product revenue; (xvi) expenses and cost reduction goals; (xvii) improvement in or attainment of working capital levels; (xiii) economic value added (or an equivalent metric); (xix) market share; (xx) cash flow; (xxi) cash flow per share; (xxii) share price performance; (xxiii) debt reduction; (xxiv) implementation or completion of projects or processes; (xxv) customer satisfaction; (xxvi) stockholders’ equity; (xxvii) capital expenditures; (xxiii) debt levels; (xxix) operating profit or net operating profit; (xxx) workforce diversity; (xxxi) growth of net income or operating income; (xxxii) billings; (xxxiii) achievement of drug development milestones; (xxxiv) regulatory achievements, including approval of a compound; (xxxv) progress of internal research or clinical programs; (xxxvi) progress of partner programs; (xxxvii) implementation or completion of projects and processes; (xxxviii) clinical progress, (xxxix) in-licensing; and (xl) to the extent that an Award is not intended to comply with Section 162(m) of the Code, other measures of performance selected by the Board.

(jj) “Performance Goals” means, for a Performance Period, the one or more goals established by the Board for the Performance Period based upon the Performance Criteria. Performance Goals may be based on a Company-wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise by the Board (i) in the Award Agreement at the time the Award is granted or (ii) in such other document setting forth the Performance Goals at the time the Performance Goals are established, the Board will appropriately make adjustments in the method of calculating

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the attainment of Performance Goals for a Performance Period as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated Performance Goals; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; and (5) to exclude the effects of any “extraordinary items” as determined under generally accepted accounting principles.

(kk) “Performance Period” means the period of time selected by the Board over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Stock Award or a Performance Cash Award. Performance Periods may be of varying and overlapping duration, at the sole discretion of the Board.

(ll) “Performance Stock Award” means a Stock Award granted under the terms and conditions of Section 6(c)(i).

(mm) “Plan” means this ZIOPHARM Oncology, Inc. 2012 Equity Incentive Plan.

(nn) “Restricted Stock Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(a).

(oo) “Restricted Stock Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award grant. Each Restricted Stock Award Agreement will be subject to the terms and conditions of the Plan.

(pp) “Restricted Stock Unit Award” means a right to receive shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(b).

(qq) “Restricted Stock Unit Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Unit Award evidencing the terms and conditions of a Restricted Stock Unit Award grant. Each Restricted Stock Unit Award Agreement will be subject to the terms and conditions of the Plan.

(rr) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(ss) “Rule 405” means Rule 405 promulgated under the Securities Act.

(tt) “Section 409A” means Section 409A of the Code and the regulations and other guidance thereunder and any state law of similar effect.

(uu) “Securities Act” means the Securities Act of 1933, as amended.

(vv) “Stock Appreciation Right” or “SAR” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 5.

(ww) “Stock Award” means any right to receive Common Stock granted under the Plan, including an Incentive Stock Option, a Nonstatutory Stock Option, a Restricted Stock Award, a Restricted Stock Unit Award, a Stock Appreciation Right, a Performance Stock Award or any Other Stock Award.

(xx) “Stock Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of a Stock Award grant. Each Stock Award Agreement will be subject to the terms and conditions of the Plan.

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(yy) “Subsidiary” means, with respect to the Company, (i) any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation will have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%).

(zz) “Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Affiliate.

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ZIOPHARM ONCOLOGY, INC. ATTN: CORPORATE SECRETARY ONE FIRST AVENUE, PARRIS BLDG #34 NAVY YARD PLAZA BOSTON, MA 02129

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
		☐	☐	☐
1.	Election of Directors
Nominees
01 Jonathan Lewis 02 Murray Brennan 03 James A. Cannon 04 Wyche Fowler, Jr. 05 Randal J. Kirk
06 Timothy McInerney 07 Michael Weiser
The Board of Directors recommends you vote FOR proposals 2, 3 and 4.						For	Against	Abstain
2.	To approve an amendment to the Company’s 2012 Equity Incentive Plan to increase the number of shares of common stock reserved for issuance thereunder from 4,000,000 to 9,000,000 shares;					☐	☐	☐
3.	To ratify the appointment of McGladrey LLP as our independent registered public accounting firm for 2014; and					☐	☐	☐
4.	To approve, on an advisory basis, the compensation of our named executive officers as identified in the proxy statement for the annual meeting					☐	☐	☐
NOTE: To transact any other business as may properly come before the meeting or any adjournments or postponements thereof.
For address change/comments, mark here.				☐
(see reverse for instructions)		Yes	No
Please indicate if you plan to attend this meeting		☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]			Date		Signature (Joint Owners)		Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K, Shareholder Letter is/are available at www.proxyvote.com.

ZIOPHARM ONCOLOGY, INC. Annual Meeting of Stockholders June 18, 2014 10:00 AM This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Jonathan Lewis and Caesar J. Belbel or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of ZIOPHARM ONCOLOGY, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of stockholder(s) to be held at 10:00 AM, EDT on 6/18/2014, at the principal executive offices of the Company at One First Avenue, Parris Bulding 34, Navy Yard Plaza, First Floor, Boston, Massachusetts 02129, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.
Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)
Continued and to be signed on reverse side